AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1997

                                                REGISTRATION NO. 333-32605
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

          POLYMER GROUP, INC.                      CHICOPEE, INC.
           PGI POLYMER, INC.                          PNA CORP.
      FIBERTECH GROUP, INC.                       FNA POLYMER CORP.
         FIBERGOL CORPORATION                       FABRENE CORP.
        TECHNETICS GROUP, INC.                  FABRENE GROUP L.L.C.
        CHICOPEE HOLDINGS, INC.                  FABRENE GROUP, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    2297131                  57-1003983
        DELAWARE                    2297131                  57-0962088
        DELAWARE                    2297131                  57-0962089
        DELAWARE                    2297131                  57-0962081
        DELAWARE                    2297131                  57-0982116
        DELAWARE                    2297131                  57-1018373
        DELAWARE                    2297131                  57-1013629
     NORTH CAROLINA                 2297131                  56-1887385
     NORTH CAROLINA                 2297131                  56-1742445
        DELAWARE                    2297131                  51-0319685
        DELAWARE                    2297131                  57-0988766
 PRINCE EDWARD ISLAND,                                           N/A
         CANADA                (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL             IDENTIFICATION NO.)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                               ----------------

                              4838 JENKINS AVENUE
                          NORTH CHARLESTON, SC 29405
                           TELEPHONE: (803) 566-7293
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 JAMES G. BOYD
                              4838 JENKINS AVENUE
                          NORTH CHARLESTON, SC 29405
                           TELEPHONE: (803) 566-7293
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                              H. KURT VON MOLTKE
                               KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2295

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION       CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------  -------------------------------------------
 1.  Forepart of Registration Statement and     Outside Front Cover Page
    Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back Cover Pages   Inside Front Cover Page; Outside Back Cover
    of Prospectus                                Page
 3. Risk Factors, Ratio of Earnings to Fixed    Prospectus Summary; Selected Consolidated
    Charges and Other Information                Financial Data; Unaudited Pro Forma
                                                 Financial Information
 4. Terms of the Transaction                    Outside Front Cover Page; Prospectus
                                                 Summary; Description of the Exchange
                                                 Notes; The Exchange Offer; Certain Federal
                                                 Income Tax Consequences
 5. Pro Forma Financial Information             Unaudited Pro Forma Financial Information
 6. Material Contracts with the Company Being   Inapplicable
    Acquired
 7. Additional Information Required             Inapplicable
 8. Interests of Named Experts and Counsel      Legal Matters; Experts
 9. Disclosure of Commission Position on        Inapplicable
    Indemnification for Securities Act
    Liabilities
10.  Information with Respect to S-3            Outside Front Cover Page; Prospectus
    Registrants                                  Summary; Risk Factors; The Refinancing;
                                                 Use of Proceeds; Capitalization; Selected
                                                 Consolidated Financial Data; Unaudited Pro
                                                 Forma Financial Information; Management's
                                                 Discussion and Analysis of Financial
                                                 Condition and Results of Operations;
                                                 Business; Management; Certain
                                                 Relationships and Related Transactions;
                                                 Security Ownership; Description of Certain
                                                 Indebtedness
11. Incorporation of Certain Information by     Incorporation of Certain Documents by
    Reference                                    Reference
12. Information with Respect to S-3 or S-2      Inapplicable
    Registrants
13. Incorporation of Certain Information by     Inapplicable
    Reference
14. Information with Respect to Registrants     Inapplicable
    other than S-3 or S-2 Registrants
15. Information with Respect to S-3             Inapplicable
    Companies.
16. Information with Respect to S-3 or S-2      Inapplicable
    Companies
17. Information with Respect to Companies       Inapplicable
    Other than S-3 or S-2 Companies

                                      (i)

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION       CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------  -------------------------------------------
18. Information if Proxies, Consents or         Inapplicable
    Authorizations are to be Solicited
19. Information if Proxies, Consents or         Management; Security Ownership; Certain
    Authorizations are not to be Solicited or    Relationships and Related Transactions
    in an Exchange Offer

                                      (ii)

PROSPECTUS

SEPTEMBER 3, 1997

                              POLYMER GROUP, INC.

     OFFER TO EXCHANGE ITS 9% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2007

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 3, 1997, UNLESS EXTENDED.

  Polymer Group, Inc., a Delaware corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 9% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $400,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation,
(ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and
(iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of July 1, 1997 (the "Indenture") by and among the Company, the Guarantors (as defined) and Harris Trust and Savings Bank, as trustee, governing the Notes. See "The Exchange Offer" and "Description of the Exchange Notes."

  The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on October 3, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

  The Old Notes were sold by the Company on July 3, 1997 to Chase Securities Inc. (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchaser in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

  Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 1998, at the rate of 9% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after July 1, 2002, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to July 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company, at a redemption price equal to 109.25% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. Upon a Change in Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Exchange Notes."

  The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness (as defined) of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Notes will be guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by all of the Company's direct and indirect domestic Subsidiaries (as defined) on the issue day of the Notes (the "Issue Date") as well as by Fabrene Group, Inc. ("Fabrene Group"), and by each direct and indirect domestic subsidiary of the Company (excluding Unrestricted Subsidiaries (as defined)) formed or acquired thereafter (the "Guarantors"). As of the Issue Date, the Guarantors under the Indenture were PGI Polymer, Inc. ("PGI Polymer"), FiberTech Group, Inc. ("FiberTech"), FiberGol Corporation ("FiberGol"), Technetics Group, Inc. ("Technetics"), Chicopee Holdings, Inc. ("Chicopee Holdings"), Chicopee, Inc. ("Chicopee"), PNA Corp. ("PNA"), FNA Polymer Corp. ("FNA"), Fabrene Corp., Fabrene Group L.L.C. ("Fabrene L.L.C.") and Fabrene Group. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) (including Indebtedness outstanding under the Amended Credit Facility). The Guarantees will rank pari passu with any and all future senior subordinated Indebtedness of the Guarantors and will rank senior to all other subordinated Indebtedness of the Guarantors. As of June 28, 1997, after giving pro forma effect to the Refinancing, including the issuance of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of the Company's outstanding Senior Indebtedness would have been approximately $29.0 million (excluding unused commitments) and the Company would have had no senior subordinated Indebtedness outstanding other than the Notes. See "Description of the Exchange Notes--Ranking" and "Description of the Exchange Notes-- Guarantees."

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

  Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer."

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL DECEMBER 3, 1997 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS

PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

  MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH COMPANY RESEARCH, SURVEYS OR STUDIES PURCHASED BY THE COMPANY AND CONDUCTED BY THIRD PARTIES AND FROM INDUSTRY OR GENERAL PUBLICATIONS. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                          FORWARD LOOKING STATEMENTS

  THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) INCREASES IN THE COMPANY'S COST OF BORROWINGS OR INABILITY OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL; (5) ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS BY REGULATORS; AND (6) CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH THE COMPANY MAY, FROM TIME TO TIME, COMPETE. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. In addition, the Company files periodic reports and other information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.com. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

  In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission all quarterly and annual financial information that would be required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto. In addition, for so long as any of the Notes remain outstanding and prior to the occurrence of certain events, the Company has agreed to make available to any record holder, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM JAMES BRYANT, DIRECTOR OF INVESTOR RELATIONS OF POLYMER GROUP, INC., 4838 JENKINS AVENUE, NORTH CHARLESTON, SOUTH CAROLINA 29405. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 26, 1997 (FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997 and June 28, 1997.

    3. The Company's Current Report on Form 8-K dated June 19, 1997.

  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, and the related notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" includes the Company and all of its subsidiaries and its and their respective predecessors and subsidiaries. Unless otherwise indicated, all financial statements used in this Prospectus have been prepared in accordance with United States generally accepted accounting principles and all dollar references are to U.S. dollars. Except as otherwise indicated, the pro forma financial information for the year ended December 28, 1996 and the six months ended June 28, 1997 gives effect to the FNA Acquisition (as defined) and the Refinancing (as defined) as if each had occurred on December 31, 1995.

                                  THE COMPANY

  Polymer Group, Inc. (the "Company") is a leading worldwide manufacturer and marketer of a broad range of nonwoven and woven polyolefin products. The Company's principal lines of business include medical, reusable wiping, hygiene, and industrial and specialty products. The Company believes that it is the fourth largest producer of nonwovens in the world and that it employs the most extensive range of nonwoven technologies of any nonwovens producer, which allows it to supply products tailored to customers' needs at a competitive cost. Nonwovens are flat, flexible porous sheets produced by interlocking fibers or filaments or by perforating films. Nonwovens provide certain qualities similar to those of textiles at a significantly lower cost. The Company also believes that it is the largest producer of woven polyethylene fabrics in North America. Woven polyethylene fabrics are flat, flexible structures produced by weaving narrow tapes of slit film and are characterized by high strength-to-weight ratios. For the year ended December 28, 1996, the Company had pro forma net sales of $540.4 million and pro forma EBITDA of $105.7 million. From 1993 through 1996 on a pro forma basis, the Company's compound annual growth rates for net sales and EBITDA were 64.5% and 87.3%, respectively.

  The Company supplies nonwovens to a number of the largest consumer products manufacturers in the world and specifically targets market niches with high value-added products. The Company has a global presence with an established customer base in the three major developed markets of North America, Europe and Japan, as well as developing markets such as Latin America. The Company's products are sold principally to converters that manufacture a wide range of end-use products, such as hospital surgical gowns and drapes, wound care sponges, multiuse wiping cloths and towels, flexible industrial packaging, filtration media, battery separators, diapers, feminine hygiene products and automotive insulation products.

  The Company is a leader in nonwoven process technology. The Company operates thirteen manufacturing facilities located in five countries and is currently the only nonwovens producer that utilizes all of the established nonwoven process technologies. The Company believes that the quality of its manufacturing operations and the breadth of its nonwovens process technologies give it a competitive advantage in meeting the current and future needs of its customers and in leading the development of an expanded range of applications for nonwovens. The Company continues to make significant investments in advanced technology in order to increase capacity, improve quality and develop new low-cost, high-value structures. For example, the Company recently completed what it believes to be one of the world's most advanced spunbond/meltblown/spunbond ("SMS") lines that allows the Company to produce highly uniform structures with less material than other SMS lines, and has recently initiated the implementation of a second such line. The Company believes that its broad technological base gives it the capability to design and manufacture products with optimal cost and functionality. Working as a developmental partner with its major customers, the Company utilizes its technologies to develop and manufacture new products to meet their needs.

  Management has built the Company through a series of strategic business acquisitions that have broadened the Company's technology base and increased its product lines. The Company's strategic acquisitions have helped it to establish strong positions in both the nonwoven and woven polyolefin fabric markets. Synergies realized through these acquisitions have enabled the Company to better meet the needs of existing customers, to reach emerging geographic markets and to exploit niche market opportunities through customer-interactive specialty product development. For example, technological developments at the Company's Landisville, New Jersey facility, such as improvements in the meltblown process, continuous spreading and comprehensive process automation, have been integral to capacity increases and the implementation of new production lines in Europe and Mexico. Similarily, the success and underlying technology of the Company's state-of-the-art 4.2 meter SMS line in San Luis Potosi, Mexico has led to the implementation of a second line installation at its Mooresville, North Carolina plant site.

                                ----------------

  The principal executive offices of the Company are located at 4838 Jenkins Avenue, North Charleston, South Carolina 29405, and the Company's telephone number is (803) 566-7293. The principal executive offices of each Guarantor are c/o Polymer Group, Inc. at the same address and telephone number.

                                THE REFINANCING

  The Company refinanced its outstanding indebtedness under the Senior Notes (as defined) by consummating the Initial Offering (as defined) of the Old Notes, the Tender Offer and the related Consent Solicitation (each as defined), and entered into the Amended Credit Facility (by amending and restating the Company's Old Credit Facility), all of which occurred concurrently (collectively, the "Refinancing").

  In the Tender Offer and Consent Solicitation, the Company purchased all of its outstanding Senior Notes for an amount in cash equal to $1,103.64 per $1,000 aggregate principal amount, plus accrued interest, which was based on the yield to the earliest redemption date for the Senior Notes, using a specific reference security, plus a fixed spread. The Company also solicited consents from tendering holders to amend the indenture under which the Senior Notes were issued to eliminate substantially all of the protective covenants contained therein, and paid a separate consent fee to holders who tendered their notes and delivered consents prior to the expiration of the Consent Solicitation. The Company received consents relating to, and tenders of, all of the outstanding Senior Notes.

  The Amended Credit Facility provides for secured revolving credit facilities with an aggregate commitment of up to $325.0 million and a term of approximately six years. All indebtedness under the Amended Credit Facility is guaranteed on a joint and several basis by each of the Company's direct and indirect domestic subsidiaries and by Fabrene Group, an indirect foreign subsidiary of the Company, and is secured along with the related guarantees by assets and pledges of stock and intercompany notes of the Company and certain of its subsidiaries.

                              THE INITIAL OFFERING

Notes.......................  The Old Notes were sold by the Company on July 3,
                              1997 (the "Initial Offering") to Chase
                              Securities, Inc. (the "Initial Purchaser") pursuant to a Purchase Agreement dated June 30, 1997 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights           Pursuant to the Purchase Agreement, the Company,
Agreement...................  the Guarantors and the Initial Purchaser entered into a Registration Rights Agreement dated as of July 3, 1997 (the "Registration Rights
                              Agreement"), which grants the holder of the Old
                              Notes certain exchange and registration rights.
                              The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered..........  $400,000,000 aggregate principal amount of 9%
                              Senior Subordinated Notes due 2007, Series B, of the Company (the "Exchange Notes").

The Exchange Offer..........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $400,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                              Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............
                              5:00 p.m., New York City time, on October 3, 1997 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Exchange Notes and the Old
Notes..................
                              Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  customary conditions, which may be waived by the
                              Company. See "The Exchange Offer--Conditions."

Procedures for Tendering
Old  Notes..................
                              Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof), in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's message), together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and
                              "--Procedures for Tendering."

Untendered Old Notes........  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
 Exchange...................
                              The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration            If any holder of the Old Notes (other than any
Statement...................  such holder which is an "affiliate" of the
                              Company or a Guarantor within the meaning of Rule
                              405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Guarantors have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration
                              Statement") and to use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The
                              Company and Guarantors have agreed to maintain the effectiveness of the Shelf Registration
                              Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old
                              Notes held by any such holders.

Special Procedures for
Beneficial  Owners..........
                              Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery           Holders of Old Notes who wish to tender their Old
Procedures..................  Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes
                              (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's message in lieu thereof) prior to the Expiration
                              Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
 Delivery of Exchange
Notes.......................  The Company will accept for exchange any and all
                              Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  Harris Trust and Savings Bank.

                               THE EXCHANGE NOTES

General.....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes
                              (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
                              (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes." The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes."

Issuer......................  Polymer Group, Inc.

Securities Offered..........  $400 million aggregate principal amount of 9%
                              Senior Subordinated Notes due 2007, Series B.

Maturity....................  July 1, 2007.

Interest Payment Dates......  January 1 and July 1 of each year, commencing on
                              January 1, 1998.

Sinking Fund................  None.

Optional Redemption.........  Except as described below, the Company may not redeem the Exchange Notes prior to July 1, 2002. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to July 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds from one or more Public Equity Offerings (as defined) by the Company, at a redemption price equal to 109.25% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Exchange Notes remains outstanding after each such redemption. See "Description of the Exchange Notes--Optional Redemption."

Change of Control...........  Upon a Change of Control, the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange Notes--Change of Control."

Subsidiary Guarantees.......  The Exchange Notes will be guaranteed (the
                              "Guarantees"), jointly and severally on a senior subordinated basis, by all of the Company's direct and indirect domestic Subsidiaries (as defined) on the issue date of the Exchange Notes (the "Issue Date") and by each direct and indirect domestic Subsidiary of the Company (excluding Unrestricted Subsidiaries) formed or acquired thereafter. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors. The Guarantors have guaranteed all obligations of the Company under the Amended Credit Facility, and each Guarantor has granted a security interest in all or substantially all its assets to secure its guarantee obligations under the Amended Credit Facility. The obligations of each Guarantor under its Guarantee will be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined) of such Guarantor to substantially the same extent as the Exchange Notes are subordinated to all existing and future Senior Indebtedness of the Company. See "Description of the Exchange Notes--Guarantees of the Notes."

Ranking.....................
                              The Exchange Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness (as defined) of the Company and will rank senior to all Subordinated Indebtedness (as defined) of the Company. As of June 28, 1997, after giving pro forma effect to the Refinancing, including the issuance of the Old Notes and the application of the net proceeds therefrom, the aggregate principal amount of the Company's outstanding Senior Indebtedness would have been approximately $29.0 million (excluding unused commitments) and the Company would have had no senior subordinated Indebtedness outstanding other than the Notes. See "Description of the Exchange Notes--Ranking" and "--Subordination of the Exchange Notes."

Restrictive Covenants.......  The indenture under which the Exchange Notes will be issued (the "Indenture") limits, among other things, (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted

                              Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries, (iii) investments, (iv) sales of assets and Restricted Subsidiary stock,
                              (v) transactions with affiliates, and (vi) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes--Certain Covenants."

                              For additional information regarding the Exchange Notes, see "Description of the Exchange Notes".

Use of Proceeds.............  The Company used the net proceeds from the
                              Initial Offering to effect the Refinancing and to pay the related fees and expenses. See "Use of Proceeds."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

        SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA FOR THE COMPANY

  The Company was organized on June 16, 1994 and, effective June 24, 1994, acquired PGI Polymer in a transaction considered to be between entities under common control and accounted for at historical cost in a manner similar to a pooling of interests. The following table sets forth certain historical financial information of the Company and PGI Polymer. The statement of operations data for each of the three years in the period ended December 28, 1996 and the balance sheet data as of December 31, 1994, December 30, 1995 and December 28, 1996, have been derived from audited financial statements. The Company's statement of operations data for the year ended December 30, 1995 include the results of Chicopee Holdings and its subsidiaries for the period March 16, 1995 to December 30, 1995. The statement of operations data for the year ended December 28, 1996 include results of FNA for the period August 14, 1996 to December 28, 1996. The data as of and for the six months ended June 29, 1996 and June 28, 1997 are derived from the consolidated unaudited interim financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such periods.

  The pro forma financial information for the Company set forth below has been derived from the unaudited pro forma financial information included elsewhere in this Prospectus and gives effect to the Company's acquisition (the "FNA Acquisition") in August 1996 of FNA (formerly known as Fitesa North America Corp.) and its parent, PNA, and to the Refinancing as described under "Use of Proceeds" and "Unaudited Pro Forma Financial Information." The unaudited pro forma combined statements of operations for the year ended December 28, 1996, and the six months ended June 28, 1997, give effect to the FNA Acquisition and the Refinancing as if each had occurred on December 31, 1995. The unaudited pro forma condensed balance sheet as of June 28, 1997 was prepared as if the Refinancing had occurred on that date. The pro forma financial information does not purport to represent what the Company's results of operations would have been if the FNA Acquisition and the Refinancing had actually been completed as of the date indicated and are not intended to project the Company's results of operations for any future period.

  The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements of the Company and related notes thereto, the unaudited pro forma financial information for the Company and related notes thereto and other financial information included elsewhere in this Prospectus.

                                                                                                     PRO
                                                                                                    FORMA
                                                                  PRO FORMA                       SIX MONTHS
                                        YEAR ENDED                YEAR ENDED  SIX MONTHS ENDED      ENDED
                          -------------------------------------- ------------ ------------------  ----------
                          DECEMBER 31, DECEMBER 30, DECEMBER 28, DECEMBER 28, JUNE 29,  JUNE 28,   JUNE 28,
                              1994         1995         1996         1996       1996      1997       1997
                          ------------ ------------ ------------ ------------ --------  --------  ----------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales...............    $165,333     $437,638     $521,368     $540,395   $251,308  $260,455   $260,455
Cost of goods sold......     129,071      333,606      389,013      402,477    189,648   193,154    193,154
                            --------     --------     --------     --------   --------  --------   --------
 Gross profit...........      36,262      104,032      132,355      137,918     61,660    67,301     67,301
Selling, general and
 administrative
 expenses...............      20,699       61,744       70,207       72,125     34,591    37,693     38,346
                            --------     --------     --------     --------   --------  --------   --------
 Operating income.......      15,563       42,288       62,148       65,793     27,069    29,608     28,955
Other (income) expense:
 Interest expense, net
  (a)...................      13,216       37,868       33,641       35,118     19,605    13,532     17,474
 Foreign currency
  transaction (gains)
  losses, net...........      17,332       22,811        2,955          222      3,573      (325)      (325)
 Income taxes (benefit).       3,353        5,216       10,730       10,080      1,776     5,427      3,908
                            --------     --------     --------     --------   --------  --------   --------
 Income (loss) before
  extraordinary item....     (18,338)     (23,607)      14,822     $ 20,373      2,115    10,974   $  7,898
                                                                   ========                        ========
Extraordinary item,
 (loss) from
 extinguishment of debt.      (4,372)         --       (13,932)                (13,932)      --
                            --------     --------     --------                --------  --------
Net income (loss).......     (22,710)     (23,607)         890                 (11,817)   10,974
Redeemable preferred
 stock dividends and
 accretion..............      (1,209)      (4,839)      (3,020)                 (3,020)      --
                            --------     --------     --------                --------  --------
Net income (loss)
 applicable to common
 stock..................    $(23,919)    $(28,446)    $ (2,130)               $(14,837) $ 10,974
                            ========     ========     ========                ========  ========
Income (loss) before
 extraordinary item per
 common share...........    $  (0.95)    $  (1.39)    $   0.43     $   0.64   $  (0.04) $   0.34   $   0.25
                            ========     ========     ========     ========   ========  ========   ========
Average common shares
 outstanding............      20,500       20,500       27,688       32,000     23,375    32,000     32,000
                            ========     ========     ========     ========   ========  ========   ========
OPERATING AND OTHER
 DATA:
Cash provided by
 operating activities...    $ 17,386     $ 11,556     $ 36,097     $    --    $ 16,205  $ 16,274   $    --
Cash (used in) investing
 activities ............     (61,375)    (333,208)     (86,422)         --     (18,374)  (28,535)       --
Cash provided by
 financing activities...      58,482      327,636       64,391          --       3,907    12,200        --
EBITDA (b)..............      23,864       72,122       98,915      105,727     45,335    49,616     49,616
Ratio of earnings to
 fixed charges (c)......         --           --           1.6x         1.7x       1.1x      1.9x       1.5x
BALANCE SHEET DATA (AT
 END OF PERIOD):
Cash and cash
 equivalents............    $ 13,828     $ 18,088     $ 37,587          --    $ 19,343  $ 31,855   $ 34,981
Working capital.........      31,060       61,558       93,154          --      79,203   124,885    134,161
Total assets............     241,429      637,981      708,115          --     615,413   718,494    735,709
Total debt..............     190,814      450,878      382,242          --     322,873   390,199    424,457
Redeemable preferred
 stock, dividends and
 accretion..............         --        44,339          --           --         --        --         --
Shareholders' equity....       2,220       13,752      195,918          --     186,607   199,571    188,678

-------
(a) Represents interest expense, net of interest income and capitalized interest.
(b) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10% of income before taxes to employees. Amounts distributed to employees pursuant to such laws for the periods set forth herein were not material.

(c) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Earnings include foreign currency transaction losses and gains. Fixed charges consist of interest expense, net, including amortization of discount and financing costs. Fixed charges exceeded earnings for the year ended December 31, 1994 and the year ended December 30, 1995 by approximately $15,000 and $20,000, respectively. However, the Company met all required interest payments and debt obligations during this time period.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following factors should be considered carefully before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

LEVERAGE; RESTRICTIVE COVENANTS

  The Company has significant debt service obligations. As of June 28, 1997, after giving effect to the Refinancing, including the Initial Offering of the Old Notes and the application of the proceeds therefrom, the Company would have had outstanding long-term indebtedness of approximately $424.4 million and shareholders' equity of approximately $188.7 million. See "The Refinancing," "Use of Proceeds" and "Capitalization." As of June 28, 1997, the Company's ratio of earnings to fixed charges, on a pro forma basis, would have been 1.5x.

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operations; (iii) certain of the Company's borrowings, including all borrowings under the Amended Credit Facility, are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; and (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore could have significantly greater operating and financing flexibility than the Company. The Company's ability to make scheduled payments of the principal of or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control.

  The Company believes that, based upon current levels of operations, it should be able to meet its debt service obligations, including principal and interest payments on the Exchange Notes when due. However, if the Company cannot generate sufficient cash flow from operations to meet its debt service obligations, then the Company might be required to refinance its indebtedness and may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that refinancings would be permitted by the terms of the Amended Credit Facility or the Indenture or, along with the alternative strategies, could be effected on satisfactory terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Amended Credit Facility and the Indenture contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Amended Credit Facility also contains a number of financial covenants that require the Company to meet certain financial ratios and financial condition tests. See "Description of Certain Indebtedness--Amended Credit Facility" and "Description of the Exchange Notes--Certain Covenants." The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet such ratios or such tests. A failure to comply with the obligations in the Amended Credit Facility or the Indenture could result in an event of default under the Amended Credit Facility or an Event of Default (as defined) under the Indenture which, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Amended Credit Facility or an Event of Default under the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Amended Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Exchange Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Exchange Notes.

SUBORDINATION; HOLDING COMPANY STRUCTURE

  The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company (including, without limitation, indebtedness incurred under the Amended Credit Facility). In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness (including amounts incurred under the Amended Credit Facility) has been so paid in full; accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or pay other amounts owing in respect of the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, in the event of certain defaults with respect to certain classes of Senior Indebtedness, including Senior Indebtedness incurred under the Amended Credit Facility. As of June 28, 1997, after giving pro forma effect to the Refinancing, including the Initial Offering and the application of the net proceeds therefrom, there would have been approximately $29.0 million of Senior Indebtedness outstanding (excluding unused commitments). Additional Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. See "Description of Certain Indebtedness--The Amended Credit Facility" and "Description of the Exchange Notes--Certain Covenants--Limitation on Indebtedness."

  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future secured Indebtedness of the Company, including the Company's obligations under the Amended Credit Facility. In addition, the Guarantees will be subordinated in right of payment to all existing and future secured Indebtedness of the related Guarantor. The Amended Credit Facility is secured by substantially all of the assets of the Company and its direct and indirect domestic subsidiaries and, therefore, claims of holders of the Exchange Notes will be subordinated to the extent of the value of the assets securing the Amended Credit Facility.

  Polymer Group, Inc. is a holding company which has no significant assets other than its direct and indirect investments in its operating subsidiaries. Accordingly, the Company must rely on its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The ability of the subsidiaries of the Company to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Amended Credit Facility). Although the Indenture limits the ability of Restricted Subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and do not apply to Unrestricted Subsidiaries. See "Description of the Exchange Notes--Certain Covenants--Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries."

  The Exchange Notes will be guaranteed, jointly and severally, by each of the Company's direct and indirect domestic Subsidiaries in existence on the Issue Date and by Fabrene Group, an indirect foreign subsidiary. The Exchange Notes will not, however, be guaranteed by the Company's direct and indirect foreign Subsidiaries (except Fabrene Group). As a result, holders of the Exchange Notes will not have a direct claim on the assets of such foreign Subsidiaries. In 1996, approximately 40% of the Company's net sales (or $209.4 million) were derived from operations conducted outside the United States.

FLUCTUATIONS IN RAW MATERIAL PRICES

  The primary raw materials used in the manufacture of most of the Company's products are polypropylene and polyester fiber, polyethylene and polypropylene resin, and, to a lesser extent, rayon fiber and tissue paper. In 1996, polypropylene fiber accounted for approximately 23% of the Company's cost of sales. The price of polypropylene and polyethylene is a function of, among other things, manufacturing capacity, demand and the price of crude oil and natural gas liquids. Historically, the market prices of polypropylene and polyethylene have fluctuated, such as in late 1994 and early 1995 when resin prices increased by approximately 60%. In 1996, polypropylene fiber prices remained stable while resin prices, on average, trended lower. Polyethylene resin prices were lower in the first half of 1996, but rose in the second half of the year. Polyester fiber and resin prices experienced substantial declines worldwide during 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction." There has generally been a lag time before such increases and decreases could be passed on to the Company's customers. There can be no assurance that the price of the Company's raw materials will not increase in the future or that the Company will be able to pass on such increases to its customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on the Company's results of operations and financial condition.

RELIANCE ON MAJOR CUSTOMERS

  Two of the Company's customers, Johnson & Johnson and Procter & Gamble, each accounted for over 10% of the Company's net sales during 1996. Net sales to Johnson & Johnson accounted for approximately 29% of the Company's net sales in 1996. Net sales to Procter & Gamble, primarily of light weight nonwoven fabric for diapers, accounted for approximately 14% of the Company's net sales in 1996. A loss of either of these customers could have a material adverse effect on the Company. See "Business--Products."

COMPETITION IN THE COMPANY'S MARKETS

  Competition in the Company's markets is intense, and some of the Company's competitors have economic resources greater than those of the Company and are well established as suppliers to the markets that the Company serves. Quality, performance, service and cost are generally the principal competitive factors. Price continues to be a significant competitive factor in Europe and the United States in thermal bond products due to continued competition with spunbound products.

  A number of the Company's niche product applications are sold into selected specialized markets. There can be no assurance, however, that these specialized markets will not attract additional competitors that could have greater financial, technological, manufacturing and marketing resources than the Company, particularly as niche product applications become standardized over time. See "Business--Competition."

IMPORTANCE OF CONTINUED DEVELOPMENT OF INNOVATIVE PRODUCTS

  The Company's continued success is dependent in part upon its ability to maintain a superior technological capability and to continue to identify, develop and commercialize innovative, high value-added products for niche applications. There can be no assurance that the Company will be able to accomplish this or that technological developments by the Company's competitors will not place certain of the Company's products at a competitive disadvantage in the future. In addition, certain of the new products that the Company has under development will be offered in markets in which the Company does not currently compete, and there can be no assurance that the Company will be able to compete successfully in those new markets.

DEPENDENCE ON KEY SUPPLIERS

  The Company's major suppliers of polypropylene fiber are Hercules Fibres Corp. ("Hercules") and Danaklon a/s ("Danaklon"), while its major supplier of polyethylene is Novacor Chemicals Inc. ("Novacor"). The Company's major suppliers of rayon are Lenzing Fibers Corp. ("Lenzing Fibers") and Courtaulds Fibers, Inc. ("Courtaulds Fibers"), while its major suppliers of polyester are Wellman, Inc. ("Wellman") and E.I. Du Pont de Nemours & Co. ("Du Pont"). The Company purchases its polypropylene resin from Indelpro, S.A. de C.V. ("Indelpro") and Montell North America Inc. ("Montell"), and purchases its tissue paper from Crown Vantage Inc. ("Crown Vantage").

  The loss of the Company's suppliers could, in the short term, adversely affect the Company's business until alternative supply arrangements were secured. In addition, there is no assurance that any new supply agreement entered into by the Company will have terms as favorable as those contained in current supply arrangements. See "Business--Raw Materials."

RISKS OF ACQUISITIONS AND THE FAILURE TO INTEGRATE ACQUIRED BUSINESSES

  As part of its long-term strategy, the Company seeks to acquire complementary businesses. There can be no assurance that the Company will find attractive acquisition candidates or succeed at effectively managing the integration of acquired businesses into the Company's existing businesses. If the expected synergies from such transactions do not materialize or the Company fails to successfully integrate new businesses into its existing businesses, the Company's results of operations could be adversely affected.

POTENTIAL RISK OF SIGNIFICANT OPERATIONS IN FOREIGN COUNTRIES

  The Company manufactures certain of its products in Germany, Canada, Mexico and the Netherlands. In 1996, approximately 40% of the Company's net sales (or $209.4 million) were derived from operations conducted outside the United States. Foreign operations are subject to certain risks that can materially affect the sales, profits, cash flows and financial position of the Company, such as currency exchange rate fluctuations, inflation, exchange controls and variable political conditions. In particular, currency exchange rate fluctuations may impact the revenues and gross margins of the Company's foreign operations. In addition, a highly inflationary economy may also give rise to increased production costs without correspondingly increased prices, especially if products are exported to countries with low inflation rates.

  Fabrene Group is a corporation incorporated under the laws of Prince Edward Island, Canada, with 100% of its stock held by its parent, PGI Polymer (a domestic subsidiary of the Company). In addition, certain of Fabrene Group's directors are residents of Canada, additional directors or officers who are foreign individuals may be appointed, and all or a substantial portion of the assets of Fabrene Group and such person or persons are or may be located outside the United States. As a result, it may be more difficult for investors to effect service of process upon such parties, to enforce judgments against such parties in the United States, or to enforce the Federal Securities laws or obtain judgments thereunder against such parties outside of the United States.

HISTORICAL LOSSES

  The Company experienced substantial net losses, which were primarily non-cash losses, in 1994 and 1995, principally as a result of foreign currency transaction losses and interest charges incurred in connection with the acquisitions of Chicopee Holdings and its subsidiaries (the "Chicopee Acquisition"), Fabrene Inc. ("Fabrene") and Bonlam, S.A. de C.V. ("Bonlam"). These net losses were $22.7 million and $23.6 million for the years ended December 31, 1994 and December 30, 1995, respectively. The Company had net income of $0.9 million for the year ended December 28, 1996.

DEPENDENCE ON KEY PERSONNEL

  The Company's continued success will largely depend on the efforts and abilities of its executive officers and certain other key employees. The Company's operations could be adversely affected if, for any reason, such officers or key employees did not remain with the Company. See "Management."

RISK OF INCREASED COSTS FOR ENVIRONMENTAL COMPLIANCE

  Actions by federal, state and local governments in the United States and abroad concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect demand for its products. For example, certain local governments have adopted ordinances prohibiting or restricting the use of disposal of certain polyolefin products that are among the types of products produced by the Company. If such prohibitions or restrictions were widely adopted, such regulatory and environmental measures could adversely affect demand for the Company's products and thereby have a material adverse effect upon the Company. It is also possible that future developments in environmental regulation could lead to material environmental compliance or cleanup costs. See "Business--Environmental."

RISK OF CONSUMER ENVIRONMENTAL AWARENESS

  A decline in consumer preference for polyolefin products due to environmental considerations could have a material adverse effect upon the Company.

CONTROL BY PRINCIPAL STOCKHOLDERS

  Certain of the Company's principal stockholders have entered into an agreement regarding the election of the Company's Board of Directors (the "Board"). The agreement enables such stockholders, through the Board, to significantly influence the affairs of the Company, and to render more difficult or tend to discourage mergers, acquisitions, tender offers, proxy contests or assumptions of control and changes of incumbent management. See "Certain Relationships and Related Transactions."

OTHER BUSINESS OPPORTUNITIES AND POTENTIAL CONFLICT OF INTEREST OF MANAGEMENT

  Messrs. Zucker and Boyd, the senior executive officers of the Company, also devote time to the affairs of, and may be deemed to control, a number of other investment and operating entities, including The InterTech Group, Inc. ("InterTech"). Messrs. Zucker and Boyd may pursue other business opportunities presented to them and are currently in discussions regarding certain other business opportunities. The time spent on such other opportunities may be substantial. Messrs. Zucker and Boyd have entered into an agreement granting the Company a right of first refusal to acquire potential acquisition candidates that engage in, or plan to engage in, the manufacture and marketing of nonwoven and woven polyolefin fabrics for industrial and consumer applications or any other business then engaged in by the Company. In the event that the Company were not able to take advantage of an opportunity presented by Messrs. Zucker and Boyd, or chose not to pursue it, Messrs.

Zucker and Boyd could pursue such opportunity, thereby resulting in their devoting less time to the affairs of the Company. As of the date hereof, no investments or operating entities controlled by Mr. Zucker or Mr. Boyd compete in any markets in which the Company sells its products. See "Certain Relationships and Related Transactions."

  In addition, because the Indenture and the Amended Credit Facility place restrictions on the ability of the Company to make acquisitions, it may be possible that the Company is presented with a business opportunity that it desires to exploit but is prohibited from taking.

LIMITATIONS ON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will be required to make an offer for cash to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all of the Exchange Notes that the Company might be required to purchase. Certain events involving a Change of Control may result in an event of default under the Amended Credit Facility or other indebtedness of the Company that may be incurred in the future. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Exchange Notes, the Company could seek the consent of its lenders to purchase the Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company would remain prohibited from purchasing the Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Indebtedness, the Exchange Notes would require payment in full of the Amended Credit Facility before repurchase of the Exchange Notes. See "Description of Certain Indebtedness," "Description of the Exchange Notes--Subordination" and "--Change of Control."

FRAUDULENT CONVEYANCE CONSIDERATIONS

  A substantial portion of the proceeds of the Initial Offering were used to refinance existing indebtedness and to pay the purchase price in connection with the Tender Offer for the Senior Notes. See "The Refinancing." Accordingly, the obligations of the Company under the Exchange Notes may be subject to review under relevant federal and state fraudulent conveyance statutes ("fraudulent conveyance statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Old Notes or the Exchange Notes were issued, (a) the Company issued the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) the Company received less than reasonably equivalent value or fair consideration for issuing the Notes (including, to the extent the proceeds from the Initial Offering were used to refinance any indebtedness of the Company or any of its subsidiaries, by virtue of an invalidation as a fraudulent conveyance of the incurrence of such indebtedness) and (ii)(A) was insolvent or was rendered insolvent by reason of such issuance and/or such related transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment was unsatisfied), such court could subordinate the Exchange Notes to presently existing and future indebtedness of the Company and take other action detrimental to the holders of the Exchange Notes, including, under certain circumstances, invalidating the Exchange Notes.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurs the obligations constituting the Notes, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and mature or (ii) it is incurring obligations beyond its ability to pay as such obligations mature.

  In addition, the Guarantees may be subject to review under fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit on behalf of other creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), they were incurred for less than reasonably equivalent value or fair consideration. A court could therefore subordinate the Guarantees to the other obligations of the Guarantors, or take other action detrimental to holders of the Exchange Notes, including, under certain circumstances, invalidating the Guarantees.

  The Boards of Directors and management of the Company and the Guarantors believe that at the time of issuance of the Notes and the Guarantees, respectively, the Company and the Guarantors (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to meet their obligations as the same mature or become due and to operate their businesses effectively and (c) incurring obligations within their ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, such Boards of Directors and management have relied upon their analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors. There can be no assurance, however, that such analyses will prove to be correct or that a court passing on such questions would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The market for Old Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such notes. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange Notes, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal (or Agent's Message) and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including those regarding the Company's financial position, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed herein under "Risk Factors" and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements.

                                THE REFINANCING

  In the Refinancing, the Company (i) refinanced its outstanding indebtedness under its 12 1/4% Senior Notes due 2002 (the "Senior Notes") by consummating the Initial Offering, the Tender Offer and the related Consent Solicitation and (ii) entered into the Amended Credit Facility.

  The closing of each of the transactions that constitute the Refinancing occurred concurrently with the closing of the sale of the Old Notes in the Initial Offering. Each of such transactions was conditioned upon the prior or concurrent consummation of each of the other such transactions.

 Tender Offer and Consent Solicitation

  Pursuant to a separate Offer to Purchase and Consent Solicitation Statement dated June 5, 1997, the Company offered to repurchase all, but not less than a majority, of its outstanding Senior Notes (the "Tender Offer") at a price equal to $1,103.64 per $1,000 aggregate principal amount of each Senior Note, which was calculated based on (i) the present value on the payment date of $1,061.25 per $1,000 principal amount of each Senior Note (the amount payable on July 15, 1998, which was the first date on which the Senior Notes were redeemable) plus interest payable through July 15, 1998, based on a discount factor equal to the sum of (x) 5.77% (the yield on the 8 1/4% U.S. Treasury Note due July 15, 1998 as of 2:00 p.m., New York City Time, on June 18, 1997, the tenth business day immediately preceding the expiration date of the Tender Offer), plus (y) 75 basis points, minus (ii) $10.00 per $1,000 principal of Senior Notes. Each tendering Holder also received accrued and unpaid interest up to, but not including, the expiration date of the Tender Offer. In connection with the Tender Offer, the Company also solicited consents (the "Consent Solicitation") from the tendering holders of Senior Notes to certain proposed amendments (the "Indenture Amendments") to the indenture under which the Senior Notes were issued (the "Senior Notes Indenture"), which amendments, among other things, eliminated substantially all of the protective covenants contained in the Senior Notes Indenture. Holders of Existing Notes who timely consented to such amendments also received a consent payment equal to 1% of the principal amount of the related Senior Notes ($10 per $1,000 principal amount). In connection with the Tender Offer and Consent Solicitation, the Company received tenders of, and consents relating to, all of the outstanding Senior Notes.

 Amended Credit Facility

  As part of the Refinancing, the Company and its subsidiaries entered into revolving credit facilities (the "Amended Credit Facility") with a group of lenders and with The Chase Manhattan Bank ("Chase"), as administrative agent (the "Agent"), by amending and restating the Old Credit Facility. The Amended Credit Facility provides for aggregate borrowings of up to $325.0 million, with approximately $29.0 million borrowed by the Company at the closing of the Refinancing (assuming the Refinancing was consummated on June 28, 1997). Interest is based on the Agent's base rate or LIBOR, plus a specified margin. All indebtedness under the Amended Credit Facility is guaranteed on a joint and several basis by each of the Company's direct and indirect domestic subsidiaries and by Fabrene Group. The Amended Credit Facility and the related guarantees are secured by (i) a lien on substantially all of the assets of the Company and its domestic subsidiaries, (ii) a pledge of all or a portion of the stock of the direct and indirect subsidiaries of the Company, (iii) a lien on substantially all of the assets of direct foreign borrowers (to secure direct borrowings by such borrowers), and (iv) a pledge of certain secured intercompany notes issued to the Company by non-domestic subsidiaries. The Amended Credit Facility has a term of approximately six years. See "Description of Certain Indebtedness--Amended Credit Facility."

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

  The net proceeds to the Company from the sale of the Old Notes in the Initial Offering (after deducting discounts and estimated fees and expenses) were utilized by the Company to consummate the transactions involved in the Refinancing. See "The Refinancing."

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company at June 28, 1997, and as adjusted to give effect to the Refinancing and the application of the net proceeds of the Initial Offering as described under "Use of Proceeds." This table should be read in conjunction with the unaudited pro forma financial data and the combined consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                           JUNE 28, 1997
                                                        ---------------------
                                                         ACTUAL   AS ADJUSTED
                                                        --------  -----------
                                                            (DOLLARS IN
                                                             THOUSANDS)
Cash and cash equivalents.............................. $ 31,855   $ 34,981
                                                        ========   ========
Long-term debt, including current portion
  Existing Notes....................................... $100,000   $    --
  Existing Credit Facility.............................  288,325        --
  Amended Credit Facility (a)..........................      --      29,019
  Notes offered hereby.................................      --     393,564
  Other................................................    1,874      1,874
                                                        --------   --------
    Total Debt......................................... $390,199   $424,457
                                                        --------   --------
Shareholders' equity
  Common Stock.........................................      320        320
  Additional paid-in capital...........................  243,662    243,662
  Deficit..............................................  (43,809)   (54,702)(b)
  Cumulative translation adjustment....................   (1,238)    (1,238)
  Unrealized holding gain on marketable securities.....      636        636
                                                        --------   --------
    Total shareholders' equity......................... $199,571   $188,678
                                                        --------   --------
    Total capitalization............................... $589,770   $613,135
                                                        ========   ========

--------

(a) The Amended Credit Facility provides for aggregate borrowings of up to $325,000. Initial borrowing as of June 28, 1997 is assumed to be $29,019, with a remaining availability of $295,981.
(b) Gives effect to the reduction in equity resulting from the premium paid to holders of Senior Notes in the Tender Offer and the costs associated with the Refinancing.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain historical financial information of the Company, PGI Polymer, and its predecessor, the Nonwoven Products Division of Scott Paper Company (the "Predecessor"). The statement of operations data for each of the four years in the period ended December 28, 1996, the ten-week period ended January 2, 1993 and the balance sheet data as December 28, 1996, December 30, 1995, December 31, 1994, January 1, 1994 and January 2, 1993 have been derived from audited financial statements. The data as of and for the six months ended June 29, 1996 and June 28, 1997 are derived from the consolidated unaudited interim financial statements of the Company and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such periods. The statement of operations data for the forty-two week period ended October 22, 1992 were derived from the audited statement of revenues and expenses before corporate interest and income taxes of the Predecessor. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements of the Company and related notes thereto and other information included elsewhere in this Prospectus.

                  PREDECESSOR  COMPANY    COMBINED                                COMPANY
                  ----------- ---------- ---------- --------------------------------------------------------------------
                   FORTY-TWO   TEN-WEEK
                  WEEK PERIOD   PERIOD                                 YEAR ENDED                     SIX MONTHS ENDED
                     ENDED      ENDED               ------------------------------------------------- ------------------
                  OCTOBER 22, JANUARY 2, JANUARY 2, JANUARY 1, DECEMBER 31, DECEMBER 30, DECEMBER 28, JUNE 29,  JUNE 28,
                    1992(A)      1993     1993(A)      1994        1994         1995         1996       1996      1997
                  ----------- ---------- ---------- ---------- ------------ ------------ ------------ --------  --------
                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF
OPERATIONS:
Net sales.......    $99,119    $22,081    $121,200   $121,473    $165,333    $ 437,638     $521,368   $251,308  $260,455
Cost of goods
 sold...........     84,393     18,587     102,980     97,291     129,071      333,606      389,013    189,648   193,154
                    -------    -------    --------   --------    --------    ---------     --------   --------  --------
 Gross profit...     14,726      3,494      18,220     24,182      36,262      104,032      132,355     61,660    67,301
Selling, general
 and
 administrative
 expenses.......      5,753      2,291       8,044     13,022      20,699       61,744       70,207     34,591    37,693
                    -------    -------    --------   --------    --------    ---------     --------   --------  --------
 Operating
  income........      8,973      1,203      10,176     11,160      15,563       42,288       62,148     27,069    29,608
Other (income)
 expense:
 Interest
  expense, net
  (b)...........        --         915         --       4,387      13,216       37,868       33,641     19,605    13,532
 Foreign currency
  transaction
  (gains)
  losses, net...        --         903         --       1,363      17,332       22,811        2,955      3,573      (325)
 Income taxes
  (benefit).....        --          11         --       1,970       3,353        5,216       10,730      1,776     5,427
                    -------    -------    --------   --------    --------    ---------     --------   --------  --------
 Income (loss)
  before
  extraordinary
  item..........        --        (626)        --       3,440     (18,338)     (23,607)      14,822      2,115    10,974
Extraordinary
 item, (loss)
 from
 extinguishment
 of debt........        --         --          --         --       (4,372)         --       (13,932)   (13,932)      --
                    -------    -------    --------   --------    --------    ---------     --------   --------  --------
Net income
 (loss).........        --        (626)        --       3,440     (22,710)     (23,607)         890    (11,817)   10,974
Redeemable
 preferred stock
 dividends and
 accretion......        --         --          --      (2,480)     (1,209)      (4,839)      (3,020)    (3,020)      --
                    -------    -------    --------   --------    --------    ---------     --------   --------  --------
Net income
 (loss)
 applicable to
 common stock...    $   --     $  (626)   $    --    $    960    $(23,919)   $ (28,446)    $ (2,130)  $(14,837) $ 10,974
                    =======    =======    ========   ========    ========    =========     ========   ========  ========
Income (loss)
 before
 extraordinary
 item per common
 share..........    $   --     $   --     $    --    $   0.05    $  (0.95)   $   (1.39)    $   0.43   $  (0.04) $   0.34
                    =======    =======    ========   ========    ========    =========     ========   ========  ========
Average common
 shares
 outstanding....        --         --          --      20,500      20,500       20,500       27,688     23,375    32,000
                    =======    =======    ========   ========    ========    =========     ========   ========  ========
OPERATING AND
 OTHER DATA:
Cash provided by
 (used in)
 operating
 activities.....    $   --     $(5,561)   $    --    $  6,888    $ 17,386    $  11,556     $ 36,097   $ 16,205  $ 16,274
Cash (used in)
 investing
 activities.....        --     (72,699)        --      (6,958)    (61,375)    (333,208)     (86,422)   (18,374)  (28,535)
Cash provided by
 (used in)
 financing
 activities.....        --      83,602         --      (1,038)     58,482      327,636       64,391      3,907    12,200
EBITDA (c)......     12,973      2,087      15,060     16,115      23,864       72,122       98,915     45,335    49,616
Ratio of
 earnings to
 fixed charges
 (d)............        --         --          --         2.1x        --           --           1.6x       1.1x      1.9x
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
Cash and cash
 equivalents....        --     $ 3,922    $  3,922   $  2,694    $ 13,828    $  18,088     $ 37,587   $ 19,343  $ 31,855
Working capital
 (deficit)......        --       1,774       1,774     (5,786)     31,060       61,558       93,154     79,203   124,885
Total assets....        --      99,258      99,258    103,187     241,942      637,981      708,115    615,413   718,494
Total debt......        --      58,600      58,600     57,562     190,814      450,878      382,242    322,873   390,199
Redeemable
 preferred
 stock,
 dividends and
 accretion......        --      29,123      29,123     31,603         --        44,339          --         --        --
Shareholders'
 equity
 (deficit)......        --      (1,267)     (1,267)      (592)      2,220       13,752      195,918    186,607   199,571

              See Notes to Selected Consolidated Financial Data.

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Audited operating data of the Predecessor for the forty-two week period ended October 22, 1992 have been combined for presentation purposes with the audited data of the Company for the ten-week period ended January 2, 1993.
(b) Represents interest expense, net of interest income and capitalized interest.
(c) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10% of income before taxes to employees. Amounts distributed to employees pursuant to such laws for the periods set forth herein were not material.

(d) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Earnings include foreign currency transaction losses and gains. Fixed charges consist of interest expense, net, including amortization of discount and financing costs. Fixed charges exceeded earnings for the ten-week period ended January 2, 1993, the year ended December 31, 1994 and the year ended December 30, 1995 by approximately $700, $15,000 and $20,000, respectively. However, the Company met all required interest payments and debt obligations during this time period.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

  The unaudited pro forma financial information presents the pro forma combined statement of operations data of the Company for the year ended December 28, 1996 and the six months ended June 28, 1997 as if the FNA Acquisition and the Refinancing had occurred on December 31, 1995. In addition, the pro forma combined statement of operations data for the year ended December 28, 1996 have been prepared by combining the consolidated statement of operations of the Company for its fiscal year ended December 28, 1996 (which included FNA from August 14, 1996 through December 28, 1996) with the historical financial information of FNA for the period from January 1, 1996 to August 14, 1996. The unaudited pro forma balance sheet data as of June 28, 1997 give effect to the Refinancing, including the Initial Offering and the application of proceeds therefrom, as of June 28, 1997, as described under "Use of Proceeds."

  The unaudited pro forma financial information has been prepared on the basis of assumptions described in the notes thereto. The consideration paid for FNA has been allocated to the assets and liabilities of FNA.

  The unaudited pro forma financial information does not purport to represent what the Company's financial position and results of operations would have been if the FNA Acquisition and the Refinancing had actually been completed as of the date indicated and are not intended to project the Company's financial position or results of operations for any future period.

  The unaudited pro forma financial information should be read in conjunction with the respective historical financial statements of the Company and FNA and the related notes thereto included elsewhere in this Prospectus.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 28,
1996

  The pro forma combined statement of operations data for the year ended December 28, 1996 have been prepared by combining the consolidated statement of operations of the Company for its fiscal year ended December 28, 1996 (which includes FNA from August 14, 1996 through December 28, 1996) with the historical statement of operations of FNA for the period January 1, 1996 to August 14, 1996 and give effect to the pro forma adjustments as described in the notes hereto.

                                   HISTORICAL
                          ----------------------------
                          COMPANY YEAR FNA PERIOD FROM
                             ENDED     JANUARY 1, 1996
                          DECEMBER 28,     THROUGH
                              1996     AUGUST 14, 1996 ADJUSTMENTS           PRO FORMA
                          ------------ --------------- -----------           ---------
                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales...............    $521,368       $19,027       $  --               $540,395
Cost of goods sold......     389,013        12,811          653 (b),(c)       402,477
                            --------       -------       ------              --------
Gross profit............     132,355         6,216         (653)              137,918
Selling, general and ad-
 ministrative expenses..      70,207         2,036         (118)(b),(d),(f)    72,125
                            --------       -------       ------              --------
 Operating income.......      62,148         4,180         (535)               65,793
Other (income) expense:
 Interest expense, net..      33,641         1,303          174 (g)            35,118
 Foreign currency
  transaction (gains)
  losses, net...........       2,955           --        (2,733)(e)               222
 Income taxes...........      10,730           392       (1,042)(h)            10,080
                            --------       -------       ------              --------
Income before extraordi-
 nary item..............    $ 14,822       $ 2,485       $3,066              $ 20,373
Redeemable preferred
 stock dividends and ac-
 cretion................      (3,020)          --         3,020                   --
                            --------       -------       ------              --------
Income before extraordi-
 nary item applicable to
 common stock...........    $ 11,802       $ 2,485       $6,086              $ 20,373
                            ========       =======       ======              ========
Income before extraordi-
 nary item per common
 share..................    $    .43           --           --               $    .64
                            ========       =======       ======              ========
Average common shares
 outstanding............      27,688           --           --                 32,000
                            ========       =======       ======              ========
OPERATING AND OTHER DA-
 TA:
Cash provided by operat-
 ing activities.........    $ 36,097       $   --        $  --               $    --
Cash (used in) investing
 activities.............     (86,422)          --           --                    --
Cash provided by financ-
 ing activities.........      64,391           --           --                    --
EBITDA (a)..............      98,915         5,724        1,088               105,727
Ratio of earnings to
 fixed charges (n)......         1.6x          --           --                    1.7x

            See Notes to Unaudited Pro Forma Financial Information.

  PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 28,
                                   1997

                                              SIX MONTHS ENDED JUNE 28, 1997
                                             ----------------------------------
                                             HISTORICAL ADJUSTMENTS   PRO FORMA
                                             ---------- -----------   ---------
                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales..................................   $260,455    $   --      $260,455
Cost of goods sold.........................    193,154        --       193,154
                                              --------    -------     --------
Gross profit...............................     67,301        --        67,301
Selling, general and administrative ex-
 penses....................................     37,693        653 (i)   38,346
                                              --------    -------     --------
 Operating income..........................     29,608       (653)      28,955
Other (income) expense:
 Interest expense, net.....................     13,532      3,942 (j)   17,474
 Foreign currency transaction (gains), net.       (325)       --          (325)
 Income taxes..............................      5,427     (1,519)(k)    3,908
                                              --------    -------     --------
Income (loss) before extraordinary item....   $ 10,974    $(3,075)    $  7,898
                                              ========    =======     ========
Income before extraordinary item per common
 share.....................................   $    .34        --      $    .25
                                              ========    =======     ========
Average common shares outstanding..........     32,000        --        32,000
                                              ========    =======     ========
OPERATING AND OTHER DATA:
Cash provided by operating activities......   $ 16,274    $   --      $    --
Cash (used in) investing activities........    (28,535)       --           --
Cash provided by financing activities......     12,200        --           --
EBITDA (a).................................     49,616        --        49,616
Ratio of earnings to fixed charges (n).....        1.9x       --           1.5x

           PRO FORMA CONDENSED BALANCE SHEET AS OF JUNE 28, 1997

                                               AS OF JUNE 28, 1997
                                         --------------------------------------
                                         HISTORICAL ADJUSTMENTS       PRO FORMA
                                         ---------- -----------       ---------
                                              (DOLLARS IN THOUSANDS)
ASSETS:
Current assets:
Cash and equivalents...................   $ 31,855   $  3,126 (l)     $ 34,981
Marketable securities..................     12,677        --            12,677
Accounts receivable, net...............     75,331        --            75,331
Inventories............................     61,322        --            61,322
Deferred income taxes and other........     17,906        --            17,906
                                          --------   --------         --------
  Total current assets.................    199,091      3,126          202,217
Property, plant and equipment..........    406,646        --           406,646
Intangibles, loan acquisition and
 organization costs, net...............     92,457      7,413 (l)(m)    99,870
Deferred income taxes and other........     20,300      6,676 (m)       26,976
                                          --------   --------         --------
  Total assets.........................   $718,494   $ 17,215         $735,709
                                          ========   ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued
 liabilities...........................   $ 74,120   $ (6,150)(l)     $ 67,970
Current portion of long-term debt......         86        --                86
                                          --------   --------         --------
  Total current liabilities............     74,206     (6,150)          68,056
Long-term debt, less current portion...    390,113     34,258 (l)      424,371
Deferred income taxes and other
 liabilities...........................     54,604        --            54,604
Shareholders' equity
 Capital stock.........................        320        --               320
 Additional paid in capital............    243,662        --           243,662
 (Deficit).............................    (43,809)   (10,893)(l)(m)   (54,702)
 Other shareholders' equity............       (602)       --              (602)
                                          --------   --------         --------
                                           199,571    (10,893)         188,678
                                          --------   --------         --------
  Total liabilities and shareholders'
   equity..............................   $718,494   $ 17,215         $735,709
                                          ========   ========         ========

            See Notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) EBITDA is defined as operating income plus depreciation, amortization and Mexican statutory employee profit sharing and is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from
    operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or
    liquidity. Mexican employee profit sharing laws require any corporation organized under the laws of Mexico to distribute 10%
    of income before taxes to employees. Amounts distributed to employees pursuant to such laws for the periods set forth herein were not material.
(b) Prior to the FNA Acquisition, FNA had intercompany royalty and guarantee agreements with its former parent with respect to intercompany transactions. These prior contractual obligations were not part of the FNA Acquisition; therefore, the following pro forma adjustments give effect to the elimination of royalty and guarantee expense from FNA's historical financial results:
     Elimination of historical royalty expense as a result of the acquisition................................................... $ (1,019)
                                                                     ========
     Elimination of historical guarantee expense as a result of the
      acquisition................................................... $    (69)
                                                                     ========
(c) Represents increase in depreciation expense on assignment of purchase price of FNA to fair value of property, plant and
    equipment....................................................... $    722
                                                                     ========
(d) Represents increase in amortization expense on assignment of
    purchase price of FNA to intangible assets...................... $    524
                                                                     ========
(e) In accordance with FAS 52 (as defined), the Company records foreign currency gains and losses upon remeasurement of
    obligations which are denominated in a currency other than the functional currency of the Company's foreign subsidiaries.
    Concurrently with the Initial Public Offering, the Company restructured approximately $56 million of United States dollar intercompany indebtedness at its Mexican subsidiary by
    effectively converting such debt into equity. In addition, the
    Company also restructured a portion its United States dollar acquisition intercompany debt in Canada and Europe. These
    obligations, with an aggregate principal amount of $154 million, either became third party debt denominated in the functional currency of these entities or were deemed to be a hedge of the
    Company's net investment in the foreign subsidiaries. Therefore, in accordance with FAS 52, the following pro forma adjustment gives effect to elimination of transaction gains and losses related to foreign currency as a result of the recapitalization consummated in connection with the Initial Public Offering...... $ (2,733)
                                                                     ========
(f) Represents net increase in amortization expense related to
    additional costs incurred pursuant to the Refinancing........... $    377
                                                                     ========
(g) Represents estimated net increase in interest expense as a
    result of the Refinancing....................................... $    174
                                                                     ========
(h) Represents estimated income tax effect of (b), (c), (d), (e),
    (f) and (g)..................................................... $ (1,042)
                                                                     ========
(i) Represents net increase in amortization expense related to
    additional costs incurred pursuant to the Refinancing........... $    653
                                                                     ========
(j) Represents estimated net increase in interest expense as a result of the Refinancing....................................... $  3,942
                                                                     ========
(k) Represents estimated income tax effect of (i) and (j)........... $ (1,519)
                                                                     ========
(l)Reflects the Refinancing:
     Proceeds from Notes offered hereby............................. $393,564
     Amended Credit Facility........................................   29,019
                                                                     --------
                                                                      422,583
     Repayment of Existing Credit Facility.......................... (288,958)
     Tender Offer and Consent Solicitation for Existing Notes
      including repayment of accrued interest....................... (116,881)
     Estimated fees and expenses....................................  (13,618)
                                                                     --------
      Cash.......................................................... $  3,126
                                                                     ========
(m) Represents estimated write-off of historical loan acquisition costs as a result of the Refinancing and estimated tax benefit
    from extinguishment of debt..................................... $    471
                                                                     ========
(n) For purposes of calculating earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges.
    Earnings include foreign currency transaction losses and gains.
    Fixed charges consist of interest expense, net, including
    amortization of discount and financing costs.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

  The Company's net sales in recent years have been affected by a variety of factors, including increased sales volume as a result of growing demand for the Company's products, fluctuations in average prices for the Company's products due to fluctuations in raw material prices, and increased competition for many of the Company's mature product lines. Since 1991, the Company's sales volume has increased primarily as a result of acquisitions and growth in sales of consumer disposable products that incorporate the Company's products.

  Prior to the second quarter of 1994, the Company's primary raw material, polypropylene fiber, had reached its lowest price level in the past seven years, which had been a major factor in the reduction of average selling prices for the Company's products. During the next two quarters of 1994, the cost of the Company's key raw materials increased sharply. The Company was able to pass on the majority of this increase to its customers by the end of the second quarter of 1995. The sharp increase was primarily due to short-term interruptions in production capacity and increased demand as a result of an expanding economy. By mid-1995 and continuing through 1996, raw material supplies had increased, thereby reducing the Company's key raw material prices.

  In addition, increased competition in several of the Company's markets has resulted in competitive allowances by the Company to maintain its existing market shares, effectively reducing average selling prices and correspondingly decreasing net sales. Despite the decline in average prices over the last several years, the Company has increased its gross margins primarily due to decreases in operating expenses and raw material costs and improvements in manufacturing efficiencies and material utilization. The Company has reduced operating expenses primarily by increasing the efficiency of its workforce and by process engineering developments, in turn allowing the Company to increase its production line speeds.

  The Company manufactures certain of its products in Germany, Canada, Mexico and the Netherlands. The Company accounts for and reports translation of foreign currency transactions and foreign currency financial statements in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("FAS 52"). If foreign currency denominated revenues are greater than costs, the translation of foreign currency denominated costs and revenues into U.S. dollars will improve profitability when the foreign currency strengthens against the U.S. dollar and will reduce profitability when the foreign currency weakens. The non-cash adjustment resulting from translation of financial statements is recorded in a separate component of shareholder's equity. Prior to the translation of financial statements, the foreign entities adjust assets and liabilities which are to be settled in a currency other than the functional currency to the functional currency using period-end exchange rates. The resulting adjustment for the remeasurement of assets and liabilities that are to be settled in a currency other than the functional currency is included in the determination of net income. In connection with the Initial Public Offering (as defined) and establishment of the Old Credit Facility (as defined), the intercompany loans to Bonlam and other foreign facilities were eliminated, substantially reducing the Company's exposure to currency transaction losses.

  The Company's substantial foreign operations expose it to the risk of exchange rate fluctuations. In addition, the restatement of foreign currency denominated assets and liabilities into U.S. dollars gives rise to unrealized foreign exchange gains or losses which are recorded in the statement of operations. However, the Initial Public Offering and related debt refinancing eliminated the majority of the Company's U.S. dollar denominated intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations. In addition, effective December 29, 1996, the Company changed the functional currency for its Mexican subsidiary from the nuevo peso to the U.S. dollar. See "Liquidity and Capital Resources--Foreign Currency." The Company does not currently participate in hedging transactions related to foreign currency.

  The financial data for the year ended December 30, 1995 include the results of Chicopee Holdings and its subsidiaries for the period March 16, 1995 to December 30, 1995. The financial data for the year ended December 28, 1996 includes the results of PNA and FNA for the period August 14, 1996 to December 28, 1996.

                             RESULTS OF OPERATIONS

  The following table sets forth the percentage relationships to net sales of certain income statement items.

                                                                   THREE MONTHS
                                        YEAR ENDED                     ENDED         SIX MONTHS ENDED
                          -------------------------------------- ------------------  ------------------
                          DECEMBER 31, DECEMBER 30, DECEMBER 28, JUNE 28,  JUNE 29,  JUNE 28,  JUNE 29,
                              1994         1995         1996       1997      1996      1997      1996
                          ------------ ------------ ------------ --------  --------  --------  --------
Net sales:
Hygiene.................      80.8 %       45.1 %       44.4 %     42.5 %    45.7 %    42.3 %    44.4 %
Medical.................        --         16.7         17.6       17.7      18.5      17.2      18.9
Wiping..................        --         16.7         17.4       19.2      16.9      19.2      17.4
Industrial and special-
 ty.....................      19.2         21.5         20.6       20.6      18.9      21.3      19.3
                             -----        -----        -----      -----     -----     -----     -----
                             100.0 %      100.0 %      100.0 %    100.0 %   100.0 %   100.0 %   100.0 %
Cost of goods sold:
  Raw material costs....      52.3         48.8         46.1       43.4      45.3      43.2      46.0
  Labor costs...........       7.5          7.5          7.6        7.9       7.4       7.9       7.4
  Overhead costs........      18.3         19.9         20.9       22.3      22.2      23.1      22.1
                             -----        -----        -----      -----     -----     -----     -----
Total costs of goods
 sold...................      78.1         76.2         74.6       73.6      74.9      74.2      75.5
  Gross profit..........      21.9         23.8         25.4       26.4      25.1      25.8      24.5
Selling, general and ad-
 ministrative expenses..      12.5         14.1         13.4       14.5      12.8      14.5      13.8
                             -----        -----        -----      -----     -----     -----     -----
Operating income........       9.4          9.7         11.9       11.9      12.3      11.3      10.7
Other (income) expense:
  Interest expense, net.       8.0          8.7          6.5        5.1       7.0       5.1       7.8
  Foreign currency
   transaction (gains)
   losses, net..........      10.5          5.2          0.5         --       1.8      (0.1)      1.4
                             -----        -----        -----      -----     -----     -----     -----
Income (loss) before
 income taxes (benefit)
 and extraordinary item.      (9.1)        (4.2)         4.9        6.8       3.5       6.3       1.5
Income taxes (benefit)..       2.0          1.2          2.1        2.3       1.5       2.1       0.7
                             -----        -----        -----      -----     -----     -----     -----
Income (loss) before
 extraordinary item.....     (11.1)        (5.4)         2.8        4.5       2.0       4.2       0.8
Extraordinary item, net
 of income tax benefit..       2.6           --          2.6         --     (10.8)       --      (5.5)
                             -----        -----        -----      -----     -----     -----     -----
Net income (loss).......     (13.7)%       (5.4)%        0.2 %      4.5 %    (8.8)%     4.2 %    (4.7)%
                             =====        =====        =====      =====     =====     =====     =====

COMPARISON OF THREE MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996

 Net Sales

  Consolidated net sales increased $2.9 million, or 2.3%, from $128.6 million for the three months ended June 29, 1996 to $131.5 million for the three months ended June 28, 1997. Net sales increased $7.8 million as a result of the FNA Acquisition, which was completed during the third quarter of 1996, offset by a mix-shift toward lower cost spunbond and SMS technology which replaced thermal bond fabric sales in certain applications. In addition, sales growth in Europe was unfavorably impacted by weaker foreign currency translation rates during the second quarter of 1997 relative to 1996. Hygiene product sales decreased 4.7%, or approximately $2.8 million, from $58.7 million in 1996 to $56.0 million in 1997. Hygiene sales for adult incontinence products grew as a result of the FNA Acquisition. However, in response to increased competitive pressure, the Company has utilized lower cost product designs incorporating spunbond and SMS technology, which results in a pass through of a portion of the cost savings to the customer in lower average selling prices. Medical sales were $23.3 million for the second quarter of 1997 as compared with $23.7 million for the second quarter of 1996. Lower raw material costs, including rayon fiber and polyester fiber, were also passed through to customers, resulting in lower revenues compared to the previous year. Wiping product sales increased 15.8%, or approximately $3.4 million, from $21.7 million in 1996 to $25.2 million in 1997. Improved sales within this product category were driven by higher volumes of food service and consumer wiping product sales and geographic and product line extensions. Sales in the industrial and specialty product category increased during the second quarter approximately 11.0%, or $2.7 million, from $24.4 million in 1996 to $27.1 million in 1997, primarily as a result of strong unit growth for industrial fabrics and the FNA Acquisition.

 Gross Profit

  Gross profit increased to $34.7 million, or 26.4% of consolidated net sales, for the second quarter of 1997 versus $32.3 million, or 25.1% of net sales, for the comparable period in 1996. The approximate $2.5 million increase in gross profit over the second quarter of 1996 primarily reflected the benefit from the FNA Acquisition, combined with volume growth in the wiping and industrial and specialty product categories. Second quarter 1997 raw material costs were 43.4% of net sales, compared to 45.3% for the comparable period last year, reflecting the downward trend in raw material prices which began in 1996. Direct labor costs as a percent of net sales were 7.9%, up slightly from 7.4% during the second quarter of 1996. Overhead expenses were approximately 22.3% of net sales in the second quarter of 1997 compared to 22.2% of net sales in the second quarter of 1996.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses were 14.5% of consolidated net sales during the first and second quarter of 1997 compared to 12.8% in the second quarter of 1996. Consolidated selling, general and administrative expenses for the second quarter of 1997 were $19.0 million, up approximately $2.6 million versus $16.5 million for the second quarter of 1996, primarily because of the additional costs associated with FNA, higher research and development costs related to product enhancements and other general and administrative costs.

 Other

  Interest expense decreased $2.3 million, from $9.0 million in the second quarter of 1996 to $6.7 million in the second quarter of 1997. Interest expense as a percentage of net sales decreased from 7.0% in the second quarter of 1996 to 5.1% in the second quarter of 1997. The decrease in interest expense is principally due to a lower average amount of indebtedness outstanding in the second quarter of 1997 resulting from the Initial Public Offering and the Recapitalization (each as defined) consummated concurrently therewith.

  Net foreign currency transaction gains were not significant in the second quarter of 1997. Net foreign currency transaction losses of $2.2 million were recorded in the second quarter of 1996. During the second quarter of 1996, the Company's Mexico operation incurred net foreign currency transaction gains of $1.3 million, offset by its European operations which recorded foreign transaction losses of $3.5 million. These gains and losses incurred by the Company during the second quarter of 1996 principally had no cash impact and occurred upon the remeasurement of United States dollar intercompany indebtedness applicable to the Company's foreign operations. As a result of the Initial Public Offering and Recapitalization, the majority of the Company's United States dollar intercompany indebtedness at its Mexican, Canadian and German operations was effectively converted to equity, thus mitigating the Company's net foreign currency exposure. In addition, the Company determined that its United States dollar intercompany indebtedness as its Netherlands operation is of a long-term investment nature in which settlement is not planned in the foreseeable future. Therefore, in accordance with FAS 52, gains and losses are excluded from the determination of net income and are reported in the same manner as translation adjustments.

  The Company provided for income taxes of approximately $3.0 million during the second quarter of 1997, representing an effective tax rate of 33.1%. The provision for income taxes at the Company's effective rate differed from the provision for income taxes at the statutory rate due primarily to the utilization of net operating loss carryforwards and to tax strategies initiated at the time of the Initial Public Offering. The Company provided for income taxes of $1.9 million during the second quarter of 1996, representing an effective tax rate of 42.5%.

  As a result of the Initial Public Offering and Recapitalization, the Company recorded an extraordinary item of $13.9 million, net of the income tax benefit of $7.5 million, related to the write-off of previously capitalized debt issue costs and premiums paid in connection with the repurchase of a portion of the Senior Notes during the second quarter of 1996.

 Net Income

  Net income was approximately $6.0 million, or $.19 per share, in the second quarter of 1997 as compared to a net loss of $(11.3) million, or $(.47) per share, in the second quarter of 1996. Net income was favorably impacted during the second quarter of 1997 by: (i) the FNA Acquisition; (ii) lower interest costs attributable to the recapitalization of indebtedness in connection with the Initial Public Offering; (iii) mitigation of foreign currency exposure attributable to the Recapitalization; and (iv) a lower effective income tax rate.

COMPARISON OF SIX MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996

 Net Sales

  Consolidated net sales increased approximately $9.1 million, or 3.6%, from $251.3 million for the six months ended June 29, 1996 to $260.5 million for the six months ended June 28, 1997. Net sales increased $16.8 million as a result of the FNA Acquisition, offset by lower average selling prices in the hygiene and medical product categories resulting from declining raw material costs and a movement toward lower cost spunbond and SMS technology that replaced thermal bond fabric sales in certain applications. In addition, sales growth in Europe was unfavorably impacted by weaker foreign currency translation rates during 1997 relative to 1996. Hygiene product sales decreased 1.2%, or approximately $1.3 million, from $111.5 million in 1996 to $110.1 million in 1997. Hygiene sales for adult incontinence products grew as a result of the FNA Acquisition. However, in response to increased competitive pressure, the Company has utilized lower cost product designs incorporating spunbond and SMS technology, resulting in a pass through of a portion of the cost savings to the customer in lower average selling prices. Year-to-date medical sales in 1997 were $44.7 million, as compared with $47.5 million in 1996. Lower raw material costs were passed through to customers, resulting in lower revenues compared to last year for medical products. Wiping product sales increased 14.2%, or $6.2 million, from $43.8 million in 1996 to $50.0 million in 1997. Improved sales within this product category were driven by higher volumes of food service and specialty wiping product sales and geographic and product line extensions. Sales in the industrial and specialty product category increased during the first six months of 1997 approximately 14.3%, or approximately $7.0 million, from $48.6 million in 1996 to $55.5 million in 1997, primarily as a result of strong unit growth for industrial fabrics and the FNA Acquisition.

 Gross Profit

  Year to date gross profit in 1997 increased to $67.3 million, or 25.8% of consolidated net sales, versus $61.7 million, or 24.5% of net sales, for the comparable period in 1996. The approximate $5.6 million increase in gross profit over 1996 primarily reflected the benefit from the FNA Acquisition, combined with volume growth in the wiping and industrial and specialty product categories. Raw material costs during the first six months of 1997 were 43.2% of net sales compared to 46.0% for the comparable period last year, reflecting the downward trend in raw material prices which began in 1996. Direct labor costs, as a percent of net sales, were 7.9% on a year to date basis in 1997, up from 7.4% during the first six months of 1996. Overhead expenses increased approximately $4.3 million, from 22.1% of net sales in 1996 to 23.1% of net sales in 1997, due primarily to incremental overhead costs associated with the FNA Acquisition and higher depreciation on completed capital expenditures.

 Selling, General and Administrative Expenses

  Selling, general and administrative expenses on a year to date basis in 1997 were 14.5% of consolidated net sales, up from 13.8% in 1996. Year-to-date selling, general and administrative expenses in 1997 were $37.7 million, up approximately $3.1 million versus $34.6 million for 1996, primarily because of the additional costs associated with FNA, higher research and development costs related to product enhancements and other general and administrative costs.

 Other

  Year-to-date interest expense decreased $6.1 million from $19.6 million in 1996 to $13.5 million in 1997. Interest expense as a percentage of net sales decreased from 7.8% in 1996 to 5.1% in 1997. The decrease in interest expense is principally due to a lower average amount of indebtedness outstanding in 1997 resulting from the Initial Public Offering and Recapitalization.

  Year-to-date net foreign currency transaction gains were $0.3 million in 1997 as compared with net foreign currency transaction losses of $3.6 million in 1996. These gains and losses incurred by the Company during 1996 principally had no cash impact and occurred upon the remeasurement of United States dollar intercompany indebtedness applicable to the Company's foreign operations. As a result of the Initial Public Offering and Recapitalization, the majority of the Company's United States dollar intercompany indebtedness at its Mexican, Canadian and German operations was effectively converted to equity, thus mitigating the Company's net foreign currency exposure. In addition, the Company determined that its United States dollar intercompany indebtedness at its Netherlands operation is of a long-term investment nature in which settlement is not planned in the foreseeable future. Therefore, in accordance with FAS 52, gains and losses are excluded from the determination of net income and are reported in the same manner as translation adjustments.

  The Company provided for income taxes of approximately $5.4 million during the first six months of 1997, representing an effective tax rate of 33.1%. The provision for income taxes at the Company's effective rate differed from the provision for income taxes at the statutory rate due primarily to the utilization of net operating loss carryforwards and to tax strategies initiated at the time of the Initial Public Offering. The Company provided for income taxes of $1.8 million on a year to date basis in 1996, representing an effective tax rate of 45.6%.

  As a result of the Initial Public Offering and Recapitalization, the Company recorded an extraordinary item of $13.9 million, net of the income tax benefit of $7.5 million, related to the write-off of previously capitalized debt issue costs and premiums paid in connection with the repurchase of a portion of the Senior Notes during the second quarter of 1996.

 Net Income

  Net income was approximately $11.0 million, or $.34 per share, for the six months ended June 28, 1997 as compared to a net loss of $(11.8) million, or $(.64) per share, in the comparable period of 1996. Net income was favorably impacted during 1997 by: (i) the FNA Acquisition; (ii) lower interest costs attributable to the recapitalization of indebtedness in connection with the Initial Public Offering; (iii) mitigation of foreign currency exposure attributable to the Recapitalization; and (iv) a lower effective income tax rate.

COMPARISON OF YEAR ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995

  Net Sales. The Company experienced a high level of demand for several of its advanced technologies in 1996. Net sales for 1996 were $521.4 million, an $83.7 million, or 19.1%, increase over net sales of $437.6 million in 1995. The Company achieved growth through both strategic acquisitions and capacity expansions of existing assets. Net sales increased by $62.9 million as a result of the inclusion of a full twelve months of operations of Chicopee Holdings and its subsidiaries in 1996 as compared to only nine and one half months in 1995. Market demand was up in all major product categories, with hygiene and medical products representing the strongest unit growth.

  Hygiene product sales increased $33.6 million to $231.2 million (44.4% of consolidated net sales) in 1996, from $197.6 million (45.1% of consolidated net sales) in 1995. Sales of hygiene products made with spunbond and SMS, adhesive bond and apertured film technologies increased by $28.5 million in 1996. Driving the internal growth of hygiene products was the Mexican SMS expansion and rising demand for apertured film facings, partially offset by declining thermal bond volume and the discontinuation of purchased spunbond from a former joint venture partner. SMS fabric has been the fastest-growing technology within the nonwovens industry, experiencing demand growth in excess of 10% globally in 1996. The growth in net sales reflects the Company's continued investment in SMS capacity to support the rising demand for high performance nonwoven fabrics in hygiene and medical applications. The Company's spunbond and SMS revenues increased 137% in 1996 as a result of the successful SMS line start-up in San Luis Potosi, Mexico, and the acquisition of FNA and PNA in October of 1996. Anticipating continued strong growth for spunbond polypropylene products, the Company recently announced its commitment to install a high volume multi-polymer line at its Mooresville, North Carolina facility in late 1997. Higher volumes of adhesive bond sublayer fabrics for hygiene applications also contributed to the increase in revenues from 1995 to 1996.

  Sales of traditional carded nonwoven fabric for the hygiene market declined somewhat in 1996 due to a shift in market demand towards spunbond/SMS technology. While this trend is expected to continue as new spunbond/SMS capacity is added to the industry globally, the Company believes demand for its traditional carded nonwoven fabric will continue due to the unique attributes of this technology, competitive pricing, and the development of new end uses. Additionally, the adoption of the clothlike backsheet feature by major diaper producers remains a potential opportunity for greater demand of light weight nonwoven fabric that would further utilize the Company's traditional carded nonwoven fabric.

  Medical product sales increased $18.7 million to $91.7 million in 1996, from $73.0 million in 1995. The Company's medical business benefited from a high level of unit volume growth during the year, offset by a decrease in average unit selling prices as a result of the pass through of lower raw material costs. The net increase in total medical sales between 1996 and 1995 attributable to volume growth was $7.5 million, or 10.2%, offset by price reductions of $5.9 million related to lower material cost. Growth in medical sales attributable to the acquisition of FNA, PNA and Chicopee Holdings and its subsidiaries were $17.2 million.

  Wiping product sales were $90.6 million in 1996, compared to $73.0 million in 1995, reflecting an increase of $17.6 million. Revenue growth in the wipes category was principally due to inclusion of a full year of operations of Chicopee Holdings and its subsidiaries.

  Sales of industrial and specialty products were $107.8 million in 1996, compared to $94.1 million in 1995, up 14.6% due primarily to the acquisitions of FNA and PNA and Chicopee Holdings and its subsidiaries. In addition, industrial and specialty product revenue grew in 1996 as a result of: (i) new product introductions such as decal backings, apparel interlinings, window coverings and landscape fabrics; and (ii) growth in established product lines such as microporous separators, crop covers, home furnishings, clean room rollgoods and industrial protective coverings.

  Gross Profit. Gross profit was $132.4 million, or 25.4% of net sales, compared to $104.0 million, or 23.8% of net sales in 1995. The improvement in gross profit as a percentage of sales was largely due to lower raw material costs. After a rapid rise in the cost of key raw materials in 1995, the costs of the Company's primary raw materials decreased by late 1995 and continued to decline into 1996. As a result, material costs decreased 2.7% as a percent of net sales from the previous year. Woodpulp, rayon fiber, polyester fiber and polypropylene resin declined most significantly in 1996 relative to 1995. Polyethylene resin was initially lower in the first half of 1996 but price increases since mid year were only partially passed through to the market. Polypropylene fibers, which represent a major share of the Company's purchases, experienced a stable price environment in 1996. During 1996 the Company successfully completed a strategic cost reduction project with the installation of polypropylene fiber spinning equipment at the Neunkirchen, Germany facility for its internal fiber requirements. The Company expects to complete qualifications of the new fiber product and to begin to realize cost savings in fiscal 1997. Additionally, the Company has increased its gross margins as a result of improvements in manufacturing efficiencies and material utilization and a mix shift to greater value added products. The Company has improved material utilization primarily by reducing waste, controlling weight variation and designing lower basis weight products. Overhead expenses increased from 19.9% of net sales in 1995 to 20.9% of net sales in 1996 as a result of higher depreciation on completed capital expenditures and transitional overhead associated with the integration of value-added production in the hygiene product category.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses were $70.2 million in 1996, compared with $61.7 million in 1995, an increase of $8.5 million primarily due to the acquisition of FNA and PNA in August 1996 and a full year of expenses related to the operations of Chicopee Holdings and its subsidiaries compared with nine and one half months in 1995. As a percentage of net sales, selling, general and administrative expenses decreased to 13.5% in 1996 from 14.1% in 1995. The decrease reflects lower selling and administrative expenses due to efficiencies resulting from increased sales volume. The Company continued to aggressively develop its key technologies in 1996, spending approximately $6.9 million on designated research and development activities. Company engineers developed over 49 new fabric styles utilizing the APEX(R) technology, commercialized a proprietary new hygiene fabric for improved wetness acquisition, commercialized a heavyweight shop towel as a line extension in wipes, and enhanced manufacturing quality and efficiency.

  As nonwoven fabrics become more specialized, the Company's challenge is to develop greater value and functionality in its products and to get new and improved products to the marketplace sooner. In a move to meet this challenge, the Company's product development lines currently located at its research and development facility in Dayton, New Jersey, will be relocated among the Company's manufacturing facilities in 1997. Management believes this will reduce the cycle time for the introduction of new products and processes by allowing manufacturing personnel to be more involved in the development process.

  Other. Interest expense decreased $4.3 million from $37.9 million in 1995 to $33.6 million in 1996. Interest expense as a percentage of net sales decreased to 6.5% in 1996 from 8.7% in 1995. These decreases are principally due to a lower average amount of indebtedness outstanding in 1996. Net foreign currency transaction losses were approximately $3.0 million (0.5% of net sales) in 1996 versus $22.8 million (5.2% of net sales) in 1995. In 1996, the Company's European operations incurred net foreign currency transaction losses of $6.2 million which were offset by net foreign currency transaction gains of $3.3 million within the Company's Mexican operation. The Initial Public Offering and the Recapitalization eliminated the majority of the Company's United States dollar intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations as discussed more fully in "Liquidity and Capital Resources."

  Net Income (Loss). Income before nonrecurring charges was $14.8 million in 1996 versus a loss before nonrecurring charges of $(23.6) million in 1995. Income before nonrecurring charges was favorably impacted during 1996 by increased profitability attributable primarily to volume increases within the hygiene and industrial and specialty product categories. Offsetting the effects of improved gross profit were foreign currency transaction losses of approximately $3.0 million in 1996. The Company provided for income taxes of $10.7 million during 1996, representing an effective tax rate of approximately 42%. Unfavorably impacting net income in the prior year was a higher effective tax rate resulting from foreign losses which did not give rise to a corresponding tax benefit.

  In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," a valuation allowance of $14.1 million has been recognized at December 28, 1996 to offset deferred tax assets due to the uncertainty of realizing the benefit of foreign net operating and capital loss carryforwards of approximately $16.9 million. The Company has operating loss carryforwards of approximately $28.7 million for federal income tax purposes expiring in the years 2007-2011; capital loss carryforwards of $6.0 million related to its Canadian operations; and operating loss carryforwards of $15.6 million which begin to expire in 2002 related to its Mexican operation. No accounting recognition has been given to the potential income tax benefit related to the Canadian and Mexican operating loss carryforwards. The Company has not provided U.S. income taxes for undistributed earnings of foreign subsidiaries which are considered to be retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total liability that would be incurred upon such a distribution. However, in 1996, the Company provided approximately $3.5 million for income taxes related to the distribution of earnings from certain of its foreign operations which are not considered to be retained indefinitely for reinvestment.

  As a result of the Recapitalization effected concurrently with the Initial Public Offering, the Company recorded nonrecurring charges of approximately $13.9 million (net of the related income tax benefit of approximately $7.5 million), or $.51 per common share, related to the write-off of previously capitalized debt issue costs and prepayment penalties paid in connection with the repurchase of $50.0 million in principal of the Senior Notes.

COMPARISON OF YEAR ENDED DECEMBER 30, 1995 AND DECEMBER 31, 1994

  Net Sales. Consolidated net sales increased $272.3 million, to $437.6 million in 1995 from $165.3 million in 1994, primarily as a result of the inclusion of Chicopee Holdings and its subsidiaries for the period from March 16, 1995 to December 30, 1995 and, to a lesser extent, from the inclusion of a full year of Fabrene and Bonlam net sales in 1995. For the period from March 16, 1995 to December 30, 1995, Chicopee's net sales were $225.6 million. Net sales for Fabrene and Bonlam increased $38.1 million, to $77.9 million in 1995 from $39.8 million in 1994. Of this increase, $30.6 million was attributable to the inclusion of a full year of net sales. The remaining $7.5 million increase in sales for Fabrene and Bonlam represented organic volume growth of 10.6% during fiscal 1995. This volume growth was made possible by the 1995 SMS capacity expansions at the Company's Mexican facility and the woven capacity additions in North Bay, Ontario. Organic growth in the rest of the Company's businesses was $8.6 million, or 6.8% over 1994, and was principally due to price increases for the Company's hygiene products, reflecting higher raw material costs and the addition of higher value end-use products.

  Gross Profit. Gross profit as a percentage of net sales increased to 23.8% in 1995 from 21.9% in 1994, primarily as a result of favorable diversification in the product mix from the acquired businesses and, to a lesser extent, cost reduction programs and decreases in raw material prices. In particular, the addition of the wipes product category to the Company's business produced a favorable impact on gross margins. Gross profit increased $67.7 million, to $104.0 million in 1995 from $36.3 million in 1994, primarily due to the Chicopee Acquisition and the effect of a full year of Fabrene and Bonlam. Raw material costs decreased to 48.8% of net sales in 1995 from 52.3% of net sales in 1994, reflecting a mix of less expensive raw materials associated with Chicopee. Labor expenses remained constant at 7.5%. Overhead expenses increased from 18.3% of net sales in 1994 to 19.9% of net sales in 1995 as a result of higher depreciation on completed capital expenditures and the additional overhead expenses of Chicopee. The Company's gross profit not attributable to the inclusion of Chicopee Holdings and its subsidiaries and a full year of Fabrene and Bonlam was relatively flat between 1995 and 1994 as a result of the following factors: (i) highly competitive pricing by diaper producers, (ii) excess supply and soft pricing of spunbond products, and (iii) capacity limitations at the North Bay, Ontario wovens facility, which prevented incremental volume growth until capacity was added.

  Selling, General and Administrative. Selling, general and administrative expenses increased $41.0 million to $61.7 million in 1995 from $20.7 million in 1994, due to the acquisition of Chicopee and the inclusion of a full year of operating expenses of Fabrene and Bonlam. Selling, general and administrative expenses as a percentage of net sales increased to 14.1% in 1995 from 12.5% in 1994, primarily as a result of the acquisition of a branded wipes business as part of the Chicopee Acquisition, which business requires greater selling and distribution expenses than the Company's other businesses. General and administrative expenses increased $18.2 million between 1995 and 1994 as a result of the Chicopee Acquisition, although general and administrative expenses as a percentage of net sales remained constant at 6.6%.

  Other. Interest expense increased $24.7 million to $37.9 million in 1995 from $13.2 million in 1994. Interest expense as a percentage of net sales increased to 8.7% in 1995 from 8.0% in 1994. These increases are principally due to a higher average amount of indebtedness outstanding in 1995 associated with the Chicopee Acquisition. Net foreign currency transaction losses were $22.8 million (5.2% of net sales) in 1995 and $17.1 million (10.3% of net sales) in 1994. In 1995, the Company's Canadian and European operations collectively incurred net foreign currency transaction gains of $1.6 million, which were offset by net foreign currency transaction losses of $24.4 million within the Company's Mexican operation. During the fourth quarter of 1994, the Mexican government discontinued monetary support for the nuevo peso, allowing it to float to market rates, which resulted in a devaluation of the nuevo peso of approximately 124% between December 20, 1994 and December 30, 1995. Approximately 97% ($23.5 million) of the Company's Mexican related net foreign currency transaction losses during 1995 resulted from its U.S. dollar denominated intercompany indebtedness. As previously discussed, the Recapitalization eliminated the majority of the Company's United States dollar intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations.

  Net Income (Loss). Net loss increased $0.9 million, to $(23.6) million in 1995 from $(22.7) million in 1994, primarily as a result of a increase in net foreign currency transaction losses of $5.8 million related mainly to the continued devaluation of the Mexican nuevo peso during 1995 and to an increase in interest expense of $24.7 million due to a higher average amount of indebtedness outstanding in

1995 associated with the Chicopee Acquisition. Increasing the Company's net loss in 1995 was a high effective tax rate resulting from foreign losses, which did not give rise to a corresponding tax benefit. Net loss was reduced during 1995 as a result of increased net sales of $272.3 million and increased gross profit of $67.7 million, each attributable primarily to the Chicopee Acquisition.

LIQUIDITY AND CAPITAL RESOURCES

  Operating Activities. At December 28, 1996, the Company had $36.1 million of cash, compared to $11.6 million during 1995, an increase of $24.5 million. This increase arose principally from a higher level of operating income in 1996 and lower interest costs due to a lower average amount of indebtedness outstanding in 1996. The Company's working capital increased $31.6 million, or 51.3%, from $61.6 million in 1995 to $93.2 million in 1996, primarily as a result of increases in accounts receivable and inventories offset by increased accounts payable and accrued expenses. Cash and equivalents and marketable securities were $48.5 million at December 28, 1996 as compared to $22.9 million at December 30, 1995, a net increase of $25.6 million.

  During the six months ended June 28, 1997, the Company's operations generated $16.3 million of cash. The Company's working capital (excluding current portion of long-term debt) increased $12.3 million from $112.7 million at December 28, 1996 to approximately $125.0 million at June 28, 1997. Cash and equivalents and marketable securities were $44.5 million at June 28, 1997 as compared to $48.5 million at December 28, 1996, a net decrease of approximately $4.0 million.

  Investing and Financing Activities. On May 15, 1996, the Company completed the Initial Public Offering, in which it offered and sold 11.5 million shares of common stock at an offering price of $18.00 per share. Net proceeds to the Company after underwriting fees and related costs were $190.8 million. As part of the Initial Public Offering, the Company (i) effectively repaid all outstanding indebtedness under the existing credit facilities and terminated the facilities, (ii) redeemed $50.0 million principal amount of the Senior Notes at a premium of 112.25%, (iii) redeemed the preferred stock of Chicopee at a price equal to $1,000 per share plus accrued but unpaid dividends for $46.9 million, (iv) redeemed the preferred stock of the Company at a price equal to $1,000 per share plus accrued but unpaid dividends for $10.5 million, and (v) entered into the Old Credit Facility, which consisted of a $200.0 million term loan and a $125.0 million revolving credit facility. In order to enter into the Old Credit Facility, the Company was required to obtain the consents of holders of a majority of the outstanding principal amount of the Senior Notes. Pursuant to a consent solicitation statement dated March 14, 1996, the Company solicited and received the required consents, and, accordingly, the Company and the trustee executed a Third Supplemental Indenture dated as of April 9, 1996 that became effective concurrently with the Initial Public Offering. The Third Supplemental Indenture allowed the Company to enter into the Old Credit Facility.

  Unused commitments under the revolving portion of the Old Credit Facility approximated $23.8 million at June 28, 1997. The ratio of debt to total capital was 66.2% at June 28, 1997, compared to 66.1% at year-end 1996. As a result of the consummation of the Refinancing, the Company now has commitments of up to $325.0 million under the Amended Credit Facility, which may be drawn from time to time on a revolving basis. The Company would have had approximately $29.0 million borrowed under the Amended Credit Facility, assuming the Refinancing was completed on June 28, 1997. The Company's annual requirements relating to interest and rental expense are approximately $38.0 million and $2.0 million, respectively.

  On August 14, 1996, a wholly-owned subsidiary of the Company completed the acquisition of the business of FNA and its parent, PNA, for $48.0 million in a transaction accounted for under the purchase method. FNA produces polypropylene fabrics for the nonwovens industry utilizing spunbond and spunbond/ meltblown/spunblown technologies. FNA competes primarily in three markets: hygienic markets, including adult incontinence products and feminine hygiene products; disposable products, including landscape and agricultural applications; and durable products, including products for home furnishings.

  The Company maintains a comprehensive capital expenditure program and continuously evaluates strategic acquisition opportunities to expand its existing production capacity or enhance production technologies. Capital programs which are currently in process as well as those which were completed in 1996 are consistent with the Company's criteria for capital expenditures which include projects to debottleneck or expand the highest growth technologies such as spunbond, spunlace and apertured films. Capital spending in 1996 approximated $26.7 million. Capital expenditures for the first six months of 1997 totaled $27.5 million, an increase of approximately $16.5 million over the comparable period of 1996, due primarily to expansion of adhesive bond and Reticulon(R) capacity, and a new 4.2 meter wide SMS line at the Company's Mooresville, North Carolina plant site. Total capital outlays for the new SMS line are expected to approximate $25.0 million, with commercial start-up expected to begin in the fourth quarter of 1997. The new line will have the capabilities of producing polyester nonwoven fabric as well as polypropylene and other polymer-based fabric. Other anticipated uses include industrial and specialty applications made possible by the multi-polymer capability of the new lines. The Company anticipates that aggregate capital expenditures for the year ending

January 3, 1998 will approximate $63.3 million. Approximately $23.0 million of the Company's 1997 capital budget is allocated to sustaining capital expenditures.

  The Company believes that based on current levels of operations and anticipated growth, its cash from operations, together with other available sources of liquidity, including but not limited to, borrowings under the Amended Credit Facility, will be adequate over the next several years to make required debt payments, including interest thereon, permit anticipated capital expenditures and fund the Company's working capital requirements.

  In connection with the Chicopee Acquisition, management of the Company adopted a plan to relocate manufacturing equipment, corporate offices and certain equipment used in Chicopee's North American research and development activities to other sites within the United States. Accordingly, the Company provided for accrued restructuring costs of approximately $17.9 million in connection with the allocation of the purchase price to the fair value of assets acquired and liabilities assumed. During 1996 and 1995, the Company charged approximately $3.5 million and $2.4 million, respectively, against the accrued restructuring reserve. In 1996, the charges against the restructuring reserve related primarily to: (i) the relocation of assets, including equipment used in production and research and development related activities ($2.5 million); (ii) the relocation of the acquiree's corporate headquarters ($0.8 million); and (iii) other miscellaneous costs within the provisions of the restructuring plan ($0.2 million). At December 28, 1996, the Company's total accrued restructuring costs associated with the plan approximated $12.0 million. Management currently estimates that approximately $10.0 million of the total accrued restructuring costs will be incurred during 1997; therefore, this portion of the total accrual has been recognized as a current liability in the consolidated balance sheet at December 28, 1996.

  Effect of Inflation. Inflation generally affects the Company by increasing the cost of labor, equipment and new materials. The Company does not believe that inflation has had any material effect on the Company's results of operations. See "Foreign Currency" below.

  Foreign Currency. The Company manufactures certain of its products in Germany, Canada, Mexico and the Netherlands. The Company accounts for and reports translation of foreign currency transactions and foreign currency financial statements in accordance with FAS 52. For all periods through December 28, 1996, the foreign entities have used the local currency as the functional currency and translated assets and liabilities at period-end exchange rates and income and expense accounts at the average exchange rates prevailing during the period. The non-cash adjustment resulting from translation of financial statements is recorded in a separate component of shareholders' equity. Prior to the translation of financial statements, the foreign entities adjust assets and liabilities which are to be settled in a currency other than the functional currency to the functional currency using period-end exchange rates.

  Since the Company's substantial foreign operations expose it to the risk of exchange rate fluctuations, if foreign currency denominated revenues are greater than costs, the translation of foreign currency denominated costs and revenues into dollars will improve profitability when the foreign currency strengthens against the dollar and will reduce profitability when the foreign currency weakens. In addition, the remeasurements of foreign currency denominated assets and liabilities into dollars gives rise to foreign exchange gains and losses which are included in the determination of net income. The company does not currently participate in hedging transactions related to foreign currency; however, the Initial Public Offering and related debt refinancing eliminated the majority of the Company's U.S. dollar denominated intercompany debt, effectively reducing the Company's exposure to foreign currency fluctuations.

  Effective December 29, 1996, the Company changed the functional currency for its Mexican subsidiary from the nuevo peso to the U.S. dollar due to economic facts and circumstances including: (i) the cumulative inflation index in Mexico has been approximately 100% over a three year period ending December 28, 1996; (ii) an increase in the volume of transactions denominated in dollars, including dollar-indexed transactions; and (iii) the cash flows of the Company's Mexican subsidiary are directly affected since a substantial portion of transactions are dollar denominated or dollar-indexed. Over 50% of product shipments from the Company's Mexican subsidiary during 1996 were either dollar denominated or dollar-indexed transactions. Since a significant portion of transactions are dollar related, inflationary increases has not had a material effect on the Company's results of operations, as indicated in "Effect of Inflation" above.

  The U.S. dollar translated amounts of nonmonetary assets, primarily property, plant and equipment and goodwill, at December 28, 1996 was the accounting basis for those assets at December 29, 1996 and for subsequent periods. Additionally, the Mexican-related cumulative translation adjustment at December 28, 1996 accumulated in shareholders' equity prior to this change in functional currency remains a separate component of shareholders' equity.

  Derivatives. The Company does not use derivative financial instruments for trading purposes. Such products are used only to manage well-defined interest rate risks. Premiums paid for purchased interest rate cap agreements are charged to interest expense over the rate cap period. On May 16, 1996 and in connection with the Initial Public Offering and Recapitalization, the Company entered into a London Interbank Offered Rate ("LIBOR")-based interest rate cap agreement. The agreement period extends through March 30, 1999, subject to adjustment, and provides for a notional amount of $100.0 million which declines ratably over the rate cap term. If the rate cap exceeds 9% on each quarterly reset date, as defined in the agreement, the Company shall be due an amount by which the rate cap exceeds 9%. Over the term of the agreement in 1996, the rate cap did not exceed 9%.

  New Accounting Standards. On December 30, 1995, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The effect of adoption did not have a material impact on the Company's results of operations during 1996. In connection with the Initial Public Offering, the Company adopted the provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 establishes financial accounting and reporting standards for stock-based compensation plans. In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128"), was issued. FAS 128 is designed to improve the earnings per share information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of earnings per share data on an international basis. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Earlier application is not permitted. The Company will adopt FAS 128 on its effective date. The Company does not currently anticipate that the effect of adoption will have a material impact upon its current earnings per share computation.

  Environmental. The Company is subject to a broad range of federal, foreign, state and local laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emission, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with environmental requirements. The Company is also subject to laws, such as the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), that may impose liability retroactively and without fault for releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise.

                                   BUSINESS

GENERAL

  The Company is a leading worldwide manufacturer and marketer of a broad range of nonwoven and woven polyolefin products. The Company's principal lines of business include medical, reusable wiping, hygiene, and industrial and specialty products. The Company believes that it is the fourth largest producer of nonwovens in the world and that it employs the most extensive range of nonwoven technologies of any nonwovens producer, which allows it to supply products tailored to customers' needs at a competitive cost. Nonwovens are flat, flexible porous sheets produced by interlocking fibers or filaments or by perforating films. Nonwovens provide certain qualities similar to those of textiles at a significantly lower cost. The Company also believes that it is the largest producer of woven polyethylene fabrics in North America. Woven polyethylene fabrics are flat, flexible structures produced by weaving narrow tapes of slit film and are characterized by high strength-to-weight ratios. For the year ended December 28, 1996, the Company had pro forma net sales of $540.4 million and pro forma EBITDA of $105.7 million. From 1993 through 1996 on a pro forma basis, the Company's compound annual growth rates for net sales and EBITDA were 64.5% and 87.3%, respectively.

  The Company supplies nonwovens to a number of the largest consumer products manufacturers in the world and specifically targets market niches with high value-added products. The Company has a global presence with an established customer base in the three major developed markets of North America, Europe and Japan, as well as developing markets such as Latin America. The Company's products are sold principally to converters that manufacture a wide range of end-use products, such as hospital surgical gowns and drapes, wound care sponges, multi-use wiping cloths and towels, flexible industrial packaging, filtration media, battery separators, diapers, feminine hygiene products and automotive insulation products. The Company supplies nonwovens to customers such as Johnson & Johnson for healthcare products, including operating room gowns, Procter & Gamble for Pampers(R) and Luvs(R) diapers and Confab, Inc. for private label diapers.

  The Company is a leader in nonwoven process technology. The Company operates thirteen manufacturing facilities located in five countries and is currently the only nonwovens producer that utilizes all of the established nonwoven process technologies. The Company recently successfully introduced the new, proprietary APEX(R) technology, which is a surface-forming technology capable of producing nonwoven fabrics with intricate, three-dimensional patterns and the potential to replace traditional woven textiles at a lower cost. The Company believes that the quality of its manufacturing operations and the breadth of its nonwovens process technologies give it a competitive advantage in meeting the current and future needs of its customers and in leading the development of an expanded range of applications for nonwovens. The Company continues to make significant investments in advanced technology in order to increase capacity, improve quality and develop new low-cost, high-value structures. For example, the Company recently invested in a SMS line that the Company believes is one of the most advanced in the world, which allows the Company to produce highly uniform structures with less material than other SMS lines. The Company believes that this technological advantage gives it the capability to design and manufacture products with optimal cost and functionality. Working as a developmental partner with its major customers, the Company utilizes its technologies to develop and manufacture new products to meet their needs.

  Management has built the Company through a series of strategic business acquisitions that have broadened the Company's technology base and increased its product lines. The Company's strategic acquisitions have helped it to establish strong positions in both the nonwoven and woven polyolefin fabric markets. Synergies realized through these acquisitions have enabled the Company to better meet the needs of existing customers, to reach emerging geographic markets and to exploit niche market opportunities through customer-interactive specialty product development. For example, technological developments at the Company's Landisville, New Jersey facility, such as improvements in the meltblown process, continuous spreading and comprehensive process automation, have been integral to capacity increases and the implementation of new production lines in Europe and Mexico. Similarly, the success and underlying technology of the Company's state-of-the-art 4.2 meter SMS line in San Luis Potosi, Mexico has led to the implementation of a second line installation at its Mooresville, North Carolina plant site.

  The Company's objectives are to continue to expand its core business while building new capabilities to capitalize on both a broad range of new, high value-added niche product opportunities and expanded geographic markets. In addition to growth in its core businesses, the Company expects growth to come from the application of several new technologies, including (i) the APEX(R) nonwovens process technology, and (ii) Metal-Set(R), a new polymer technology developed in conjunction with the Los Alamos National Scientific Research Laboratories ("LANL") and designed to recover heavy metals, which can then be recycled and sold, from contaminated solutions such as hazardous waste sites. The Company expects to accomplish these objectives by relying on its principal strengths, which include technological leadership, state-of-the-art manufacturing capabilities, significant market share in its primary markets, an experienced and committed management team and key customer relationships. The Company seeks to utilize these strengths by following a strategy based on
(i) strategic acquisitions, (ii) continuous improvement aimed at increasing product value and reducing costs, (iii) development of high value-added niche products, (iv) entrance into new markets with existing products and (v) expansion of capacity through capital projects.

INDUSTRY OVERVIEW

  The Company competes primarily in the worldwide market for nonwovens, which is approximately a $6.6 billion market, according to industry sources. The nonwovens industry began in the 1950s when paper, textile and chemical technologies were combined to produce new fabrics and products with the attributes of textiles but at a significantly lower cost. Today, nonwovens are used in a wide variety of consumer, industrial and healthcare products as a result of their superior functionality and relatively low cost.

  The nonwovens industry has benefitted from substantial improvements in technology over the past several years, which have increased the number of new applications for nonwovens, and therefore increased demand. The Company believes, based on industry sources, that demand in the developed markets will increase 4-5% in each of the next five years, while the emerging markets are forecasted to grow at a rate of 10-13% per annum. In the developed markets, growth will be driven primarily by new applications for nonwovens, while growth in the emerging markets will be volume driven as these countries see the emergence of a middle class of consumers. According to industry sources, worldwide consumption of nonwovens increased an average of 9% per annum from 1988 through 1994. The Company also believes that future growth will depend upon the continuation of improvements in raw materials and technology, which should result in the development of high-performance nonwovens, leading to new uses and markets at a lower cost than alternative materials.

  Nonwovens are categorized as either disposable (85% of worldwide industry sales of 1995 yardage according to industry sources), which is the category in which the Company primarily competes, or durable (15% of worldwide industry sales in 1995 yardage according to industry sources). The largest end uses for disposable nonwovens are for hygiene applications, including diapers, feminine sanitary protection, baby wipes and adult incontinence products, and healthcare applications, including surgical gowns and drapes and woundcare sponges and dressings. Other disposable end uses include reusable wipes, filtration media, protective apparel and fabric softener sheets. Durable end uses include apparel interlinings, furniture and bedding construction sheeting, automotive components, geotextiles, roofing membranes, carpet backing, agricultural fabrics, durable papers and coated and laminated structures for wallcoverings, upholstery, shoes and luggage.

  The Company also competes in the North American market for coated woven polyolefin products. Woven polyolefin fabrics are flat, flexible structures produced by weaving narrow tapes of slit film and are characterized by high strength-to-weight ratios. While the broad uncoated woven polyolefin market is primarily focused on carpet backing fabric and, to a lesser extent, geotextiles and bags, the markets in which the Company primarily competes are made up of a large number of specialized products manufactured for niche applications. These markets include demanding industrial packaging applications such as lumberwrap, steel wrap and fiberglass packaging, as well as high-strength protective coverings and specialized components that are integrated into a variety of industrial and consumer products.

COMPETITIVE STRENGTHS

  The Company believes that it has a strong competitive position attributable to a number of factors, including the following:

    Technological Leadership. The Company believes it is a technological leader in developing and manufacturing nonwoven and woven polyolefin products. The Company is currently the only nonwovens producer that utilizes all of the established nonwoven process technologies and has recently introduced the new, proprietary APEX(R) technology. The expertise of the Company's research and development staff have enabled the Company to develop innovative products, frequently in response to specific customer needs. The Company's research and development efforts have been focused on increasing its production capacity and improving its production processes, developing products based on the Company's existing technologies for new markets, and developing new process technologies to enhance existing business and allow entry into new markets.

    State-of-the-Art Manufacturing Capabilities. The Company believes that it has state-of-the-art manufacturing capability in both its nonwoven and woven product lines. As a result, the Company is one of the lowest cost producers in the markets in which it participates. In recent years, the Company has invested or committed to invest in excess of $70.0 million (approximately $60.6 million of which had been spent as of June 28, 1997) in capital improvements to increase capacity and has improved quality and uniformity through the implementation of automated process technology. The Company recently completed an expansion in Mexico with the installation of a new 4.2 meter SMS line with unique and proprietary capabilities. The Company is currently adding Reticulon(R) film and adhesive bond capacity to meet demand in both the United States and Europe, and a new 4.2 meter SMS line at its Mooresville, North Carolina facility. The Company has also developed a proprietary method to produce an exceptionally lightweight thermal bond fabric of superior uniformity, which allows the Company to offer more cost-effective product performance.

    Significant Market Share in Primary Markets. The Company has developed significant market shares in its primary markets. For example, the Company believes that it has a significant share of the noncaptive hygiene market and the wipes market and that it is the leading North American manufacturer of lumberwrap and woven uncoated fabric used for lamination to paper for the steel wrap market. The Company also believes that it is the leading North American supplier in both the manufactured housing bottom board and fiberglass packaging markets. The Company believes it has been able to obtain these market shares as a result of its commitment to, and reputation for, innovation and quality.

    Experienced and Committed Management Team. The Company's senior management team has significant experience in the manufacturing and marketing of polyolefin products, with an average of 12 years of experience in this industry. Management's experience includes acquiring and employing assets at a low cost and increasing the utilization of assets. Management also has a successful track record of acquiring and improving complementary businesses while integrating them into the Company's existing businesses. Senior management currently owns approximately 18.3% of the common equity of the Company.

    Key Customer Relationships. The Company has successfully cultivated long-term relationships with key customers, such as Johnson & Johnson and its affiliates ("Johnson & Johnson") and The Procter & Gamble Company ("Procter & Gamble"), who are market leaders in their industries. The Company currently works closely as a developmental partner of Procter & Gamble, focusing resources and working together to develop advanced components for next generation diapers. The Company has also negotiated a favorable, long-term supply agreement with Johnson & Johnson, under which it is the exclusive provider of nonwoven fabric requirements for Johnson & Johnson. Similarly, the Company enjoys an exclusive, long-term supply contract with Bulldog Bag Ltd. for its woven fabrics product line. The Company's success in developing and strengthening its relationships with these and other key customers is attributable to its commitment to product quality, dedication to customer technical service and ability to develop innovative applications for existing products.

  By focusing on the Company's competitive strengths, the Company's management team has positioned the Company to address the current and future needs of the nonwovens and wovens markets by providing high value, low cost products to converters and end-use customers in specialty niche application markets on a global basis.

BUSINESS STRATEGY

  The Company's goals are to continue to grow its core businesses while developing new technologies to capitalize on a broad range of new high-margin niche product opportunities and expanded geographic markets. The Company intends to be the leading supplier in its chosen markets by delivering high-quality products and service at competitive prices. To achieve these goals, the Company's primary strategy focuses on:

    Strategic Acquisitions. The Company continuously evaluates opportunities to make acquisitions which complement and expand its core businesses or which have the potential to increase market share and distribution capability in high-margin complementary products. The Company may seek to vertically integrate operations where such expansion is economical and supports the Company's core business without adversely impacting its existing relationships. An example of this strategy is the Company's acquisition in August 1996 of FNA, a significant producer of polypropylene fabrics for the nonwovens industry. The acquisition of FNA's modern plant facility, built in 1992 and expanded in 1994, strengthened the Company's strategic position in the hygiene materials market and broadened its offering of medical and agricultural products.

    Continuous Improvement Aimed at Increasing Product Value and Reducing Costs. The Company is committed to continuous improvements throughout its business to increase product value and lower costs. The Company's product design teams continuously seek to incorporate new materials and operating capabilities that enhance or maintain performance specifications while lowering the cost of raw materials used in the products. State-of-the-art equipment, much of which has been developed internally and is proprietary to the Company, has been designed and installed to continuously measure process parameters and maintain very narrow tolerances, resulting in less product variation. As a result, the Company's manufacturing processes utilize less material and produce a higher quality fabric. In addition, the Company maintains a human resource program aimed at capturing productivity gains through team building, formal training and employee empowerment.

    Development of High Value-Added Niche Products. The Company is committed to investment in the development of products for high value-added niche markets. One new offering is its Reticulon(R) brand apertured film, which is used as a facing film on feminine hygiene products. The Company also expects to commercialize in the near term additional medical gown and drape technologies as well as new, high-margin wiping applications. Other new developments include the proprietary APEX(R) technology, which is a surface-forming technology capable of producing nonwoven fabrics with intricate, three-dimensional patterns with the potential to replace woven and knit textiles at a lower cost. This next-generation technology is currently in commercial production for Johnson & Johnson for medical applications such as woven-like gauze and surgical lap-pads, and could be utilized in the future in a variety of other applications, including automotive headliners, home furnishings and filtration products.

    Entrance into New Markets with Existing Products. The Company believes that it has significant additional market opportunities for its existing products. The Company is actively expanding its capabilities to take advantage of the penetration and growth of its core products internationally, particularly in developing countries. For example, the Company has increased sales to Latin America, the Caribbean, New Zealand and Australia. Over the past four years, the Company's sales from manufacturing facilities outside the United States and export sales from domestic manufacturing facilities have increased from approximately $28 million in 1993 to approximately $253 million in 1996. In addition, the Company has expanded its technical marketing staff to pursue novel applications of its current products with new segments of end users. For example, the Company has developed a multimillion square meter market in Europe for a new hygiene application by introducing a product and technology primarily used as a wipe in North America.

    Expansion of Capacity through Capital Projects. The Company continuously evaluates opportunities to expand its existing production capacity or enhance production technologies. The Company has invested or committed to invest approximately $70.0 million in capital improvements (approximately $60.6 million of which had been spent as of June 28, 1997) since 1992 to either debottleneck existing assets or to add new capabilities and capacity. The largest of these projects are the state-of-the-art SMS lines at the San Luis Potosi, Mexico and Mooresville, North Carolina facilities. The San Luis Potosi facility line began commercial production in the third quarter of 1995, and now runs at full capacity. Total capital outlay for the Mooresville facility line is expected to be approximately $25.0 million, with commercial startup expected to begin in the fourth quarter of 1997. Other significant projects include FASE II(TM) uniformity technology, which has increased line speed and improved product fiber distribution on thermal bond lines, and capacity expansions in the Company's Reticulon(R) film and adhesive bond process technologies for hygiene, both of which are scheduled for commercial start-up by the end of the third quarter of 1997. The Company's woven polyolefin business has completed a series of expansions and debottlenecking projects since 1990, which have cumulatively increased capacity by 61%. The expansions include facilities in Portland, Oregon and Vancouver, British Columbia, which primarily supply the Northwest lumber industry with coated and printed lumberwrap.

   Through the implementation of its business strategy, management has achieved an increase in gross margins from 21.9% in 1994 to 25.5% in 1996, and an increase in EBITDA from $23.9 million in 1994 to $105.7 million in 1996, in each case on a pro forma basis. At the same time, the Company has continued to develop new, proprietary product technologies and to expand its state-of-the-art manufacturing facilities in the United States and Mexico.

PRODUCTS

  The Company develops, manufactures and sells a broad array of nonwovens, woven polyolefin products, conulated/apertured (perforated) films, laminated composite structures, converted wipes and sorbent products. Sales are focused in four general product categories that provide opportunities to leverage the Company's advanced technology and substantial capacity. These product categories include medical, reusable wiping, hygiene, and industrial and specialty products.

  Marketing and research and development teams are committed to constant product innovation in conjunction with, or at the request of, the Company's customers. Close long-term relationships with end-use customers have been a significant factor in the Company's success by enabling the Company to better understand its customers' needs. In addition, the research and development teams seek to develop high value-added specialty products using existing assets in order to leverage the Company's capabilities to produce high-margin products.

 Industrial and Specialty Products

  The industrial and specialty products category represented approximately 21%, 22% and 19%, or $112.4 million, $94.1 million and $31.8 million, of the Company's 1996 pro forma net sales, 1995 net sales and 1994 net sales, respectively. Demand for this product category is distributed among hundreds of end-use applications. Some typical end uses include filtration media, home furnishings, apparel interlinings, automotive insulation and interior fabrics, agricultural fabrics, battery separators, fabric softener sheets, protective coverings and flexible industrial packaging. The Company's strength in engineering and extensive range of process technologies are well-suited to meet the specialized functionality requirements in this category. Customers typically have very specific performance and quality requirements that demand efficient design and process conditions, both of which are strategic strengths of the Company.

  The Company produces a broad range of industrial and specialty products, including alkaline battery separators, electronic clean room wipes, manufactured housing bottom board fabric (used to enclose the underside of a manufactured home), home furnishing dust covers and mattress pads, window coverings, fabric softener sheets, protective apparel and specialized protective coverings such as golf green covers, pool covers, salt pile covers, landfill covers and athletic field covers. The Company also produces a variety of flexible packaging products utilizing coated and uncoated woven polyolefin fabrics, such as Arbrene(R) and Lumber Guard(R) lumberwrap, which are used to cover high-quality kiln dried lumber for shipping and storage, fiberglass packaging tubes, which hold batts of insulation under compression for efficient storage and shipping, balewrap for synthetic and cotton fibers, steel and aluminum wrap, which are used to cover mill rolls, and coated woven bags for animal feed, specialty chemicals and mineral fibers. The Company is a leading supplier of several of these products, including wetlaid alkaline battery separators, woven lumberwrap, fiberglass packaging and bottom board fabric.

  The Company also produces a variety of specialized niche products that further augment the array of end use applications within this product category. The Company expects that the majority of its long-term growth will come in the industrial and specialty products category. The Company's current primary industrial and specialty products and applications are summarized below:

    Product                               Application

    Microporous rollgoods                 Alkaline battery separators
    Kiara(R)                              Liquid filtration
    Key Bak(R)                            Automotive insulation
    Arbrene(R) and Lumber Guard(R)        Lumberwrap
    Airgard(R)                            Housewrap
    Fab-Strip(TM)                         Corrugated box reinforcement
    Fabrene(TM)                           Protective coverings and laminated
                                           structures
    Agricultural fabric                   Crop covers
    Dust cover                            Furniture and bedding

  The Company's industrial and specialty products are produced primarily using wetlaid, adhesive bond, through-air fusible fiber bond, spun bond, woven polyolefin and lamination technologies. Specialized converting facilities operated by the Company include a wide-width paper/nonwoven/film laminating and printing facility in Portland, Oregon and a thermal and ultrasonic bonding facility in Vineland, New Jersey. The Company sells its industrial products primarily to converter/distributors, except for battery separators, fiberglass packaging and lumberwrap in the U.S. Pacific Northwest, which are sold by the Company's own sales team.

 Wiping Products

  The wiping products category represented approximately 19% and 17%, or $100.0 million and $73.0 million, of the Company's 1996 pro forma net sales and 1995 net sales. The Company has a complete line of wiping products used for food service, institutional, light industrial, janitorial and consumer markets. In 1995, approximately 13%, or 2.0 billion square yards, of North American nonwovens roll goods capacity was used to produce wiping products. Wiping products are categorized as either "premoistened/wet wipes" or "dry wipes." The Company primarily participates in the "dry wipes" portion of the market, which the Company believes to have greater potential for growth and generally contains more value-added, specialty products. Within the "dry wipes" category, the three general end-use products are food service wipes, consumer household wipes and industrial and specialty wipes. The Company maintains a significant market share in the food service category and is a leading producer for the consumer and industrial categories. Industry sources estimate that the North American volume growth for nonwovens used in disposable wipes will be approximately 5% per annum through 2000.

  Products within this category include branded and unbranded light to heavyweight cloth wipes, towels and aprons marketed under the Chix(R), Chix Plus(R), Chifonet(TM) and Lerette(TM) trademarks, medium to heavyweight open weave towels marketed under the Fresh Guy(R) trademark and dry, pretreated, water activated cleaning and sanitizing wipes for the food service industry, marketed under the Quix(TM) trademark. Products for the industrial, janitorial and institutional markets include light to heavy-duty towels and cloths sold under a variety of trademarks including Worxwell(R), Durawipe(R), Masslinn(R) and Stretch 'N Dust(R). Specialty wipes consist of products designed to meet specialized customer requirements and specifications and include clean room wipes used in the electronics, pharmaceutical and office equipment cleaning industries, tack cloth used by automotive paint shops, and aerospace wipes for solvent and sealant wiping, surface preparation and general purposes. The Company produces multi-use kitchen wipes, including Colgate Palmolive's Handiwipes(R) brand pursuant to a long-term supply agreement. The Company also markets a line of catering products in Europe, including banquet rolls, table napkins and table cloths. The Company's primary wiping products and applications are summarized below:

    Product Application                   Application

    Chix(R) and Chix Plus(R)              Food service
    Fresh Guy(R)                          Heavyweight food service
    Durawipe(R)                           Industrial
    Quix(TM)                              Sanitizing/food service
    Worxwell(R)                           Consumer and janitorial
    Masslinn(R)                           Janitorial
    Stretch 'N Dust(R)                    Janitorial
    Duralace(R)                           Specialized, clean rooms
    Chifonet(TM)                          Consumer--Europe
    Lerette(TM)                           Food service--Europe
    Napkins and tablecloths               Catering--Europe
    Handiwipes(R) and Heavywipes(R)/1/    Consumer
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  /1/Handiwipes(R) and Heavywipes(R) are registered trademarks of Colgate Palmolive. The Company produces wipes exclusively for Colgate Palmolive under a long-term supply agreement.

  The Company utilizes primarily dry form resin bonded and spunlace technologies to manufacture its wiping products and also maintains dedicated converting and packaging equipment. In North America, the Company has a long-term manufacturing and distribution agreement, which extends through 1998, with Berkley Medical Resources Inc. ("BMR") in Fairfield, Pennsylvania to convert, warehouse and distribute a wide range of wiping products. The equipment used in the converting and packaging operations is owned by the Company and operated solely for its benefit. In Europe, the Company operates its own converting and packaging equipment within the Cuijk manufacturing facility. The Company is a leading manufacturer and marketer of wiping products as a result of its wide range of products, wide distribution base of dealers and food service distributors and reputation for excellent customer and technical support, including the ability to meet specific customer requirements.

 Medical Products

  The medical products category represented approximately 17% and 17%, or $94.0 million and $73.0 million, of the Company's 1996 pro forma net sales and 1995 net sales. The Company's medical products are used in the production of wound care sponges and dressings, disposable surgical packs, apparel such as operating room gowns, drapes for operating rooms and facemasks, shoecovers and headwear. Medical applications represent the second largest market for nonwoven fabrics, with almost two billion square yards consumed annually in the United States. Approximately 40% of this demand is for disposable surgical packs, drapes and gowns, a market in which Johnson & Johnson has a leading share.

  Johnson & Johnson is the Company's primary customer for medical products pursuant to a long-term supply agreement dated March 15, 1995 (the "Supply Agreement"). The Supply Agreement grants the Company the exclusive right to supply Johnson & Johnson with all of its nonwoven fabric requirements, including those for its entire line of medical products as well as for other disposable hygiene and wiping applications, for a period of five years, and, provided that the Company's prices remain competitive with the marketplace, extends for a period of an additional five years. During the first five-year period, of which approximately three years still remain, the Company enjoys significantly favorable pricing terms. In addition, other preferential terms continue throughout the duration of the contract. Johnson & Johnson accounted for approximately 29% of the Company's 1996 net sales.

  The Company believes, based on industry sources, that the North American volume growth rate for nonwovens in medical applications will be approximately 2-4% per annum between 1995 and 2000, with much of the growth coming from the expansion of traditional product lines. A 1992 ruling by the Occupational Safety and Health Administration ("OSHA") required that employers of healthcare workers supply personal protective equipment to employees at risk of exposure to infectious body fluids. Industry sources expect that OSHA rules will continue to stimulate demand for protective applications for workers, including those in funeral homes, linen services and law enforcement agencies in addition to healthcare workers.

  Surgical gowns and drapes containing a protective barrier against fluid strike-through are the largest and fastest growing applications for nonwoven fabrics in the medical products category. The Company produces Duralace(R) spunlace fabric for this product group and treats the surface of the fabric to give it high fluid repellency required for this application. The sponge and dressing products are produced using spunlace apertured technologies and the Company's proprietary APEX(R) technology. A recently developed product using the APEX(R) technology, Mirasorb(R)/1/, is a nonwoven sponge that can replace woven gauze in some applications at considerably less cost. The Company's primary medical products and applications are summarized below:

      Product                             Application

      Duralace(R)                         Surgical gowns and drapes
      Mirasorb(R)                         Sponges
      Nugauze(R)                          Nonwoven gauze
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/1/Mirasorb(R) and Nugauze(R) are trademarks of Johnson & Johnson. The Company furnishes Johnson & Johnson with products used in the manufacture of these products.

 Hygiene Products

  The hygiene products category represented approximately 43%, 45% and 81%, or $234.0 million, $197.6 million and $133.5 million, of the Company's 1996 pro forma net sales, 1995 net sales, and 1994 net sales, respectively. The Company produces a variety of nonwoven fabrics and films for use in the production of diapers, training pants, feminine sanitary protection, baby wet wipes and adult incontinence products. Today, the Company's customers annually consume over two billion square yards of nonwoven fabrics for hygiene products. The Company believes that it has a significant share of the noncaptive North American topsheet market. Industry sources estimate that the global growth rate for SMS and spunbond nonwovens in hygiene applications will average 8% through 2000, primarily due to an increase in the amount of nonwoven fabric per diaper, increased unit demand from developing countries and the rise in use of adult incontinence products. Volume growth for nonwovens for use in hygiene in North America is expected to be 5-6% annually through 2000.

  Recent innovations by the Company have broadened its product offering and provided customers with a full range of specialized components for unique or distinctive products. Such recent innovations include the Isolite(TM) topsheet, Multi-Strike(TM) transfer layer, Soft Touch(TM) backsheet fabric, Dry-Fit(TM) leg cuff fabric, Reticulon(R) sanitary protection facings, absorbent pads for the Serenity(R)/1/ incontinence guard and Carefree(R)/1/ panty shield and Ensorb(TM) absorbent cores. The Company produces a spunlace "wet wipe" product for baby wipe applications in Europe for Johnson & Johnson. This product fills the gap between standard nonwoven wipes and a quality cloth wipe and has improved thickness and softness over standard airlaid pulp products. The Company is the only supplier capable of providing all of the thermal bond, adhesive bond, spunbond, SMS, coextruded apertured films, through-air bond, spunlace and ultrasonic bond technologies which are required in the manufacture of these products. The Company's primary hygiene products and applications are summarized below:

      Product                             Application

      Isolite(TM)                         Coverstock
      Multi-Strike(TM)                    Transfer sublayer
      Soft Touch(TM)                      Clothlike backsheet
      Dry-Fit(TM)                         Leg cuff for diapers
      Reticulon(R)                        Sanitary protection facing
      Ensorb(R)                           Absorbent cores
      Novaspun                            Topsheets
      Baby wipes                          Consumer--Europe
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  /1/Serenity(R) and Carefree(R) are Johnson & Johnson trademarks. The Company furnishes Johnson & Johnson with products used in the manufacture of these products.

  The Company has a significant relationship with Procter & Gamble and supplies a full range of products to Procter & Gamble on a global basis. Approximately 14% of the Company's 1996 net sales were related to Procter & Gamble products. Procter & Gamble and the Company's marketing and research and development teams work closely as partners in the development of next generation products. The Company believes that this technical support ensures that the Company's products will continue to be incorporated into Procter & Gamble's product designs in the future. The Company also has significant relationships with private-label producers of diaper products, including Confab, First Quality Products Inc. and several leading producers in Latin America, including Absormex. The Company is also the primary supplier to Johnson & Johnson Personal Products for its nonwoven requirements for sanitary protection, tampon and adult incontinence products.

NEW PRODUCT DEVELOPMENT

  The Company continually develops new products that incorporate the Company's wide variety of technologies. The Company's research and development efforts have been focused on increasing its production capacity and improving its production processes, developing products based on the

Company's existing technologies for new markets and developing new process technologies to enhance existing businesses and allow entry into new businesses. The expertise of the Company's research and development staff, who work closely with manufacturing and marketing personnel, has enabled the Company to develop innovative products, frequently in response to specific customer needs. In addition, the Company frequently enters into collaborative partnerships with its customers to develop and manufacture next-generation products in response to its customers' changing needs. The Company believes that these developmental partnerships enhance customer relationships by ensuring that the Company's products will continue to be incorporated into its customers' future products. The Company also utilizes in-plant pilot lines that are installed in its manufacturing facilities in order to develop new products under real manufacturing conditions prior to commercialization. The Company currently has several projects in advanced stages of development that it believes will present the potential for substantial growth.

  APEX(R), a new surface-forming technology marketed under the name MIRATEC(R), has the potential to displace traditional woven textile, knitted and composite products in many applications because of its favorable price to value ratio. APEX(R) technology uses advanced nonwoven structural web process technology to produce low-cost textile replacement fabrics with intricate, three-dimensional patterns. This technology, which can be applied to most sheet structures, enhances the Company's ability to gain competitive advantages by increasing manufacturing efficiency and product differentiation. Pursuant to an agreement with Johnson & Johnson, products for hygiene and healthcare applications that are manufactured utilizing the APEX(R) technology may only be sold to Johnson & Johnson. In all other markets, such as automotive headliners, home furnishings and filtration products, the Company may manufacture and freely market products utilizing the APEX(R) technology.

  The Company is at the forefront in the use of new generation resins, which have the potential to produce stronger and thinner fabrics with advanced performance characteristics such as elasticity, microporosity and surface adhesion. The Company believes that its state-of-the-art equipment and manufacturing processes will provide it with the flexibility to process these advanced resins and allow it to be a leader in the introduction of these materials for traditional as well as new end uses.

  The Company has agreed in collaboration with LANL to develop and commercialize specific applications of polymer filtration/metal separations in aqueous, solid and vapor-phase matrices, which permit removal and recovery of specific metal ions based on sophisticated polymer chemistry. Initial polymer filtration techniques relate to the removal and recovery of metal ions from electroplating and metal finishing process waste streams. Additional polymer filtration/metal separations applications are being identified by the Company and LANL for commercialization. These techniques have potential applications in commercial and large-scale waste site cleanup and disposal. The Company currently markets this product under the Metal-Set(R) brand name.

MARKETING AND SALES

  The Company sells to over 1,000 customers in the domestic and international marketplace. Approximately 60%, 21%, 11% and 8% of the Company's 1996 net sales were to entities from manufacturing facilities in the United States, Europe, Canada and Mexico, respectively. Johnson & Johnson, the Company's largest customer, accounted for approximately 29% of the Company's 1996 net sales, while sales to Procter & Gamble accounted for approximately 14% of the Company's net sales for the same period. Sales to the Company's top 20 customers represented approximately 63% of the Company's total 1996 net sales.

  The Company sells primarily to manufacturers and converters, which incorporate the Company's products into their finished goods. The Company employs direct sales representatives, a number of whom are engineers and each of whom has advanced technical knowledge of the Company's products and the applications for which they are used. The Company's sales representatives are active in the Company's new product development efforts and are strategically located in the major geographic regions in which the Company's products are utilized. The woven polyolefin products are sold primarily through a well-established network of converters, most of whom have been doing business with the Company for more than 16 years. Converters add incremental value to the Company's products and service the small order size requirements typical of many end users.

  In certain new high-margin niche markets, the Company has maintained control over distribution by dealing directly with the end-use customer through its sales representatives. The Company offers a broad range of high-quality products, utilizing multiple technologies and materials, allowing its sales force to offer customers what the Company believes is the widest range and variety of nonwoven and woven polyolefin products available to meet customers' requirements from a single source. The Company has utilized its broadened product base to market its products in high-value niche product areas.

MANUFACTURING PROCESSES

  General. The Company's competitive strengths include low-cost, high-quality manufacturing processes and a broad range of process technologies, which allow the Company to offer its customers the best-suited product for each respective application. Additionally, the Company has made significant capital investments in modern technology and has developed proprietary equipment and manufacturing techniques. The Company believes that it exceeds industry standards in productivity, reduction of variability and delivery lead time. The Company has a wide range of manufacturing capabilities (many of which are patented) that allow it to produce specialized products which, in certain cases, cannot be reproduced in the market. Substantially all of the Company's manufacturing sites have plant-wide real time control and monitoring systems that constantly monitor key process variables using a sophisticated closed loop system of computers, sensors and custom software.

  Nonwovens. The Company believes that it has the most comprehensive array of nonwoven manufacturing technologies in the industry. The Company has capabilities spanning the entire spectrum of nonwoven technologies, including the following manufacturing processes: spunbond, SMS, thermal and adhesive bond, spunlace, wet-laid, film extrusion and aperturing, through-air bond, ultrasonic bond and tenters, which is a finishing process.

  Nonwoven rollgoods typically have three process steps: web formation, web consolidation or bonding and finishing. Web formation is the process by which previously prepared fibers, filaments or films are arranged into loosely held networks called webs, batts or sheets. In each process, the fiber material is laid onto a forming or conveying surface, which may be dry, wet or molten. The dry-laid process utilizes textile fiber processing equipment, called "cards," that have been specifically designed for high-capacity nonwoven production. The carding process converts bales of entangled fibers into uniform oriented webs that then feed into the bonding process. The wet-laid process utilizes papermaking technology in which the fibers are suspended in a water slurry and deposited onto a moving screen, allowing the water to pass through and the fibers to collect. In a molten polymer-laid process, extrusion technology is used to transform polymer pellets into filaments, which are laid on a conveying screen and interlocked by thermal fusion. In this process, the fiber formation, web formation and web consolidation are generally performed as a continuous simultaneous operation, making this method very efficient.

  Web consolidation is the process by which the fibers or film are bonded together using either mechanical, thermal, chemical or solvent means. The bonding method greatly influences the end products' strength, softness, loft and utility. The principal bonding processes are thermal bond, resin or adhesive bond, hydroentanglement or spunlace, binder fiber or through-air bond, calender, spunbond, meltblown, SMS, ultrasonic bond and needlepunch. Thermal bond utilizes heated calender rolls with embossed patterns to point bond or fuse the fibers together. In the resin bond process, an adhesive, typically latex, is pad rolled onto the web to achieve a bond. Spunlace, or hydroentanglement, uses high pressure water jets to mechanically entangle the fibers. Through-air bonding takes place through the fusion of bi-component fibers in a blown hot air drum. Spunbond and meltblown take advantage of the melt properties of the resins and may use thermal fusion with the aid of calender rolls. SMS is the integrated process of combining spunbond and meltblown sheets in a laminated structure, creating very strong, lightweight and uniform fabrics. Ultrasonic bonding utilizes high-frequency sound waves that heat the bonding sites. Needlepunch is a mechanical process in which beds of needles are punched through the web, entangling the fibers.

  Finishing, or post-treatment, adds value and functionality to the product and typically includes surface treatments for fluid repellency, aperturing, embossing, laminating, printing and slitting. Spunlace and resin bond systems also have a post-treatment drying or curing step. Certain products also go through an aperturing process in which holes are opened in the fabric, improving absorbency.

  Films and Wovens. The woven/film process begins with plastic resin, which is extruded into a thin plastic film. The film is slit into narrow tapes and stretched or "oriented," the process through which it derives its high strength. The tapes are wound onto spools which feed weaving machines. In the final step, the product is coated for water or chemical resistance, ultraviolet stabilization and protection, flame retardancy, color and other specialized characteristics. The Company operates 160-inch and 80-inch coating lines that have been equipped with the latest technology for gauge control, print treating, lamination, anti-slip finishes and perforation. The 160-inch line is one of only two lines of that size in North America. At its Portland, Oregon facility, the Company extrudes specialized films which are used to laminate the woven product to paper and has the additional capability of printing up to four colors on one of the widest printing presses in North America.

  Outside Converting. The Company entered into a five-year manufacturing and distribution agreement commencing in August 1993 with BMR to convert, warehouse and distribute a wide range of wiping products. Under the agreement, the Company sells base fabrics produced at its Benson, North Carolina manufacturing facility to BMR. BMR then cuts, folds and packages the fabric using Company-owned machinery in a dedicated facility on behalf of the Company in accordance with specifications. BMR distributes the products directly to the Company's customers, while marketing, sales and order processing are the responsibility of the Company. In Europe, the Company operates its own cutting, folding and packaging machines at its Cuijk manufacturing facility.

COMPETITION

  The Company's primary competitors in its industrial and specialty product markets are Du Pont, Freudenberg Nonwovens L.P., Kimberly-Clark Corporation ("Kimberly-Clark"), Dexter Nonwovens Division, Kuraray Co., Ltd., Veratec (a subsidiary of International Paper Co.) and Reemay Inc. (a subsidiary of BBA Group plc) for nonwoven products and Intertape Polymer Group Inc. and Amoco Fabrics and Fibers Co. for woven products. Generally, product innovation and performance, quality, service and cost are the primary competitive factors, with technical support being highly valued by the largest customers.

  The Company's primary competitors in its wiping product markets are Du Pont in nonwovens and paper producers such as Fort Howard Corporation ("Fort Howard"), Atlantic Mills Inc., James River Corporation of Virginia ("James River") and Kimberly-Clark. On May 5, 1997, Fort Howard and James River announced that they had entered into a definitive merger agreement to combine the two companies. In addition to like-kind products, the Company's wiping products also compete with used rags and linen. Generally, cost, distribution and utility are the principal factors considered in food service and janitorial end uses, while product innovation, performance and technical support are the most important factors for specialty and industrial wiping products.

  The Company's primary competitors in its medical product markets are Du Pont and FiberWeb Group, Inc. (a subsidiary of BBA Group plc). Price, distribution, variety of product offerings and performance are the chief competitive factors in this product category.

  The Company's primary competitors in its hygiene product categories are Veratec, FiberWeb Group, Inc. and Poly-Bond Inc. in North America, Corovin GmbH and J.W. Suominen O.Y. in Europe and Uni-Charm Corp. in Japan. Generally, product cost, technical capacity and innovation and customer relationships are the most important competitive factors in these markets. The Company believes that it is an industry leader in each of these categories.

  A number of the Company's niche product applications are sold into select specialized markets, and the Company believes that the size of such markets, relative to the amount of capital required for entry, as well as the advanced manufacturing processes and technical support required to service them, present barriers to entry. There can be no assurance, however, that these specialized markets, particularly as niche product applications become standardized over time, will not attract additional competitors that could have greater financial, technological, manufacturing and marketing resources than the Company. See "Risk Factors--Competition in the Company's Markets."

RAW MATERIALS

  The primary raw materials used in the manufacture of most of the Company's products are polypropylene and polyester fiber, polyethylene and polypropylene resin, and, to a lesser extent, rayon and tissue paper. In 1996, polypropylene fiber accounted for approximately 23% of the Company's cost of sales. The prices of polypropylene and polyethylene are a function of, among other things, manufacturing capacity, demand and the price of crude oil and natural gas liquids. Historically, the prices of polypropylene and polyethylene have fluctuated, such as in late 1994 and early 1995 when resin prices increased by approximately 60%. The sharp increase was primarily due to short-term interruptions in production capacity and increased demand as a result of an expanding economy. By mid-1995, supply had increased, reducing prices, which reductions the Company expects will continue as incremental capacity continues to be added. In 1996, polypropylene fiber prices remained stable while resin prices, on average, trended lower. Polyethylene resin prices were lower in the first half of 1996, but rose in the second half of the year. Polyester fiber and resin prices experienced substantial declines worldwide during 1996.

  There can be no assurance that the prices of polypropylene and polyethylene will not increase in the future or that the Company will be able to pass on such increases to its customers as it has generally been able to do in the past. A significant increase in the prices of polyolefin resins that cannot be passed on to customers could have a material adverse effect on the Company's results of operations and financial conditions.

  The Company's major suppliers of polypropylene fiber are Hercules and Danaklon, while its major supplier of polyethylene is Novacor. The Company's major suppliers of rayon fiber are Lenzing Fibers and Courtaulds Fibers, while its major suppliers of polyester are Wellman and Du Pont. The Company purchases its polypropylene resin from Indelpro and Montell, and purchases its tissue paper from Crown Vantage.

  The Company believes that the loss of any one or more of its suppliers would not have a long-term material adverse effect on the Company because other manufacturers with whom the Company conducts business would be able to fulfill the Company's requirements. However, the loss of the Company's suppliers could, in the short term, adversely affect the Company's business until alternative supply arrangements were secured. In addition, there is no assurance that any new supply arrangements entered into by the Company will have terms as favorable as those contained in current supply arrangements. The Company has not experienced any significant disruptions in supply as a result of shortages in raw materials.

ENVIRONMENTAL

  The Company is subject to a broad range of federal, foreign, state and local laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with applicable environmental requirements.

  The Company is also subject to laws, such as CERCLA, that may impose liability retroactively and without fault for releases or threatened releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision.

  Actions by federal, state and local governments in the United States and abroad concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect demand for its products. For example, certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products, such as certain of the plastic wrapping materials which are produced by the Company. Widespread adoption of such prohibitions or restrictions could adversely affect demand for the Company's products and thereby have a material adverse effect upon the Company. In addition, a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon the Company.

  Most of the Company's manufacturing processes are mechanical and are therefore considered to be environmentally benign. The polyolefin resins are readily recyclable, and the Company maintains a network of recyclers to receive post-industrial waste for certain of the Company's products. In addition, each of the Company's manufacturing sites has equipment and procedures for reclaiming a majority of internally generated scrap, thus reducing the amount of waste sent to local landfills. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise. It is also possible that future developments in environmental regulation could lead to material environmental compliance or cleanup costs.

PATENTS AND TRADEMARKS

  The Company considers its patents, patent licenses and trademarks, in the aggregate, to be of material importance to its business and seeks to protect this proprietary know-how in part through United States and foreign patent and trademark registrations. The Company maintains over 40 registered trademarks and over 70 patents or patent licenses in the United States. In addition, the Company maintains certain trade secrets for which, in order to maintain the confidentiality of such trade secrets, it has not sought patent protection.

LITIGATION

  The Company is currently a party to various claims and legal actions which arise in the ordinary course of business. The Company believes such claims and legal actions, individually and in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of the Company.

PROPERTIES

  The Company and its subsidiaries operate the following principal manufacturing plants and other facilities, all of which are owned, except as noted. All of the Company's owned properties are subject to liens in favor of the lenders under the Amended Credit Facility.

                                 TOTAL
                                SQUARE
           LOCATION              FEET               PRINCIPAL FUNCTION
           --------             -------             ------------------
North Little Rock, Arkansas     364,000    Manufacturing
 (Plant 1).....................
North Little Rock, Arkansas     119,000    Manufacturing and Warehousing
 (Plant 2).....................
Rogers, Arkansas............... 126,000    Manufacturing
Rogers, Arkansas...............  15,000(1) Warehousing
Gainesville, Georgia........... 121,000(1) Manufacturing and Warehousing
Dayton, New Jersey.............  30,000(2) Administration
Landisville, New Jersey........ 245,000    Manufacturing, Sales, Marketing and
                                            Research and Development
Vineland, New Jersey...........  83,500(3) Manufacturing
Benson, North Carolina......... 469,000    Manufacturing, Sales, Marketing and
                                            Warehousing
Raleigh, North Carolina........   5,300(1) Administration
Mooresville, North Carolina....  73,500    Manufacturing, Sales, Marketing and
                                            Warehousing
Portland (Clackamas), Oregon...  30,000    Manufacturing
North Charleston, South           4,500(3) Corporate
 Carolina......................
Vancouver, British Columbia....  60,000(1) Manufacturing
Mississauga, Ontario...........   2,900(1) Sales and Marketing
North Bay, Ontario............. 300,000    Manufacturing
North Bay, Ontario.............  28,800(1) Warehousing
Neunkirchen, Germany........... 108,000    Manufacturing, Sales and Marketing
Guadalajara, Mexico............   6,200(1) Sales, Marketing and Warehousing
Monterrey, Mexico..............   2,325(1) Sales, Marketing and Warehousing
Mexico City, Mexico............   9,850(1) Sales, Marketing and Warehousing
San Luis Potosi, Mexico........ 100,000    Manufacturing and Marketing
Cuijk, The Netherlands......... 364,000    Warehousing, Manufacturing, Sales,
                                            Marketing, Warehousing and Research
                                            and Development

--------
(1) Leased.
(2) The Company owns this 239,200 square foot facility, leasing it to an unaffiliated tenant, and subleases 30,000 square feet from such tenant. The tenant can terminate the Company's sublease upon 12 months' notice.
(3) Leased from entities affiliated with one of the Company's stockholders. See "Certain Relationships and Related Transactions."

EMPLOYEES

  As of June 28, 1997, the Company employed approximately 2,400 persons. Approximately 279 of the employees in Canada, 20 in Portland, Oregon, 76 in North Little Rock, Arkansas, 133 in Germany, 188 in Mexico, and 241 in The Netherlands are represented by labor unions or trade councils. The collective bargaining agreement for the employees in North Bay, Ontario is scheduled to expire on December 4, 1997. The Company considers its employee relations to be very good.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the Company's directors and executive officers as of August 1, 1997:

               NAME             AGE                   POSITION
               ----             ---                   --------
   Jerry Zucker................  47 Chairman, President, Chief Executive Officer
                                     and Director
   James G. Boyd...............  52 Executive Vice President, Chief Financial
                                     Officer, Treasurer, Secretary and Director
   S. Grant Reeves.............  41 Vice President
   Thomas E. Phillips..........  47 Group Vice President--Finance, Systems and
                                     Administration, Nonwovens
   James L. Schaeffer..........  46 Group Vice President--Operations/
                                     Engineering, Nonwovens
   Gregg Wilkinson.............  45 Group Vice President--Marketing and Sales,
                                     Nonwovens
   Peter C. Bourgeois..........  53 Vice President, Wovens
   Bruce V. Rauner.............  41 Director
   David A. Donnini............  32 Director
   Michael J. McGovern.........  34 Director
   L. Glenn Orr, Jr. ..........  56 Director
   John F. ("Jack") Ruffle.....  60 Director

  The following table sets forth certain information concerning the Guarantors' directors and officers as of August 1, 1997. Officers of the Guarantors serve at the discretion of the respective board of directors.

                  NAME                AGE               POSITIONS
                  ----                ---               ---------
   Jerry Zucker.....................   47 Chairman, President, Chief Executive
                                           Officer and Director of PGI Polymer,
                                           FiberTech, FiberGol, Technetics,
                                           Chicopee Holdings, Chicopee, PNA,
                                           FNA, Fabrene Corp., and Fabrene
                                           Group L.L.C. Chairman, President,
                                           Chief Executive Officer of Fabrene
                                           Group.
   James G. Boyd....................   52 Executive Vice President, Treasurer,
                                           Secretary and Director of PGI
                                           Polymer, FiberTech, FiberGol,
                                           Technetics, Chicopee Holdings,
                                           Chicopee, PNA, FNA, Fabrene Corp.,
                                           Fabrene Group L.L.C. and Fabrene
                                           Group.
   Peter C. Bourgeois...............   53 Director of Fabrene Corp. and Fabrene
                                           Group.
   Bruce V. Rauner..................   41 Director of PGI Polymer, FiberTech,
                                           FiberGol and Technetics.
   David A. Donnini.................   32 Director of PGI Polymer, FiberTech,
                                           FiberGol and Technetics.

  JERRY ZUCKER has served as Chairman, President, Chief Executive Officer and a Director of the Company, PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee, PNA, FNA, Fabrene Corp., and Fabrene Group L.L.C. since their inception. Mr. Zucker has served as Chairman, President and Chief Executive Officer of Fabrene Group since its inception. In addition to his duties with the Company and the above-named subsidiaries, Mr. Zucker presently serves as Chairman and Chief Executive Officer of InterTech, one of the Company's principal stockholders, and has served in this capacity since 1983.

  JAMES G. BOYD has served as Executive Vice President, Treasurer, Secretary and a Director of the Company, PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee, PNA, FNA, Fabrene Corp., Fabrene Group L.L.C. and Fabrene Group since their inception. In 1986, Mr. Boyd joined InterTech where he currently serves as Executive Vice President, Treasurer and Director and performs various treasury, financial and legal functions for the Company and its affiliates.

  S. GRANT REEVES has served as Vice President of the Company since its inception. Mr. Reeves joined lnterTech in 1986 and served as General Manager at Fabrene from 1991 through June 1994.

  THOMAS E. PHILLIPS has served as Group Vice President--Finance, Systems and Administration, Nonwovens, since March 1995. From 1993 until March 1995, Mr. Phillips served as General Manager and Vice President of FiberTech. Prior to joining FiberTech, Mr. Phillips served as a Vice President (1986-1992) and a Senior Vice President (1992-1993) of Reemay, Inc., where his responsibilities included financial, systems, human resources and administrative functions.

  JAMES L. SCHAEFFER has served as Group Vice President--
Operations/Engineering, Nonwovens since March 1995. From 1992 until March 1995, Mr. Schaeffer served as Vice President--Operations/Engineering of FiberTech. Prior to joining FiberTech, Mr. Schaeffer served as General Manager for Scott Nonwovens at the Landisville facility from 1990 to 1992.

  GREGG WILKINSON has served as Group Vice President--Marketing and Sales, Nonwovens, since March 1995. From July 1994 until March 1995, Mr. Wilkinson served as Vice President--Marketing, Sales and Technology of FiberTech and from August 1993 until July 1994, Mr. Wilkinson served as Director-New Business Development. For the period 1987 to August 1993, Mr. Wilkinson served in sales and marketing management capacities with Reemay, Inc., a former InterTech affiliate.

  PETER C. BOURGEOIS has served as Vice President, Wovens, since 1993. Prior to attaining this position, Mr. Bourgeois had served as Vice President-- Marketing and Sales for Fabrene since June 1989. Mr. Bourgeois has served as a Director of Fabrene Corp. and Fabrene Group since their inception.

  BRUCE V. RAUNER has served as a Director of the Company, PGI Polymer, FiberTech, FiberGol and Technetics since their inception. Mr. Rauner has been a Principal and General Partner with Golder, Thoma, Cressey, Rauner, Inc. ("Golder, Thoma") in Chicago, Illinois since 1984, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner is also a director of Lason, Inc., Coinmach Laundry Corporation and COREStaff, Inc.

  DAVID A. DONNINI has served as a Director of the Company, PGI Polymer, FiberTech, FiberGol and Technetics since their inception. Mr. Donnini has been a Principal of Golder, Thoma since 1993. From 1991 to 1993, Mr. Donnini was an Associate with Golder, Thoma. Prior to joining Golder, Thoma in 1991, Mr. Donnini attended The Stanford Graduate School of Business. Mr. Donnini is also a director of Coinmach Laundry Corporation.

  MICHAEL J. MCGOVERN has served as a Director of the Company since May 1996. Mr. McGovern has served as Managing Director in the Global Investment Banking Division of Chase Securities Inc. since April 1996. Prior thereto, Mr. McGovern was a Managing Director in Global Corporate Finance for The Chase Manhattan Bank, N.A. from January 1996 until April 1996. Mr. McGovern was a Vice President in Global Corporate Finance for The Chase Manhattan Bank, N.A. from December 1990 until January 1996.

  L. GLENN ORR, JR. has served as a Director of the Company since February 1997. Mr. Orr has been Chairman, President and Chief Executive Officer of Orr Management Company, a management consulting company, since February 1995. From October 1990 until February 1995, Mr. Orr was Chairman, President and Chief Executive Officer of Southern National Corporation, a bank holding company. Mr. Orr is also a director of Southern National Corporation, Ladd Furniture Company and Highwood Properties.

  JOHN F. ("JACK") RUFFLE has served as a Director of the Company since May 1997. Mr. Ruffle served as Vice Chairman and a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York from 1985 through his retirement in May 1993. Mr. Ruffle is a past president of the Board of Trustees of the Financial Accounting Foundation and a past chairman of the Financial Executives Institute. Mr. Ruffle is presently also a director of Bethlehem Steel Corporation, American Shared Hospital Services, Inc., Trident Corp., Wackenhut Corrections Corp. and The Johns Hopkins University, and is a trustee of JPM Series Trust II.

  The Company's Board currently consists of seven directors, who are divided into three classes as nearly equal number as possible, with Messrs. Boyd's and McGovern's terms expiring in 1998, Messrs. Zucker's and Rauner's terms expiring in 1999, and Messrs. Donnini's, Orr's and Ruffle's terms expiring in 2000. At each annual meeting of stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their successors are duly elected and qualified. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal.

  There are three Committees of the Company's Board: the Compensation Committee, the 1996 Key Employee Stock Option Plan Committee (the "Stock Option Committee") and the Audit Committee. The Compensation Committee, which is composed of Messrs. Donnini and Rauner, reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company. The Stock Option Committee, which is composed of Messrs. Donnini and Rauner, is empowered to grant options to purchase Common Stock of the Company to any key employee in accordance with the 1996 Key Employee Stock Option Plan. The Audit Committee is composed of Messrs. McGovern, Donnini and Rauner. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and provides the management's response to the auditors' comments. The Company does not have a nominating committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INITIAL PUBLIC OFFERING AND RECAPITALIZATION

  In May 1996, the Company completed its initial public offering of 11.5 million shares of Common Stock at a price of $18.00 per share (the "Initial Public Offering"). Net proceeds to the Company after underwriting fees and discounts approximated $190.8 million. Pursuant to the Recapitalization Agreement dated May 6, 1996, all of the warrants to acquire shares of Class C Common Stock were exercised and the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock were converted into a single class of Common Stock concurrently with the Initial

Public Offering. In addition, the Company's Board of Directors approved an approximately 19.97 to 1 stock split (collectively, with the effect of the Recapitalization Agreement, the "Recapitalization"). In addition, the Company
(i) effectively repaid all outstanding indebtedness under the FiberTech and Chicopee credit facilities and terminated such credit facilities, redeemed $50.0 million principal amount of the Senior Notes at premium of 112.25% plus accrued, but unpaid, interest and entered into the Old Credit Facility, consisting of a $200.0 million term loan and a $125.0 million revolving credit facility, (ii) redeemed the preferred stock of Chicopee for approximately $46.9 million, and (iii) redeemed the Company Preferred Stock for approximately $10.5 million.

  Prior to and in connection with the Initial Public Offering, the Company solicited the consents from holders of the Senior Notes to certain amendments to the Senior Notes Indenture. Chase Securities Inc. acted as Solicitation Agent in connection with the solicitation of such consents, as well as Dealer Manager and Solicitation Agent in connection with the Tender Offer and Consent Solicitation consummated concurrently with the Initial Offering. Chase Securities Inc. also acted as co-manager and representative in the Initial Public Offering. In connection therewith, Chase Securities Inc. received customary fees and discounts, and was indemnified against certain liabilities, including liabilities under the Securities Act.

  Chase, an affiliate of Chase Securities Inc., acted as agent and lender under the former FiberTech and Chicopee credit facilities and the Old Credit Facility. Chase acts as lender and agent under the Amended Credit Facility. For each such facility, Chase received or will receive customary syndication fees, commitment fees and annual agency fees.

  For a description of certain relationships between the Company and Chase Securities Inc., Chase and their affiliates, see "Plan of Distribution."

VOTING AGREEMENT

  Concurrently with the Initial Public Offering, certain of the stockholders entered into an agreement (the "Voting Agreement") providing, among other things, for the nomination and voting for up to six directors of the Company by such stockholders, who own approximately 46.6% of the outstanding Common Stock. Under the Voting Agreement, each of the stockholders party thereto will agree to vote its shares in favor of the Company's Chief Executive Officer and Executive Vice President, two nominees designated by Golder, Thoma, Cressey Fund III Limited Partnership ("GTC Fund III") and two outside directors to be jointly designated by GTC Fund III and lnterTech. Each director nominated by parties to the Voting Agreement may be removed only at the request of the party who nominated such director. The Voting Agreement terminates at such time as (a) GTC Fund III and its affiliates cease to own at least 10% of the Common Stock and (b) InterTech and its affiliates cease to own at least 10% of the Common Stock. The stockholders who are parties to the Voting Agreement hold, in the aggregate, a substantial amount of the voting power of the Company and thus, if acting in unison or in various combinations, could likely elect a majority of the directors of the Company even if the Voting Agreement were not in place.

THE FNA ACQUISITION

  In August 1996, the Company completed the acquisition of FNA and its parent, PNA, collectively a significant producer of polypropylene fabrics for the nonwovens industry. The transaction, which was financed for approximately $48.0 million with a combination of borrowings under the Old Credit Facility and working capital, was accounted for under the purchase method of accounting. The acquisition of FNA's modern plant facility, built in 1992 and expanded in 1994, strengthened the Company's strategic position in the hygiene materials market and broadened its offering of medical and agricultural materials.

OTHER TRANSACTIONS

  The Company's corporate headquarters are housed in space leased by InterTech from an affiliate of InterTech. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Company. Such amounts approximated $2.1 million during 1996.

  On September 1, 1993, ConX, Inc. ("ConX"), a subsidiary of InterTech, acquired a manufacturing facility in Vineland, New Jersey for the benefit of Technetics, and entered into a lease of the facility to Technetics at a base rate of $2.50 per square foot, subject to adjustment to account for inflation, which is comparable to similar properties in the area. The lease terminates on August 31, 2003 and is subject to a purchase option at termination. The leased facility consists of 83,500 square feet of manufacturing space and was acquired by ConX for $1,250,000.

  On January 11, 1996, the Company authorized and issued 10,000 shares of Company Redeemable Preferred Stock to ConX II, Inc. ("ConX II") for $10.0 million cash. Of the $10.0 million purchase price, an aggregate of $4.0 million was loaned to ConX II by InterTech, ZB Holdings (a wholly owned subsidiary of InterTech) and Mr. Zucker, while $6.0 million was advanced to ConX II by a third-party lender (the repayment of which was guaranteed by GTC Fund III). The Company used a portion of the proceeds of the Initial Public Offering to redeem all of the Company Redeemable Preferred Stock on May 15, 1996.

                              SECURITY OWNERSHIP

  The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the four other most highly compensated executive officers, all beneficial owners of more than five percent of the Common Stock known to the Corporation and the directors and executive officers as a group is furnished as of August 1, 1997, except as otherwise indicated.

                                                              COMMON STOCK
                                                          ---------------------
                                                          NUMBER OF  PERCENT OF
NAME                                                      SHARES(1)   CLASS(2)
----                                                      ---------- ----------
Jerry Zucker(3)(4)(5)....................................  5,372,037    16.8%
James G. Boyd(4)(5)(6)...................................  4,337,979    13.6
The InterTech Group, Inc.(5)(7)..........................  3,861,208    12.1
Golder, Thoma, Cressey Fund III Limited
 Partnership(4)(5)(8)....................................  7,109,096    22.2
Bruce V. Rauner(8).......................................  7,109,096    22.2
David A. Donnini.........................................          0       *
Michael J. McGovern......................................          0       *
John F. ("Jack") Ruffle..................................      5,000       *
L. Glenn Orr, Jr. .......................................          0       *
Thomas E. Phillips.......................................      1,500       *
James L. Schaeffer.......................................      2,000       *
Gregg Wilkinson..........................................          0       *
The Chase Manhattan Foundation(5)(9).....................  1,152,131     3.6
Leeway & Co.(5)(10)......................................    795,838     2.5
Alliance Capital Management L.P.(11).....................  4,134,289    12.9
The Capital Group Companies, Inc.(12)....................  2,042,700     6.4
All directors and executive officers as a group (12 per-
 sons)(13)............................................... 12,971,404    40.5

--------
(1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(2) Percentages less than one percent are denoted by an asterisk.

(3) Includes 1,510,829 shares held by Mr. Zucker, 3,599,557 shares held by InterTech, and 261,651 shares held by FTG. Mr. Zucker is Chairman, Chief Executive Officer and President of InterTech and FTG, and as a result may be deemed to have voting and dispositive power over the shares held by InterTech and FTG.

(4) Each of these Stockholders has entered into an agreement pursuant to which, upon the occurrence of certain events, Messrs. Zucker and Boyd and Chase Manhattan Investment Holdings, Inc. ("CMIHI"), and affiliate of Chase, would acquire additional shares of Common Stock from GTC Fund III, which would result in an increase in the ownership of Common Stock by Messrs. Zucker and Boyd and CMIHI and a corresponding decrease in the ownership of Common Stock by GTC Fund III.
(5) Each of these parties has entered into an agreement providing for the election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by each other party.
(6) Includes 476,771 shares held by Mr. Boyd, 3,599,557 shares held by InterTech and 261,651 shares held by FTG. Mr. Boyd is Executive Vice President, Secretary and Treasurer of InterTech and FTG.
(7) Includes 3,599,557 shares held by InterTech and 261,651 shares held by FTG. The address of InterTech is 4838 Jenkins Avenue, North Charleston, SC 29405.
(8) All of the reported shares are held by GTC Fund III, of which Golder, Thoma, Cressey & Rauner, L.P. is the general partner. Mr. Rauner is a general partner of Golder, Thoma, Cressey & Rauner, L.P., but disclaims beneficial ownership of such shares. The address of GTC Fund III is c/o Golder, Thoma, Cressey, Rauner, Inc., 6100 Sears Tower, Chicago, IL 60606-6402.

(9) The address of The Chase Manhattan Foundation ("CMF"), an affiliate of CMIHI and Chase, is 600 Fifth Avenue--3rd Floor, New York, NY 10020.
(10) The address of Leeway & Co. is c/o State Street Bank and Trust Co., Master Trust Division--Q4W, P.O. Box 1992, Boston, MA 02110.
(11) Alliance Capital Management L.P. reported as of December 31, 1996, sole voting power of 3,639,289 shares of Common Stock and sole dispositive power of 3,827,689 shares of Common Stock. The Equitable Life Assurance Society of the United States reported sole voting and dispositive power of 304,600 shares of Common Stock. Donaldson, Lufkin & Jenrette Securities Corporation reported shared voting and dispositive power of 2,000 shares of Common Stock. In addition, AXA Assurances I.A.R.D. Mutuelle AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle AXA Courtage Assurance Mutuelle, AXA and The Equitable Companies Incorporated each reported sole voting power over 3,943,889 shares of Common Stock, sole dispositive power over 4,132,289 shares of Common Stock and shared dispositive power over 2,000 shares of Common Stock. The information set forth herein is based solely on a Form 13G filed by such entities for the year ended December 31, 1996. The addresses for such entities, as so reported, were: Alpha Assurances I.A.R.D. Mutuelle and Alph Assurances Vie Mutuelle, 100-101 Terrasse Boieldicu, 92042 Paris La Defense, France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 21, rue de Chateaudun, 75009 Paris, France; AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France; AXA, 23, Avenue Matignon, 75008 Paris, France; and The Equitable Companies Incorporated, 787 Seventh Avenue, New York, New York 10019.
(12) The Capital Group Companies reported as of December 31, 1996, sole voting power over 654,400 shares of Common Stock and sole dispositive power over 2,042,700 shares of Common Stock. The Capital Group Companies indicated that such shares are held by either Capital Research and Management Company or Capital Guardian Trust Company. The information set forth herein is based solely on a Form 13G filed by such entities for the year ended December 31, 1996. The address for such entities, as so reported, was 333 South Hope Street, Los Angeles, California 90071.
(13) Includes shares held by GTC Fund III, InterTech and FTG.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

AMENDED CREDIT FACILITY

  General. As part of the Refinancing, the Company and its subsidiaries entered into the Amended Credit Facility with a group of lenders (the "Lenders") and with Chase, as Agent, by amending and restating the Old Credit Facility. The Amended Credit Facility provides for secured revolving credit facilities of up to $325,000,000. Subject to certain terms and conditions to be agreed upon by the Company and Chase, a portion of the Amended Credit Facility may be dedicated to a letter of credit facility. Consistent with the terms of the Old Credit Facility, a portion of the Amended Credit Facility may be denominated in Dutch guilders and in Canadian dollars at the Company's request. All indebtedness under the Amended Credit Facility (including any hedging arrangements provided by a Lender) is guaranteed, on a joint and several basis, by each and all of the direct and indirect domestic subsidiaries of the Company and by Fabrene Group.

  Security. The Amended Credit Facility and the related guarantees are secured by (i) a lien on substantially all of the assets of the Company and its domestic subsidiaries, (ii) a pledge of all or a portion of the stock of the direct and indirect subsidiaries of the Company, (iii) a lien on substantially all of the assets of direct foreign borrowers (to secure direct borrowings by such borrowers), and (iv) a pledge of certain secured intercompany notes issued to the Company by non-domestic subsidiaries.

  Maturity; Prepayment. The Amended Credit Facility terminates approximately six years from the date that the Refinancing (including the Initial Offering) was consummated. The loans will be subject to mandatory prepayment out of proceeds received in connection with certain casualty events, asset sales and debt issuances.

  Interest Rates. The interest rate applicable to borrowings under the Amended Credit Facility is, in the case of U.S. dollar denominated loans, the Agent's base rate or LIBOR, at the Company's option, plus a specified margin. With respect to portions of the Amended Credit Facility that are denominated in Dutch guilders or Canadian dollars, the applicable interest rate is based on the applicable Eurocurrency rate or the Agent's Canadian base rate, respectively, or at such other rate or rates as may be negotiated between the Company and the Lenders, plus a specified margin. The applicable margin for base rate loans ranges from 0% to 1%, and from 0.75% to 2.25% for LIBOR loans, based on the Company's ratio of total consolidated indebtedness to consolidated EBITDA calculated on a rolling four quarter basis.

  Covenants; Events of Default. The Amended Credit Facility contains covenants and events of default customary for financings of this type.

OLD CREDIT FACILITY

  In connection with the Initial Public Offering, the Company and its subsidiaries entered into a credit facility dated as of May 15, 1996 among the Company, its subsidiaries, the financial institutions listed therein, and Chase, as administrative agent and operations agent (the "Old Credit Facility"). The Old Credit Facility provided for term loans in an aggregate principal amount of $195.0 million and revolving loans in an aggregate principal amount not to exceed $125.0 million. Of the term loans, $130.0 million in the aggregate was denominated in U.S. dollars and was made to the Company, Chicopee and FiberTech, $40.0 million of the term loans was denominated in Dutch guilders and was made to Chicopee Holdings B.V., and $30.0 million of the term loans was denominated in Canadian dollars and was made to Fabrene. Revolving loans may be denominated in U.S. dollars, Dutch guilders (up to $15.0 million) and Canadian dollars (up to $5.0 million). All indebtedness under the Old Credit Facility was guaranteed (in whole or in part) by each of the Company's domestic and certain of its foreign subsidiaries. In connection with the Refinancing, the Old Credit Facility was amended to become the Amended Credit Facility. See "The Refinancing."

SENIOR NOTES

  In June 1994, the Company issued and sold (the "1994 Notes Offering") $150.0 million aggregate principal amount of 12 1/4% Senior Notes due 2002 (the "1994 Notes") pursuant to a Purchase Agreement dated June 17, 1994 among the Company, Chase Securities, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. (the "1994 Initial Purchasers") and an indenture dated as of June 24, 1994 between the Company and First Union National Bank of South Carolina ("First Union"), as amended by the First Supplemental Indenture dated as of March 15, 1995 between the Company and First Union, the Second Supplemental Indenture dated as of September 14, 1995 among the Company, First Union and Harris Trust and Savings Bank, as trustee (the "Senior Notes Trustee"), the Third Supplemental Indenture dated as of April 9, 1996 between the Company and the Senior Notes Trustee, the Fourth Supplemental Indenture dated as of August 14, 1996 between the Company and the Senior Notes Trustee and the Fifth Supplemental Indenture dated as of June 19, 1997 between the Company and the Senior Notes Trustee (as so amended, the "Senior Notes Indenture"). The 1994 Initial Purchasers subsequently resold the 1994 Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In October 1995, pursuant to the Company's Registration Statement on Form S-4 (Reg. No. 33-81862), declared effective by the Commission on September 29, 1995, the Company consummated an exchange offer pursuant to which the Company, in exchange for the $150.0 million principal amount of 1994 Notes outstanding, issued an equal principal amount of 12 1/4% Senior Notes due 2002 (the "Senior Notes"), which were identical to the 1994 Notes, with the exception that the Senior Notes were registered under the Securities Act.

  In connection with the May 1996 Initial Public Offering, the Company redeemed $50 million of the outstanding Senior Notes. On July 3, 1997 as part of the Refinancing, the Company repurchased the remaining $100 million of outstanding Senior Notes in connection with the Tender Offer and Consent Solicitation. See "The Refinancing."

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued as a separate series under the Indenture among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Notes issued in the Initial Offering and the Exchange Notes offered hereby are referred to collectively as the "Notes."

  The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Exchange Notes" section to "the Company" mean only Polymer Group, Inc. and not any of its Subsidiaries.

GENERAL

  The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will appoint the Trustee, together with its affiliate Harris Trust Company of New York, to serve as registrar and paying agent under the Indenture at its offices at 77 Water Street, New York, New York 10005. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith. Any Old Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

RANKING

  The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, pari passu in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. At June 28, 1997, after giving pro forma effect to the Refinancing, including the issuance of the Old Notes in the Initial Offering and the application of the net proceeds therefrom, the Company would have had approximately $29.0 million of Senior Indebtedness outstanding (exclusive of unused commitments). All debt incurred under the Amended Credit Facility constitutes Senior Indebtedness of the Company, is guaranteed by each of the Guarantors on a senior basis and is secured by substantially all of the assets of the Company and the Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

  The Notes will be limited to $400.0 million aggregate principal amount and will mature on July 1, 2007. Cash interest on the Notes will accrue at a rate of 9% per annum and will be payable semi-annually in arrears on each January 1 and July 1, commencing January 1, 1998, to the holders of record of Notes at the close of business on December 15 and June 15, respectively, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from July 3, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                                            REDEMPTION
             YEAR                             PRICE
             ----                           ----------
             2002..........................  104.625%
             2003..........................  103.083%
             2004..........................  101.542%
             2005 and thereafter...........  100.000%

  In addition, at any time and from time to time on or prior to July 1, 2000, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

  The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

  Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

  No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and
(z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

  The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

  By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

  At the time of the issuance of the Notes, the Amended Credit Facility is expected to be the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness.

GUARANTEES OF THE NOTES

  The Indenture provides that each of the Guarantors will unconditionally guarantee on a joint and several basis (the "Guarantees") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee are subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. The Guarantors have guaranteed all obligations of the Company under the Amended Credit Facility, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Amended Credit Facility. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

  The Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein. Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of the Indenture) be a Guarantor for all purposes of the Indenture.

  The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "--Merger, Sale of Assets, Etc." all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants--Disposition of Proceeds of Asset Sales" or
(y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants--Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes.

  Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below is required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

  Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 45 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

  If a Change of Control occurs which also constitutes an event of default under the Amended Credit Facility, the lenders under the Amended Credit Facility are entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Amended Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets.

  If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

  Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

  The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

    (a) Indebtedness under the Notes;

    (b) Indebtedness Incurred pursuant to (i) the Amended Credit Facility and/or (ii) any other agreements or indentures governing Senior Indebtedness if at the time of and immediately after giving effect thereto, the aggregate consolidated Indebtedness Incurred under both clauses (i) and
  (ii) would not exceed $325.0 million at any one time outstanding; provided, however, that such $325.0 million shall be reduced (without duplication) by the amount of any repayment of Indebtedness under the Amended Credit Facility pursuant to "Disposition of Proceeds of Asset Sales" below;

    (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Guarantor, other Indebtedness of the Company owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes and Indebtedness of a Foreign Restricted Subsidiary that is not a Guarantor owed to and held by any other Restricted Subsidiary that is not a Guarantor; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Guarantor), (ii) any sale or other disposition of Equity Interests of any Guarantor which holds Indebtedness of the Company or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor and (iii) the designation of a Restricted Subsidiary that is a Guarantor and which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

    (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor shall be senior to such Guarantor's guarantee of Subordinated Indebtedness;

    (e) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business and not for speculative purposes;

    (f) Purchase Money Indebtedness and Capitalized Lease Obligations which do not exceed $25.0 million in the aggregate at any one time outstanding;

    (g) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (a) of this paragraph of this covenant; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less)) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) no Restricted Subsidiary that is not a Guarantor may Incur Indebtedness to refinance Indebtedness of the Company or any Guarantor and (v) Indebtedness of the Company may only be refinanced by Indebtedness of the Company and Indebtedness of a Restricted Subsidiary may only be refinanced by Indebtedness of such Restricted Subsidiary or by the Company; and

    (h) in addition to the items referred to in clauses (a) through (f) above, Indebtedness of the Company (including any Indebtedness under the Amended Credit Facility that utilizes this subparagraph (h)) having an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

  Limitation on Senior Subordinated Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

  The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

  Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

    (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

    (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

    (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company); or

    (iv) make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

    (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

    (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

    (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or
  (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) without duplication of any amounts included in clause (i) above, in the case of the disposition or repayment of, or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the amount of such Investment and the amount received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution, plus (5) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment, plus
  (6) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (7) $25.0 million, minus (8) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below.

  The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "--Optional Redemption" above; (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "--Optional Redemption" above or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (g) of the second paragraph under "--Limitation on Indebtedness"; (iv) the making of loans or advances to officers and directors of the Company or any Restricted Subsidiary entered into in the ordinary course of business in an amount not to exceed $5.0 million at any one time outstanding; (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to the "Offer to Purchase upon Change of Control" provisions above; provided, however, that prior to any such repurchase, the Company has made an Offer to Purchase as provided in "Offer to Purchase upon Change of Control" above with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Offer to Purchase; or (vi) Investments in joint ventures (however structured) not to exceed $25.0 million at any one time outstanding; provided, however, that in the case of each of clauses (ii), (iii), (v) and (vi) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i) and (iv) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Amended Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of "Limitation on Indebtedness" above; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; or
(viii) the Indenture.

  Designation of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

    (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

  Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

    (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

  Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, (x) in the case of the Company, to secure the Notes and all other amounts due under the Indenture and any other class of Senior Subordinated Indebtedness, and (y) in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness (including, without limitation, Indebtedness incurred under the Amended Credit Facility) and (ii) Permitted Liens.

  Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents, or (B) properties, capital assets and interests in joint ventures (however structured) that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries as existing at such time or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"). The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

  The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 270 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets.

  To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 45 days after such 270th day, make an Offer to Purchase all outstanding Notes and other Senior Subordinated Indebtedness, pro rata, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Senior Subordinated Indebtedness equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $25.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph.

  With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and other Senior Subordinated Indebtedness shall be purchased pro rata based on the aggregate principal amount of such Notes and other Senior Subordinated Indebtedness tendered (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) by each holder of Notes and such other Senior Subordinated Indebtedness. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes and other Senior Subordinated Indebtedness for any purpose consistent with the other terms of the Indenture.

  In the event that the Company makes an Offer to Purchase the Notes and other Senior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

  Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders and holders of other Senior Subordinated Indebtedness as described above.

  Merger, Sale of Assets, etc. The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and
(iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above.

  Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

  No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or, if any such Guarantor was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which the Foreign Restricted Subsidiary was organized;
(ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor, (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors. Notwithstanding the foregoing, nothing in this covenant shall prohibit the consolidation or merger with or into or the sale of all or substantially all of the assets or properties of a Guarantor to any other Restricted Subsidiary that is a Guarantor.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

  Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) (A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction is in writing and the Company delivers an officer's certificate to the Trustee certifying that such Affiliate Transaction (or series of Affiliate Transactions) complies with the foregoing provisions, (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $25.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above;
(v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; and
(vi) the entering into by the Company and any of its consolidated Restricted Subsidiaries of a tax sharing or similar arrangement.

  Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interest of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenant described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, etc." above.

  Limitation on Guarantees by Restricted Subsidiaries. The Indenture provides that in the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the Issue Date that is not a Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Domestic Restricted Subsidiary ("Other Indebtedness") then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Notes or the Guarantee of such Restricted Subsidiary, as the case may be, the Guarantee of such Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the other Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be).

  Provision of Financial Information. Whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders upon their request, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and proxy statements which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

  The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase required by the Indenture (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "Certain Covenants-- Merger, Sale of Assets, etc." above; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $20.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal of at least $20.0 million when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within 10 days after the occurrence thereof; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $20.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (i) other than as provided in or pursuant to any Guarantee or the Indenture, the Guarantee of any Guarantor that constitutes a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Restricted Subsidiary denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

  If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, will become immediately due and payable; provided, however, that so long as the Amended Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the second preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under the Amended Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Amended Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

  Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

  The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants--Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

  The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"); and (iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes; (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable federal tax law since the date of the Indenture, to such effect; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Act; and
(iv) complying with certain other requirements set forth in the Indenture.

  The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

  The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes;
(b) reduce the principal amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);
(f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in the event of a Change of Control in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Significant Restricted Subsidiary that is a Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

  The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

  Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

  "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

  "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that for purposes of the "Transactions with Affiliates" covenant, the term "Affiliate" shall not include Chase Securities Inc. or its affiliates. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Amended Credit Facility" means the Second Amended, Restated and Consolidated Credit Agreement, dated as of July 3, 1997, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Subsidiary that is later added thereto, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of the commitment thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants--Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants--Limitation on Liens" above; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants--Limitation on Restricted Payments" above; (d) any transfers of properties and assets between Wholly Owned Restricted Subsidiaries; (e) any transaction pursuant to which the Company or any Restricted Subsidiary transfers property to a Person and the Company or such Restricted Subsidiary leases such property from such Person; provided, however, that such transaction complies with "Limitation on Indebtedness" above; and (f) sales of Investments (i) that were originally made pursuant to clause (a) of the definition of "Permitted Investments" or (ii) to the extent that such Investments were treated as Restricted Payments. In addition, solely for purposes of "Certain Covenants--Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $5.0 million in any fiscal year shall be deemed not to be an Asset Sale.

  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be properly capitalized on the balance sheet in accordance with GAAP.

  "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition; and (f) corporate securities having a rating equal to or higher than BBB- and Baa3, or the equivalents thereof, by both Standard & Poors Ratings Group and Moody's Investor Service, Inc., respectively, if both such entities rate the securities, or having such rating from one of such entities if only one such entity is rating such Securities.

  "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Certain Covenants--Merger, Sale of Assets, etc."

  "Change of Control Date" has the meaning set forth under "Offer to Purchase upon Change of Control" above.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit or a line of a business or which constitutes Replacement Assets, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect to (x) such Investment or acquisition of assets (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (y) net cost savings that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Investment or acquisition and which cost savings could then be reflected in pro forma financial statements under GAAP (provided that both (A) such cost savings were identified and quantified in an Officer's Certificate delivered to the Trustee at the time of the consummation of the Investment or acquisition and (B) with respect to each Investment or acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Investment or acquisition to effect such cost savings identified in such officer's certificate and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

  "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; (iii) Consolidated Non-cash Charges for such period; and (iv) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Equity Interest of such Person (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations,
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted

Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income
(loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and
(viii) gains and losses resulting from foreign currency transaction adjustments.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (i) depreciation, (ii) amortization and (iii) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (iii) only, such charges which require an accrual of or a reserve for cash charges for any future period).

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Amended Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

  "Designation" has the meaning set forth under "Certain Covenants-- Designation of Unrestricted Subsidiaries" above.

  "Designation Amount" has the meaning set forth under "Certain Covenants-- Designation of Unrestricted Subsidiaries" above.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

  "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

  "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

  "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

  "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

  "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

  "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

  "Guarantor" means (i) each Domestic Restricted Subsidiary in existence on the Issue Date, (ii) Fabrene Group, Inc., and (iii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to "Limitation on Guarantees by Restricted Subsidiaries" above.

  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Amended Credit Facility;
(b) all Hedging Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's

Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; unless, and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Guarantor Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor; (i) Indebtedness represented by guarantees of the Existing Notes; and (j) Indebtedness of a Guarantor to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

  "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

  "Holders" means the registered holders of the Notes.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Hedging Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

  "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "Interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights" below) on the Notes.

  "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition.

  "Issue Date" means the original issue date of the Notes.

  "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

  "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

  "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture if so required). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that
(a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (11) that in the case of any Holder whose
Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

  "Permitted Holder" means Golder, Thoma, Cressey Fund III Limited Partnership, The InterTech Group, Inc. (for so long as Messrs. Zucker and Boyd own 100% of the issued and outstanding stock thereof), Mr. Zucker and Mr. Boyd and members of either of their immediate families and trusts of which such persons are the beneficiaries and The Chase Manhattan Corporation and its subsidiaries or The Chase Manhattan Foundation.

  "Permitted Indebtedness" has the meaning set forth in the second paragraph of "Certain Covenants--Limitation on Indebtedness" above.

  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Hedging Obligations; (d) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "Certain Covenants--Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales; (e) Investments in the Company and Investments in a Restricted Subsidiary or a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments existing as of the Issue Date; and (g) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee of Indebtedness otherwise permitted by the Indenture.

  "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

  "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary (including any such Liens securing Indebtedness, to the extent and for so long as such Indebtedness is pledged to secure Senior Indebtedness); (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants--Limitation on Indebtedness" above and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; and (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

  "Preferred Equity Interest", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

  "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

  "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

  "Redemption Date" has the meaning set forth in the third paragraph of "Optional Redemption" above.

  "Replacement Assets" has the meaning set forth in the first paragraph under "Certain Covenants--Disposition of Proceeds of Asset Sales" above.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "SEC" means the Securities and Exchange Commission.

  "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Amended Credit Facility; (b) all Hedging Obligations of the Company;
(c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; (i) Indebtedness represented by the Existing Notes; and (j) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

  "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu in right of payment with the Notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

  "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

  "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

  "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, through one or more Persons by such Person, or
(b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "Unutilized Net Cash Proceeds" has the meaning set forth in the third paragraph under "Certain Covenants--Disposition of Proceeds of Asset Sales" above.

  "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

  The Notes initially will be represented by one or more permanent global certificates in definitive, duly registered form (the "Global Notes"). The Global Notes will be deposited on the date of issuance with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

  The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIB's may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

  Payments of the principal of, premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amount proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificate in registered form (a "Certificated Security") for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Issuer within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                              REGISTRATION RIGHTS

  The following description of the Registration Rights Agreement is a summary only, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement.

  DEFINITIONS. As used in this section, the following terms shall have the following meanings:

  Closing Date: July 3, 1997, the closing date of the Initial Offering of the Old Notes.

  Effectiveness Date: The 150th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if the Filing Date in respect thereof is fewer than 60 days prior to the 150th day after the Closing Date, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date and (ii) if the Filing Date is after the filing of the Exchange Offer Registration Statement with the SEC, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date.

  Expiration Date: The 30th day after the Effectiveness Date; provided, however, that if the Exchange Offer is required by applicable law to be open for a period of more than 30 days, the Expiration Date shall mean the last date of such period.

  Filing Date: The 60th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if a Shelf Registration Event shall have occurred fewer than 30 days prior to the 60th day after the Closing Date, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event and (ii) if a Shelf Registration Event shall have occurred after the filing of the Exchange Offer Registration Statement with the SEC, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event.

  Registrable Securities: The Old Notes upon original issuance thereof and at all times subsequent thereto, each Exchange Note (as defined below) as to which clause (v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Notes (as defined in the Registration Rights Agreement), until in the case of any such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Note as to which clause (v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is applicable, the Exchange Offer Registration Statement) covering such Old Notes, Exchange Notes or Private Exchange Notes has been declared effective by the SEC and such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, are sold in compliance with Rule 144 under the Securities Act, (iii) such Old Note has been exchanged for an Exchange Note pursuant to the Exchange Offer and clause
(v) of paragraph (b) of "The Exchange Offer--Purpose and Effect of the Exchange Offer" below is not applicable thereto, or (iv) such Old Notes, Exchange Notes or Private Exchange Notes, as the case may be, cease to be outstanding.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company on July 3, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the date of the Initial Offering (the "Issue Date"). Certain terms of the Registration Rights Agreement are summarized as follows:

  (a) The Company and each of the Guarantors agree to file with the Securities and Exchange Commission (the "SEC" or "Commission"), on or before the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of senior subordinated debt securities of the Company which are identical to the Old Notes and are guaranteed, jointly and severally, by each of the Guarantors (the "Exchange Notes") (and which are entitled to the benefits of a trust indenture which is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")) and which has been qualified under the Trust Indenture Act), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and each of the Guarantors agree to use their respective best efforts to (i) cause the Exchange Offer Registration Statement to become effective and commence the Exchange Offer on or prior to the Effectiveness Date, (ii) keep the Exchange Offer open until the Expiration Date and (iii) exchange Exchange Notes for all Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the Expiration Date.

  The Company and each of the Guarantors shall use their respective best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for at least 180 days (or such shorter time as such persons must comply with such requirements in order to resell the Exchange Notes) (the "Applicable Period").

  (b) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the fifth day after the Expiration Date,
(iv) any Holder of Private Exchange Notes so requests, or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under Federal securities laws (the occurrence of any such event, a "Shelf Registration Event"), then, in the case of each of clauses (i) through
(v) of this sentence, the Company shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and thereafter the Company and each of the Guarantors shall file an Initial Shelf Registration Statement pursuant to the terms of the Registration Rights Agreement.

  SHELF REGISTRATION. If a Shelf Registration Event has occurred (and whether or not an Exchange Offer Registration Statement has been filed with the SEC or has become effective, or the Exchange Offer has been consummated), then:

  (a) Initial Shelf Registration Statement. The Company and each of the Guarantors shall promptly prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Company and each of the Guarantors shall file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form if available, permitting registration of such Registrable Securities for resale by such holders in the manner designated by them (including, without limitation, in one or more underwritten offerings). The Company and each of the Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. The Company and each of the Guarantors shall use their respective best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 24 months from the Closing Date or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 24 month or shorter period, the "Effectiveness Period").

  (b) Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and each of the Guarantors shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Company and each of the Guarantors shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company and each of the Guarantors shall use their respective best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

  (c) Supplements and Amendments. The Company and each of the Guarantors shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

  ADDITIONAL INTEREST. The Company agrees to pay, as liquidated damages, additional interest on the Old Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

    (i) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement has not been filed on or prior to the applicable Filing Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph
  (b) of "--Purpose and Effect of Exchange Offer" above shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes;

    (ii) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph
  (b) of "--Purpose and Effect of Exchange Offer" above shall have occurred), Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of Old Notes; and

    (iii) if (A) the Company has not exchanged Exchange Notes for all Old Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable, any Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes commencing on the (x) sixth day after the Expiration Date, in the case of
  (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this paragraph), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this paragraph) or (3) upon the exchange of Exchange Notes for all Old Notes validly tendered and not withdrawn (in the case of clause (iii)(A) of this paragraph), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) of this paragraph), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) of this paragraph), or upon the effectiveness of a Subsequent Shelf Registration Statement (in the case of clause (iii)(C) of this paragraph), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $400,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on August 27, 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on October 3, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on January 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each January 1 and July 1, commencing on January 1, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to validly tender Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  By executing the Letter of Transmittal (or transmitting an Agent's Message in lieu thereof), each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by a Medallion Signature Guarantor.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see
"--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      HARRIS TRUST AND SAVINGS BANK

               By Mail:                          Overnight Courier:

 c/o Harris Trust Company of New York   c/o Harris Trust Company of New York

          Wall Street Station                77 Water Street, 4th Floor
             P.O. Box 1023                       New York, NY 10005
        New York, NY 10268-1023            Attention: Reorganization Dept.
    Attention: Reorganization Dept.

               By Hand:                        Facsimile Transmission:
                                           (for Eligible Institutions Only)
 c/o Harris Trust Company of New York          (212) 701-7636 or 7637

            Receive Window
      77 Water Street, 5th Floor
          New York, NY 10005
    Attention: Reorganization Dept.

                   For Information Telephone (call collect):
                                (212) 701-7624

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, less the original issue discount (net of amortization) as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. Certain expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule

144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions. broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until December 3, 1997 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of Polymer Group, Inc. included herein and appearing in Polymer Group, Inc.'s Annual Report (Form 10-
K) as of December 28, 1996 and December 30, 1995 and for each of the three years ended December 28, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and included herein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  In connection with the Chicopee Acquisition on March 15, 1995, the Company appointed Ernst & Young LLP, independent auditors, as independent accountants for Chicopee B.V., an indirect foreign subsidiary, to replace Coopers & Lybrand (Nederland) ("C&L Nederland"), independent public accountants affiliated with Coopers & Lybrand International, whom the Company dismissed as of March 15, 1995.

  During the two fiscal years prior to the Chicopee Acquisition, there were no disagreements with C&L Nederland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure nor did C&L Nederland's reports on the financial statements for such periods contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting.

  In connection with the filing of the Company's Registration Statement on Form S-1, C&L Nederland was provided with a copy of this disclosure and was requested by the Company to furnish a letter addressed to the Commission stating whether they agree with the above statements. A copy of C&L Nederland's letter to the Commission was filed as an exhibit to the Registration Statement on Form S-1.

                              POLYMER GROUP, INC.
                         INDEX TO FINANCIAL STATEMENTS

POLYMER GROUP, INC.

Report of Ernst & Young LLP, Independent Auditors.........................   F-2
Consolidated Balance Sheets as of December 28, 1996 and December 30, 1995.   F-3
Consolidated Statements of Operations for the fiscal years ended December
 28, 1996,
   December 30, 1995 and December 31, 1994................................   F-4
Consolidated Statements of Shareholders' Equity (Deficit) for the fiscal years ended
   December 28, 1996, December 30, 1995 and December 31, 1994.............   F-5
Consolidated Statements of Cash Flows for the fiscal years ended December
 28, 1996,
   December 30, 1995 and December 31, 1994................................   F-6
Notes to Consolidated Financial Statements for the fiscal years ended
 December 28, 1996,   December 30, 1995 and December 31, 1994.............   F-7
Condensed Consolidated Balance Sheets as of June 28, 1997 (unaudited) and
   December 28, 1996 .....................................................  F-32
Consolidated Statements of Operations (unaudited) for the three and six months ended
   June 28, 1997 and June 29, 1996........................................  F-33
Condensed Consolidated Statements of Cash Flows (unaudited) for the six
 months ended   June 28, 1997 and June 29, 1996...........................  F-34
Notes to Condensed Consolidated Financial Statements for the three and six months ended
   June 28, 1997 and June 29, 1996........................................  F-35

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Polymer Group, Inc.

  We have audited the accompanying consolidated balance sheets of Polymer Group, Inc. as of December 28, 1996 and December 30, 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Polymer Group, Inc. at December 28, 1996 and December 30, 1995 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 28, 1996 in conformity with generally accepted accounting principles.

                                                              Ernst & Young llp

Greenville, South Carolina
January 23, 1997

                              POLYMER GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            DECEMBER 28, DECEMBER 30,
                                                                1996         1995
                                                            ------------ ------------
                          ASSETS
                          ------
Current assets:
 Cash and equivalents.....................................    $ 37,587     $ 18,088
 Marketable securities....................................      10,892        4,861
 Accounts receivable, net.................................      64,752       58,288
 Inventories..............................................      55,637       47,882
 Deferred income taxes....................................       5,172        4,100
 Other....................................................      10,387       13,691
                                                              --------     --------
     Total current assets.................................     184,427      146,910
Property, plant and equipment, net........................     406,527      380,338
Intangibles, loan acquisition and organization costs, net.      96,932       95,753
Deferred income taxes.....................................      10,741        9,500
Other.....................................................       9,488        5,480
                                                              --------     --------
     Total assets.........................................    $708,115     $637,981
                                                              ========     ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
 Accounts payable.........................................    $ 36,059     $ 36,550
 Accrued liabilities......................................      33,130       29,813
 Income taxes payable.....................................       1,196        4,295
 Deferred income taxes....................................       1,391        3,756
 Current portion of long-term debt........................      19,497       10,938
                                                              --------     --------
     Total current liabilities............................      91,273       85,352
Long-term debt, less current portion......................     362,745      439,940
Deferred income taxes.....................................      52,115       43,192
Other noncurrent liabilities..............................       6,064       11,406
Mandatory redeemable preferred stock of subsidiary; 13%
 cumulative, non-voting, $.01 par value--0 shares
 authorized, issued and outstanding at 1996 (40,000 shares
 authorized, issued and outstanding at 1995); plus
 accumulated dividends of $0 at 1996 ($4,575 at 1995);
 mandatory redemption value of $0 at 1996 ($44,575 at
 1995)....................................................         --        44,339
Shareholders' equity:
 Series preferred stock--$.01 par value, 10,000,000
  shares authorized at 1996 (0 at 1995); 0 shares issued
  and outstanding at 1996 and 1995........................         --           --
 Common stock--$.01 par value, 100,000,000 shares
  authorized at 1996 (0 at 1995); 32,000,000 shares
  issued and outstanding at 1996 (0 at 1995)..............         320          --
 Non-voting common stock--$.01 par value, 3,000,000
  shares authorized at 1996 (0 at 1995); 0 shares issued
  and outstanding at 1996 and 1995........................         --           --
 Class A-1 common stock--$.0005 par value, 0 shares
  authorized at 1996 (8,985,641 at 1995); 0 shares issued
  and outstanding at 1996 (5,359,615 at 1995).............         --             3
 Class A-2 common stock--$.0005 par value, 0 shares
  authorized at 1996 (998,405 at 1995); 0 shares issued
  and outstanding at 1996 (698,883 at 1995)...............         --           --
 Class A-3 common stock--$.0005 par value, 0 shares
  authorized at 1996 (2,995,214 at 1995); 0 shares issued
  and outstanding at 1996 (2,296,330 at 1995).............         --             1
 Class B common stock--$.0005 par value, 0 shares
  authorized at 1996 (11,980,854 at 1995); 0 shares
  issued and outstanding at 1996 (10,727,437 at 1995).....         --             6
 Class C common stock--$.0005 par value, 0 shares
  authorized at 1996 (4,992,023 at 1995), 0 shares issued
  and outstanding at 1996 and 1995........................         --           --
 Additional paid-in capital...............................     243,662       53,134
 (Deficit)................................................     (54,783)     (52,653)
 Cumulative translation adjustment........................       6,790       12,919
 Unrealized holding gain (loss) on marketable securities..         (71)         342
                                                              --------     --------
                                                               195,918       13,752
                                                              --------     --------
     Total liabilities and shareholders' equity...........    $708,115     $637,981
                                                              ========     ========

                            See accompanying notes.

                              POLYMER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE FISCAL YEARS ENDED
                                          --------------------------------------
                                          DECEMBER 28, DECEMBER 30, DECEMBER 31,
                                              1996         1995         1994
                                          ------------ ------------ ------------
Net sales...............................    $521,368     $437,638     $165,333
Cost of goods sold......................     389,013      333,606      129,071
                                            --------     --------     --------
Gross profit............................     132,355      104,032       36,262
Selling, general and administrative
 expenses...............................      70,207       61,744       20,699
                                            --------     --------     --------
Operating income........................      62,148       42,288       15,563
Other expense:
  Interest expense, net.................      33,641       37,868       13,216
  Foreign currency transaction losses,
   net..................................       2,955       22,811       17,332
                                            --------     --------     --------
                                              36,596       60,679       30,548
                                            --------     --------     --------
Income (loss) before income taxes and
 extraordinary item.....................      25,552      (18,391)     (14,985)
Income taxes............................      10,730        5,216        3,353
                                            --------     --------     --------
Income (loss) before extraordinary item.      14,822      (23,607)     (18,338)
Extraordinary item, loss from
 extinguishment of debt, net of income
 tax benefit of $7,492 in 1996 ($1,846
 in 1994)...............................     (13,932)         --        (4,372)
                                            --------     --------     --------
Net income (loss).......................         890      (23,607)     (22,710)
Redeemable preferred stock dividends and
 accretion..............................      (3,020)      (4,839)      (1,209)
                                            --------     --------     --------
Net (loss) applicable to common stock...    $ (2,130)    $(28,446)    $(23,919)
                                            ========     ========     ========
Net income (loss) per common share:
  Income (loss) before extraordinary
   item.................................    $    .43     $  (1.39)    $   (.95)
  Extraordinary item, net of income tax
   benefit..............................        (.51)         --          (.21)
                                            --------     --------     --------
Net (loss) applicable to common stock...    $   (.08)    $  (1.39)    $  (1.17)
                                            ========     ========     ========
Weighted average number of shares.......      27,688       20,500       20,500
                                            ========     ========     ========



                            See accompanying notes.

                              POLYMER GROUP, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
  FOR THE FISCAL YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995 AND DECEMBER
                                    31, 1994
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  UNREALIZED
                                                                   HOLDING
                                                      CUMULATIVE     GAIN
                                 ADDITIONAL           TRANSLATION (LOSS) ON
                          COMMON  PAID-IN             ADJUSTMENTS MARKETABLE
                          STOCK   CAPITAL   (DEFICIT)  AND OTHER  SECURITIES  TOTAL
                          ------ ---------- --------  ----------- ---------- --------
Balance--January 1,
 1994...................   $  2   $     78  $    (52)   $ (620)     $ --     $   (592)
Exchange of preferred
 stock and shareholder
 loans for common stock.    --      23,929       --        --         --       23,929
Cash paid to and
 collected from
 shareholders...........    --        (595)     (236)       80        --         (751)
Acquisition of
 affiliate..............    --        (876)      --       (698)       --       (1,574)
Issuance of stock
 (29,435,640 shares)....     15        --        --        --         --           15
Net loss................    --         --    (22,710)      --         --      (22,710)
Foreign currency
 translation
 adjustments............    --          90       --      5,022        --        5,112
Cumulative dividends on
 redeemable preferred
 stock and discount
 accretion..............    --         --     (1,209)      --         --       (1,209)
                           ----   --------  --------    ------      -----    --------
Balance--December 31,
 1994...................     17     22,626   (24,207)    3,784        --        2,220
Exchange of Class A and
 B stock (32,959,130
 shares)................    (17)   (22,626)      --        --         --      (22,643)
Issuance of Class A-1
 stock (5,359,615
 shares)................      3     21,155       --        --         --       21,158
Issuance of Class A-2
 stock (698,883 shares).    --       4,015       --        --         --        4,015
Issuance of Class A-3
 stock (2,296,330
 shares)................      1      4,621       --        --         --        4,622
Issuance of Class B
 stock (10,727,437
 shares)................      6     22,843       --        --         --       22,849
Issuance of warrants....    --         500       --        --         --          500
Net loss................    --         --    (23,607)      --         --      (23,607)
Foreign currency
 translation
 adjustments............    --         --        --      9,135        --        9,135
Cumulative dividends on
 redeemable preferred
 stock and discount
 accretion..............    --         --     (4,839)      --         --       (4,839)
Unrealized holding gain
 on marketable
 securities.............    --         --        --        --         342         342
                           ----   --------  --------    ------      -----    --------
Balance--December 30,
 1995...................     10     53,134   (52,653)   12,919        342      13,752
Exercise of warrants
 (1,417,735 shares).....      1         (1)      --        --         --          --
Approximate 19.97 to 1
 stock split............    194       (194)      --        --         --          --
Issuance of stock, net
 of costs incurred
 (11,500,000 shares)....    115    190,723       --        --         --      190,838
Net income..............    --         --        890       --         --          890
Foreign currency
 translation
 adjustments............    --         --        --     (6,129)       --       (6,129)
Cumulative dividends on
 redeemable preferred
 stock and discount
 accretion..............    --         --     (3,020)      --         --       (3,020)
Unrealized holding
 (loss) on marketable
 securities.............    --         --        --        --        (413)       (413)
                           ----   --------  --------    ------      -----    --------
Balance--December 28,
 1996...................   $320   $243,662  $(54,783)   $6,790      $ (71)   $195,918
                           ====   ========  ========    ======      =====    ========

                            See accompanying notes.

                               POLYMER GROUP, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                FOR THE FISCAL YEARS ENDED
                                          --------------------------------------
                                          DECEMBER 28, DECEMBER 30, DECEMBER 31,
                                              1996         1995         1994
                                          ------------ ------------ ------------
Operating activities
  Net income (loss).....................   $     890    $ (23,607)   $ (22,710)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
  Extraordinary item, net of income tax
   benefit..............................      13,932          --         4,372
  Depreciation and amortization expense.      36,767       29,834        8,348
  Foreign currency transaction losses,
   net..................................       2,955       22,811       17,055
  Provision for losses on accounts
   receivable and price concessions.....       9,060        5,788          435
  Provision for deferred income taxes...         339       (1,375)         582
  Changes in operating assets and
   liabilities, net of effect
   of acquisitions:
    Accounts receivable.................     (11,966)     (16,160)      (7,401)
    Inventories.........................      (6,353)      (7,799)       3,953
    Accounts payable and accrued
     expenses...........................      (5,860)      (2,666)      13,381
    Other, net..........................      (3,667)       4,730         (629)
                                           ---------    ---------    ---------
      Net cash provided by operating
       activities.......................      36,097       11,556       17,386
Investing activities
  Purchases of property, plant and
   equipment............................     (26,739)     (47,842)     (11,341)
  Purchases of marketable securities....     (22,879)     (22,521)      (4,705)
  Proceeds from sales of marketable
   securities...........................      16,713       19,929        2,707
  Acquisition of businesses, net of cash
   acquired.............................     (52,466)    (281,358)     (48,643)
  Organization and other costs..........      (1,051)      (1,416)         607
                                           ---------    ---------    ---------
      Net cash (used in) investing
       activities.......................     (86,422)    (333,208)     (61,375)
Financing activities
  Issuance of common stock, net of costs
   incurred.............................     190,838       30,000           15
  Proceeds from debt....................     308,277      273,654      189,514
  Payments of debt......................    (375,989)     (13,638)    (113,404)
  Issuance of redeemable preferred stock
   and warrants.........................      10,000       40,000          --
  Redemption of preferred stock.........     (57,359)         --       (13,324)
  Loan acquisition, debt prepayment and
   other costs, net.....................     (11,376)      (2,380)      (4,319)
                                           ---------    ---------    ---------
      Net cash provided by financing
       activities.......................      64,391      327,636       58,482
Effect of exchange rate changes on cash.       5,433       (1,724)      (3,359)
                                           ---------    ---------    ---------
      Net increase in cash and
       equivalents......................      19,499        4,260       11,134
      Cash and equivalents at beginning
       of year..........................      18,088       13,828        2,694
                                           ---------    ---------    ---------
      Cash and equivalents at end of
       year.............................   $  37,587    $  18,088    $  13,828
                                           =========    =========    =========
Noncash investing and financing
 activities
  Issuance of common stock in exchange
   for preferred stock, cumulative
   dividends and common stock in
   affiliated companies.................   $     --     $     --     $  23,065
  Cumulative dividends on redeemable
   preferred stock and accretion........       3,020        4,839        1,209
  Approximate 19.97 to 1 stock split....         194          --           --
Supplemental information
  Cash paid for interest................      38,111       43,186        3,949
  Cash paid for income taxes............       6,602        5,027        1,298
Acquisition of businesses:
  Fair value of assets acquired.........      61,946      358,814      122,165
  Liabilities assumed and incurred......       9,480       77,456       73,522
  Cash paid.............................      52,466      281,358       48,643

                            See accompanying notes.

                              POLYMER GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Polymer Group, Inc. ("Polymer Group" or "Company") operates in one business segment, manufacturing and marketing woven and nonwoven polyolefin fabric. The Company's principal lines of business include hygiene and medical products for consumer applications, wiping products and industrial and specialty products. The Company operates thirteen manufacturing facilities located in the United States, Canada, Mexico, The Netherlands and Germany.

 (b) Basis of Presentation and Use of Estimates

  The accompanying consolidated financial statements of Polymer Group, a Delaware corporation incorporated on June 16, 1994, are prepared on the basis of generally accepted accounting principles and include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All material intercompany accounts are eliminated in consolidation. Certain amounts previously presented in the consolidated financial statements for prior periods have been reclassified to conform to current classification. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (c) Revenue Recognition

  Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

 (d) Cash Equivalents and Investment Income

  Investment securities with maturities of three months or less at the time of acquisition are considered cash equivalents. Investment income approximated $1.9 million in 1996 and consists primarily of interest income from highly liquid investment sources. Interest expense in the consolidated statements of operations is net of investment income and capitalized interest (see explanation (h) below). Investment income was not significant in 1995 or 1994.

 (e) Marketable Securities

  In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company has classified equity securities as available-for-sale which are carried at fair value based on quoted market prices. Unrealized holding gains and losses on available-for-sale securities are included as a component of shareholders' equity. Realized gains and losses are determined on the specific identification method and included in the determination of net income. Marketable securities as of December 28, 1996 and December 30, 1995 consist of the following:

                                                                 1996     1995
                                                                -------  ------
                                                                (IN THOUSANDS)
      Marketable securities (common and preferred stock):
        Cost................................................... $10,963  $4,519
        Unrealized gains.......................................     --      342
        Unrealized (losses)....................................     (71)    --
                                                                -------  ------
        Gross fair value....................................... $10,892  $4,861
                                                                =======  ======

                              POLYMER GROUP, INC.

 (f) Accounts Receivable and Concentration of Credit Risks

  Accounts receivable potentially expose the Company to concentration of credit risk, as defined by Statement of Financial Accounting Standards No. 105 "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk." The Company provides credit in the normal course of business and performs ongoing credit evaluations on certain of its customers' financial condition, but generally does not require collateral to support such receivables. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts was $3.8 and $1.9 million at December 28, 1996 and December 30, 1995, respectively, which management believes is adequate to provide for credit loss in the normal course of business, as well as losses for customers who have filed for protection under the bankruptcy law. Johnson & Johnson ("J&J") and The Procter & Gamble Company ("P&G") accounted for approximately 29% and 14%, respectively, of the Company's sales in 1996. In 1995, J&J and P&G accounted for approximately 28% and 15%, respectively, of the Company's sales. P&G accounted for approximately 38% of the Company's sales in 1994.

 (g) Inventories

  Inventories are stated at the lower of cost or market using the first-in, first-out method of accounting. Supply inventories not expected to be utilized within one year are classified as other non-current assets. Inventories, classified as current assets, as of December 28, 1996 and December 30, 1995, consist of the following:

                                                                 1996    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
      Finished goods........................................... $26,809 $22,476
      Work in process and stores and maintenance parts.........   3,328   4,010
      Raw materials............................................  25,500  21,396
                                                                ------- -------
          Total................................................ $55,637 $47,882
                                                                ======= =======

 (h) Property, Plant and Equipment

  Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed for financial reporting purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives established for building and land improvements range from 18 to 33 years, and the estimated useful lives established for machinery, equipment and other fixed assets range from 3 to 15 years. Costs of the construction of certain long-term assets include capitalized interest which is amortized over the estimated useful life of the related asset. The Company capitalized approximately $0.8, $1.9 and $0.5 million of interest costs during 1996, 1995 and 1994, respectively.

 (i) Intangibles, Loan Acquisition and Organization Costs

  The excess of cost over the fair value of net assets of companies acquired is amortized on the straight-line method over an estimated useful life of 40 years. Identified intangible assets consist primarily of costs allocated in the acquisitions to supply agreements, proprietary technology and other acquisition related arrangements. Such costs are amortized on the straight-line method over periods not exceeding an estimated useful life of ten years. Capitalized organization costs are amortized over five years on the straight-line method. Loan acquisition costs relating to long-term debt are amortized

                              POLYMER GROUP, INC.

over the term of the related debt. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows.

 (j) Derivatives

  The Company does not use derivative financial instruments for trading purposes. Such products are used only to manage well-defined interest rate risks. Premiums paid for purchased interest rate cap agreements are charged to expense over the rate cap period. On May 16, 1996, and in connection with the Amended Credit Facility (see Note 8. Long-Term Debt), the Company entered into a London Interbank Offered Rate ("LIBOR")-based interest rate cap agreement. The agreement period extends through March 30, 1999, subject to adjustment, and provides for a notional amount of $100.0 million which declines ratably over the rate cap term. If the rate cap exceeds 9% on each quarterly reset date, as defined in the agreement, the Company is entitled to receive an amount by which the rate cap exceeds 9%. Over the term of the agreement in 1996, such amount did not exceed 9%. Charges to expense in 1996 related to derivative products were not significant.

 (k) Fair Value of Financial Instruments

  The Company has estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The carrying amount of cash and equivalents, marketable securities, accounts receivable, other assets and accounts payable are reasonable estimates of their fair values. Fair value of the Company's long-term debt was estimated using interest rates at those dates for issuance of such financial instruments with similar terms and remaining maturities and other independent valuation methodologies. The estimated fair value of long-term debt at December 28, 1996 and December 30, 1995 was $391.2 million and $445.2 million, respectively.

 (l) Income Taxes

  The provision for income taxes and corresponding balance sheet accounts are determined in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax liabilities and assets are determined based upon temporary differences between the basis of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be ultimately realized.

 (m) Research and Development

  The cost of research and development is charged to expense as incurred and is included in selling, general and administrative expense in the consolidated statement of operations. The Company incurred approximately $6.9, $6.4 and $2.9 million of research and development expense during 1996, 1995 and 1994, respectively.

                              POLYMER GROUP, INC.

 (n) Foreign Currency Translation

  For all periods through December 28, 1996, the local currencies of the Company's foreign subsidiaries have been determined to be the functional currencies in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("FAS 52"). Assets and liabilities of the Company's foreign subsidiaries are translated into United States dollars at current exchange rates and resulting translation adjustments are included as a separate component of shareholders' equity while revenue and expense accounts of these operations are translated at weighted average exchange rates during the period. Transaction gains and losses are included in the determination of net income. See Note 18. Subsequent Events for discussion of the Company's change in functional currency for its Mexican subsidiary from the nuevo peso to the United States dollar.

 (o) Net Income (Loss) Per Common Share

  Net income (loss) per common share is determined by dividing net income
(loss) applicable to common stock by the average number of shares outstanding during the period. Stock options are considered common stock equivalents, but are excluded from the calculation of net income (loss) per common share since their effect is antidilutive.

 (p) New Accounting Standards

  On December 31, 1995, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The effect of adoption did not have a material impact on the Company's results of operations during 1996. In connection with the Company's initial public offering of common stock ("IPO"), the Company adopted the provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 establishes financial accounting and reporting standards for stock-based compensation plans. As permitted by FAS 123, the Company elected to account for stock-based compensation awards in accordance with Accounting Principles Board Opinion No. 25. Accordingly, the Company has disclosed information required by FAS 123 in Note 11. Stock Option Plan.

NOTE 2. INITIAL PUBLIC OFFERING

 Initial Public Offering

  On May 15, 1996, the Company completed the IPO, in which it offered and sold
11.5 million shares of its common stock at a price of $18.00 per share. Net proceeds to the Company after underwriting fees and other related costs were approximately $190.8 million. Pursuant to the Recapitalization Agreement dated May 6, 1996, all of the warrants to acquire shares of Class C common stock were exercised, and the outstanding shares of Class A common stock, Class B common stock, and Class C common stock were converted into shares of a single class of common stock concurrently with the IPO. In connection with the IPO, the Company's Board of Directors ("Board") approved an approximate 19.97 to 1 stock split. Accordingly, all common share and warrant data in the consolidated financial statements have been restated to reflect such stock split. In connection with consummation of the IPO, the Company consummated the following transactions: (i) effectively repaid all outstanding indebtedness under the FiberTech and Chicopee credit facilities and

                              POLYMER GROUP, INC.

terminated such credit facilities and redeemed $50.0 million principal amount of the 12 1/4% Senior Notes at a premium of 112.25% plus accrued and unpaid interest and entered into a new credit facility (together with the IPO, the "Recapitalization") (see Note 8. Long-Term Debt); (ii) redeemed the preferred stock of Chicopee, Inc. at a price of $1,000 per share plus accrued but unpaid dividends (approximately $46.9 million); and (iii) redeemed the preferred stock of the Company, which was issued on January 11, 1996 (see Note 17. Certain Matters), at a price of $1,000 per share plus accrued but unpaid dividends (approximately $10.5 million). Redeemable preferred stock activity during 1996 and 1995 consists of the following:

                                                                FISCAL YEAR
                                                              -----------------
                                                                1996     1995
                                                              --------  -------
                                                               (IN THOUSANDS)
      Balance at beginning of period......................... $ 44,339  $   --
      Issuances of redeemable preferred stock................   10,000   39,500
      Accrued dividends and discount accretion...............    3,020    4,839
      Redemption of redeemable preferred stock...............  (57,359)     --
                                                              --------  -------
      Balance at end of period............................... $    --   $44,339
                                                              ========  =======

 Shareholders' Equity

  As a result of the IPO, the Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, 3,000,000 shares of non-voting common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Subject to certain regulatory limitations, the non-voting common stock is convertible on a one-for-one basis into common stock at the option of the holder. The Company's Board may, without further action by Polymer Group's shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences, conversion features, dividend rate (including whether such dividend shall be cumulative or noncumulative) and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for common dividends. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to holders of shares of common stock. Following the IPO, 100,000 shares of junior preferred stock were reserved for issuance in connection with the Rights Plan (see Note 12. Shareholder Rights Plan).

NOTE 3. ORGANIZATION AND ACQUISITIONS

  On June 24, 1994, the Company issued $150.0 million in 12 1/4% Senior Notes (see Note 8. Long-Term Debt); acquired two affiliated companies, PGI Polymer, Inc. ("PGI") and Fabrene Inc. ("Fabrene"); and acquired Bonlam, S.A. de C.V. ("Bonlam"). Following these transactions, PGI, Fabrene and Bonlam became wholly-owned subsidiaries of the Company. PGI, a holding company, was acquired by exchanging 1,522,370 shares of the Company's common stock and approximately $13.3 million in cash for all of the outstanding shares of common stock and preferred stock of PGI, and accrued dividends thereon. The acquisition was considered to be between entities under common control and was accounted for at historical cost in a manner similar to a pooling of interests. The net assets of PGI on a historical cost basis were approximately $16.3 million at the time of the acquisition. Prior to the acquisitions of PGI and Fabrene by the Company, PGI owned 27% of Fabrene, a Canadian-based manufacturer and marketer of woven polyolefin fabrics. This equity interest was

                              POLYMER GROUP, INC.

acquired indirectly by the Company in connection with the acquisition of PGI. The remaining 73% was acquired by the Company in a transaction accounted for by the purchase method of accounting. To effect the transaction, Fabrene acquired shares of its common stock and warrants from a shareholder, and repaid a subordinated loan to the shareholder for $12.5 million in cash. The remaining shareholders of Fabrene exchanged their common stock and common stock warrants for 128,220 shares of common stock of the Company and approximately $0.8 million in cash. The Company's total cost of acquiring the ownership not previously owned by PGI was approximately $7.0 million. The Company also acquired all the outstanding common stock of Bonlam, a Mexican-based manufacturer and marketer of spunbond nonwoven products, for approximately $40.7 million in a transaction accounted for by the purchase method of accounting.

  On March 15, 1995, the Company completed the acquisition ("Chicopee Acquisition") of the Nonwovens Business of Johnson & Johnson Advanced Materials Company and Chicopee B.V. (collectively, "Chicopee") from J&J for an aggregate consideration of $290.0 million in a transaction accounted for by the purchase method of accounting. Chicopee manufactures and markets nonwoven roll and converted products, with a leading market share in the domestic and international health care market. On August 14, 1996, PGI completed the acquisition ("FNA Acquisition") of the business of FNA Polymer Corp. ("FNA") (formerly known as Fitesa North America Corporation) for approximately $48.0 million in a transaction accounted for by the purchase method of accounting. FNA produces polypropylene fabrics for the nonwovens industry. The results of FNA are included in the accompanying consolidated statements of operations for the period from the date of acquisition through December 28, 1996.

  The following pro forma information in the table below is based on historical financial statements of the Company, FNA and Chicopee adjusted to give effect to the IPO, the FNA Acquisition, the Chicopee Acquisition and the financing thereof as if such events occurred on December 31, 1995 and January 1, 1995, respectively. The allocation of the purchase price for the FNA Acquisition is subject to revision based on facts and circumstances. The accompanying unaudited pro forma financial information in the table below does not purport to represent what the Company's results of operations would have been had the FNA Acquisition, the Chicopee Acquisition and the IPO actually occurred at the beginning of the respective periods, or project the Company's results of operations for any future periods.

                                                                 FISCAL YEAR
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
      Net sales.............................................. $540,395 $519,600
      Income before extraordinary item.......................   19,323   10,284
      Net income.............................................    4,765    2,858
      Per share:
      Income before extraordinary item....................... $    .60 $    .32
      Net income.............................................      .15      .09

                              POLYMER GROUP, INC.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment as of December 28, 1996 and December 30, 1995, consist of the following:

                                                               1996      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
      Cost:
        Land................................................ $  9,272  $  9,091
        Buildings and land improvements.....................   84,089    75,297
        Machinery, equipment and other......................  365,464   316,712
        Construction in progress............................   12,915    18,429
                                                             --------  --------
                                                              471,740   419,529
      Less accumulated depreciation.........................  (65,213)  (39,191)
                                                             --------  --------
                                                             $406,527  $380,338
                                                             ========  ========

  Depreciation charged to expense was $27.2, $21.0 and $6.3 million during 1996, 1995 and 1994, respectively.

NOTE 5. INTANGIBLES, LOAN ACQUISITION AND ORGANIZATION COSTS

  Intangibles, loan acquisition and organization costs as of December 28, 1996 and December 30, 1995, consist of the following:

                                                               1996      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
      Cost:
        Goodwill............................................ $ 61,801  $ 41,837
        Identified intangibles:
          Supply agreement..................................   13,431    13,000
          Proprietary technology............................   24,100    24,100
          Other.............................................      902       876
        Loan acquisition costs..............................    8,302    21,613
        Organization costs..................................    6,752     7,375
                                                             --------  --------
                                                              115,288   108,801
        Less accumulated amortization.......................  (18,356)  (13,048)
                                                             --------  --------
                                                             $ 96,932  $ 95,753
                                                             ========  ========

  Amortization charged to expense was $9.6, $8.9 and $2.1 million during 1996, 1995 and 1994, respectively. The approximate $20.0 million increase in goodwill between 1996 and 1995 results from the FNA Acquisition. Additionally, the $13.3 million decrease in loan acquisition costs between 1996 and 1995 results from the early extinguishment of debt in connection with the IPO as discussed in Note 2. Initial Public Offering and Note 15. Quarterly Results of Operations (Unaudited).

                              POLYMER GROUP, INC.

NOTE 6. ACCRUED LIABILITIES

  Accrued liabilities as of December 28, 1996 and December 30, 1995, consist of the following:

                                                                 1996    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
Accrued liabilities:
  Interest payable............................................. $ 6,778 $ 8,898
  Salaries, wages and other fringe benefits....................   7,116   5,924
  Restructuring costs..........................................  10,036   7,540
  Other........................................................   9,200   7,451
                                                                ------- -------
                                                                $33,130 $29,813
                                                                ======= =======

  In connection with the Chicopee Acquisition, management of the Company adopted a plan to relocate manufacturing equipment, corporate offices and certain equipment used in Chicopee's North American research and development activities to other sites within the United States. Accordingly, the Company provided for accrued restructuring costs of approximately $17.9 million in connection with the allocation of the purchase price to the fair value of assets acquired and liabilities assumed. During 1996 and 1995, the Company charged approximately $3.5 million and $2.4 million, respectively, against the accrued restructuring reserve. In 1996, the charges against the restructuring reserve related primarily to: (i) the relocation of assets, including equipment used in production and research and development related activities ($2.5 million); (ii) the relocation of the acquiree's corporate headquarters ($0.8 million); and (iii) other miscellaneous costs within the provisions of the restructuring plan ($0.2 million). At December 28, 1996, the Company's total accrued restructuring costs associated with the plan approximated $12.0 million. Management currently estimates that approximately $10.0 million of the total accrued restructuring costs will be incurred during 1997; therefore, this portion of the total accrual has been recognized as a current liability in the consolidated balance sheet.

NOTE 7. COMMITMENTS AND CONTINGENCIES

 Leases

  The Company leases certain manufacturing, warehousing and other facilities and equipment under operating leases. The leases on most of the properties contain renewal provisions. Rent expense (net of sub-lease income), including incidental leases, approximated $2.4, $2.3 and $0.3 million in 1996, 1995 and 1994, respectively. Rental income approximated $2.2 and $2.3 million in 1996 and 1995, respectively. The approximate net minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 28, 1996 are:


                                                     GROSS    LEASE      NET
                                                    MINIMUM  AND SUB-  MINIMUM
                                                     RENTAL   LEASE     RENTAL
                                                    PAYMENTS (INCOME)  PAYMENTS
                                                    -------- --------  --------
                                                          (IN THOUSANDS)
      1997.........................................  $1,778  $   (445) $  1,333
      1998.........................................   1,484    (1,068)      416
      1999.........................................   1,302    (1,068)      234
      2000.........................................   1,213    (1,068)      145
      2001.........................................   1,137    (1,068)       69
      Thereafter...................................   2,086   (14,408)  (12,322)
                                                     ------  --------  --------
                                                     $9,000  $(19,125) $(10,125)
                                                     ======  ========  ========

                              POLYMER GROUP, INC.

 Purchase Commitments

  At December 28, 1996, the Company had commitments of approximately $73.5 million related to the purchase of raw materials and converting services and approximately $30.9 million related to capital projects.

 Collective Bargaining Agreements

  At December 28, 1996, the Company had a total of approximately 2,300 employees worldwide. Of this total, approximately 900 employees are represented by labor unions or trade councils that have entered into separate collective bargaining agreements with the Company. Approximately 34% of the Company's labor force is covered by collective bargaining agreements which will expire within one year.

 Environmental

  The Company is subject to a broad range of federal, foreign, state and local laws governing regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to the Company are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, the Company believes that it is currently in substantial compliance with environmental requirements. The Company is also subject to laws, such as the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), that may impose liability retroactively and without fault for releases of hazardous substances at on-site or off-site locations. The Company is not aware of any releases for which it may be liable under CERCLA or any analogous provision. As a result, the Company does not currently anticipate any material adverse effect on its operations, financial condition or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of the Company's business, and there can be no assurance that material environmental liabilities will not arise.

                              POLYMER GROUP, INC.

NOTE 8. LONG-TERM DEBT

  Long-term debt as of December 28, 1996 and December 30, 1995, consists of the following:

                                                                1996     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
Senior Notes, due July 15, 2002, interest rate 12 1/4%......  $100,000 $150,000
Term Loans, Facility A, B and C payable in quarterly
 installments ranging from $751 to $9,588 for the period
 from March 31, 1997 through March 31, 2002; interest at
 rates ranging from 4.88% to 7.44%..........................   199,189      --
Revolving Credit Facility, due March 31, 2002 (subject to
 two one-year extensions at the request of the Company),
 interest at rates ranging from 4.88% to 7.50%..............    80,894      --
FiberTech Revolving Credit Facility, Tranche A aggregate
 principal of $46,600 due 1997; Tranche B aggregate
 principal of $25,000 due 1998, interest at rates ranging
 from 9.00% to 10.50%, paid in full in 1996 in connection
 with the IPO...............................................       --    71,600
Chicopee Term Loans, Tranche A--$10,000 payable in 1996,
 $20,000 payable in 1997, $25,000 payable in 1998, $30,000
 payable in 1999, $34,000 payable in 2000, and $6,000
 payable in 2001; Tranche B--$850 payable yearly from 1996
 through 2000, $34,000 payable in 2001, $42,000 payable in
 2002 and $4,113 payable in 2003, interest at base or LIBOR
 rates plus a margin ranging from 1.50% to 3.25%, paid in
 full in 1996 in connection with the IPO....................       --   209,363
Chicopee Revolving Credit Facility, due 2001, interest at
 rates ranging from 8.63% to 10.50%, paid in full in 1996 in
 connection with the IPO....................................       --    18,000
Other.......................................................     2,159    1,915
                                                              -------- --------
                                                               382,242  450,878
Less current maturities.....................................    19,497   10,938
                                                              -------- --------
Total.......................................................  $362,745 $439,940
                                                              ======== ========

Long-term debt maturities consist of the following (in  thousands):

      1997............................................................. $ 19,497
      1998.............................................................   26,834
      1999.............................................................   36,850
      2000.............................................................   46,789
      2001.............................................................   56,517
      Thereafter.......................................................  195,755

 Senior Notes

  In June 1994, the Company issued and sold ("Notes Offering") $150.0 million principal amount of 12 1/4% Senior Notes due 2002 ("Original Notes") pursuant to a Purchase Agreement dated June 17, 1994 and an indenture dated June 24, 1994, as amended by the First Supplemental Indenture dated as of March 15, 1995, and the Second Supplemental Indenture dated as of September 14, 1995, and the Third Supplemental Indenture dated as of April 9, 1996 (as so amended the "Indenture"). The Senior Notes are unsecured senior obligations of the Company and are guaranteed by certain of the

                              POLYMER GROUP, INC.

Company's subsidiaries as more fully discussed in Note 9. Selected Financial Data of Guarantors. The Senior Notes are subject to redemption at any time on or after July 15, 1998 at the option of the Company based on certain redemption prices including accrued and unpaid interest, if any, to the redemption date. Notwithstanding the foregoing, at any time prior to July 15, 1997, the Company was entitled to redeem up to $50.0 million of the Senior Notes originally issued at a redemption price of 112.25% of the principal amount redeemed plus accrued interest to the redemption date. Accordingly, the Company, in connection with its IPO, redeemed $50.0 million of the Senior Notes for approximately $58.7 million. See Note 2. Initial Public Offering. The Indenture contains a number of covenants restricting the operations of the Company and its subsidiaries, including covenants regarding limitations on dividends and other restrictions. As of December 28, 1996, the Company was in compliance with covenant provisions associated with the Senior Notes. If a change of control (as defined in the Indenture) occurs at any time, then each holder shall have the right to require that the Company purchase the Senior Notes in whole or in part at an amount equal to 101% of the principal amount of such Senior Notes, plus accrued interest.

 Existing Credit Facility

  In connection with the IPO, the Company and its subsidiaries entered into a new credit facility (the "Existing Credit Facility"). The Existing Credit Facility consists of term loans in the aggregate principal amount of $200.0 million and revolving credit loans in an aggregate principal amount not to exceed $125.0 million. $130.0 million in the aggregate of the term loans are denominated in United States dollars, $40.0 million of the term loans are denominated in Dutch guilders and $30.0 million of the term loans are denominated in Canadian dollars. Revolving loans may be denominated in United States dollars, Dutch guilders (up to $15.0 million) and Canadian dollars (up to $5.0 million). All indebtedness under the Existing Credit Facility is guaranteed (in whole or in part) by each of the Company's domestic and certain of its foreign subsidiaries. The interest rates applicable to borrowings under the Existing Credit Facility are, in the case of United States dollar denominated loans, the agent's base rate or LIBOR, in the case of Dutch guilder denominated loans, the applicable Eurocurrency rate, and in the case of Canadian dollar denominated loans, the agent's Canadian base rate or the BA rate, in each case plus a margin determined on the basis of the ratio of the Company's total consolidated indebtedness to its consolidated earnings before interest, taxes, depreciation and amortization on a rolling four quarter basis. The margin applicable to base rate loans range from 0.0% to 1.25% and the margin for LIBOR, Eurocurrency and BA loans range from 1.0 % to 2.5%. The Existing Credit Facility contains covenants customary for financings of this type. As of December 28, 1996, the Company was in compliance with covenant provisions associated with the Existing Credit Facility. In order to enter into the Existing Credit Facility with terms and conditions described above, the Company was required to obtain the affirmative consents of holders of a majority of the outstanding principal amount of the Senior Notes. Pursuant to a consent solicitation statement dated March 14, 1996, the Company solicited and received the required consents, and accordingly, the Company and the trustee executed a Third Supplemental Indenture that became effective concurrently with consummation of the IPO, which allowed the Company to enter into the Existing Credit Facility. Commitment fees on the Existing Credit Facility are generally equal to a percentage of the daily unused average amount of each such commitment. At December 28, 1996, unused commitments under the Existing Credit Facility approximated $44.1 million. Loan acquisition costs, including commitment fees, approximated $5.3 million and $13.5 million in 1996 and 1995, respectively.

                              POLYMER GROUP, INC.

NOTE 9. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

  Payment of the Senior Notes is unconditionally guaranteed, jointly and severally, on a senior basis by certain of the Company's wholly-owned subsidiaries ("Guarantors"). Management has determined that separate complete financial statements of the Guarantors would not be material to users of the financial statements. The following sets forth condensed consolidating financial statements of the Guarantors and Non-Guarantor subsidiaries (in thousands):

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 28, 1996

                               COMBINED     COMBINED
                              GUARANTOR   NON-GUARANTOR   THE    RECLASSIFICATIONS
          ASSETS             SUBSIDIARIES SUBSIDIARIES  COMPANY  AND ELIMINATIONS  CONSOLIDATED
          ------             ------------ ------------- -------- ----------------- ------------
Cash & equivalents.........   $   16,329    $18, 254    $  3,004    $       --       $ 37,587
Marketable securities......          --          --       10,892            --         10,892
Accounts receivable, net...       29,848      34,904         --             --         64,752
Inventories................       34,088      21,595         --             (46)       55,637
Other......................       12,447       1,902       1,395           (185)       15,559
                              ----------    --------    --------    -----------      --------
    Total current assets...       92,712      76,655      15,291           (231)      184,427
Due from affiliates........      377,780         671      57,236       (435,687)          --
Investment in subsidiaries.      250,589         --      389,769       (640,358)          --
Property, plant &
 equipment, net............      266,446     137,942       2,139            --        406,527
Intangibles, loan
 acquisition and
 organization costs, net...       36,743      57,027       1,218          1,944        96,932
Other......................        7,963       6,381       6,143           (258)       20,229
                              ----------    --------    --------    -----------      --------
    Total assets...........   $1,032,233    $278,676    $471,796    $(1,074,590)     $708,115
                              ==========    ========    ========    ===========      ========
LIABILITIES & SHAREHOLDERS'
          EQUITY
---------------------------
Accounts payable, accrued
 liabilities and other.....   $   43,546    $ 22,636    $  5,944    $      (350)     $ 71,776
Current portion of long-
 term debt.................       11,069       6,985       1,443            --         19,497
                              ----------    --------    --------    -----------      --------
    Total current
     liabilities...........       54,615      29,621       7,387           (350)       91,273
Due to affiliates..........      301,447      38,450      95,790       (435,687)          --
Long-term debt, less
 current portion...........      129,931      69,257     163,557            --        362,745
Deferred income taxes and
 other.....................       18,765      31,110       9,144           (840)       58,179
Shareholders' equity.......      527,475     110,238     195,918       (637,713)      195,918
                              ----------    --------    --------    -----------      --------
    Total liabilities and
     shareholders' equity..   $1,032,233    $278,676    $471,796    $(1,074,590)     $708,115
                              ==========    ========    ========    ===========      ========

                              POLYMER GROUP, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 30, 1995

                               COMBINED     COMBINED
                              GUARANTOR   NON-GUARANTOR   THE    RECLASSIFICATIONS
          ASSETS             SUBSIDIARIES SUBSIDIARIES  COMPANY  AND ELIMINATIONS  CONSOLIDATED
          ------             ------------ ------------- -------- ----------------- ------------
Cash & equivalents.........    $  8,595     $  9,207    $    286     $     --        $ 18,088
Marketable securities......         --           --        4,861           --           4,861
Accounts receivable, net...      28,766       29,522         --            --          58,288
Inventories................      28,168       19,748         --            (34)        47,882
Other......................      15,373        1,222         --          1,196         17,791
                               --------     --------    --------     ---------       --------
    Total current assets...      80,902       59,699       5,147         1,162        146,910
Due from affiliates........     161,336          546     140,593      (302,475)           --
Investment in subsidiaries.     115,214          --       78,105      (193,319)           --
Property, plant &
 equipment, net............     235,870      144,467         --              1        380,338
Intangibles, loan
 acquisition and
 organization costs, net...      32,427       63,141         --            185         95,753
Other......................       5,649        5,834         --          3,497         14,980
                               --------     --------    --------     ---------       --------
    Total assets...........    $631,398     $273,687    $223,845     $(490,949)      $637,981
                               ========     ========    ========     =========       ========
LIABILITIES & SHAREHOLDERS'
          EQUITY
---------------------------
Accounts payable, accrued
 liabilities and other.....    $ 43,872     $ 19,679    $ 10,121     $     742       $ 74,414
Current portion of long-
 term debt.................      10,850           88         --            --          10,938
                               --------     --------    --------     ---------       --------
    Total current
     liabilities...........      54,722       19,767      10,121           742         85,352
Due to affiliates..........      47,628      204,875      49,972      (302,475)           --
Long-term debt, less
 current portion...........     288,113        1,827     150,000           --         439,940
Deferred income taxes and
 other.....................      18,018       33,835         --          2,745         54,598
Redeemable preferred stock.      44,339          --          --            --          44,339
Shareholders' equity.......     178,578       13,383      13,752      (191,961)        13,752
                               --------     --------    --------     ---------       --------
    Total liabilities and
     shareholders' equity..    $631,398     $273,687    $223,845     $(490,949)      $637,981
                               ========     ========    ========     =========       ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                         COMBINED
                            COMBINED       NON-               RECLASSIFI-
                           GUARANTOR    GUARANTOR     THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES COMPANY   ELIMINATIONS CONSOLIDATED
                          ------------ ------------ --------  ------------ ------------
Net sales...............    $335,477     $187,754   $    --     $ (1,863)    $521,368
Cost of goods sold......     264,027      126,836          1      (1,851)     389,013
                            --------     --------   --------    --------     --------
  Gross profit..........      71,450       60,918         (1)        (12)     132,355
Selling, general and
 administrative
 expenses...............      38,281       32,710       (453)       (331)      70,207
                            --------     --------   --------    --------     --------
  Operating income......      33,169       28,208        452         319       62,148
Other expense, net......      11,772       13,806     11,018         --        36,596
                            --------     --------   --------    --------     --------
  Income (loss) before
   income taxes and
   extraordinary item...      21,397       14,402    (10,566)        319       25,552
Income taxes............       4,698        1,659      4,373         --        10,730
                            --------     --------   --------    --------     --------
  Income before
   extraordinary item...      16,699       12,743    (14,939)        319       14,822
Extraordinary item......     (10,745)         793     (3,980)        --       (13,932)
Equity in earnings of
 subsidiaries...........         --           --      19,809     (19,809)         --
                            --------     --------   --------    --------     --------
Net income..............       5,954       13,536        890     (19,490)         890
Redeemable preferred
 stock dividends and
 accretion..............      (2,551)         --      (3,020)      2,551       (3,020)
                            --------     --------   --------    --------     --------
Income (loss) applicable
 to common stock........    $  3,403     $ 13,536   $ (2,130)   $(16,939)    $ (2,130)
                            ========     ========   ========    ========     ========

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                         COMBINED
                            COMBINED       NON-               RECLASSIFI-
                           GUARANTOR    GUARANTOR     THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES COMPANY   ELIMINATIONS CONSOLIDATED
                          ------------ ------------ --------  ------------ ------------
Net sales...............    $287,418     $154,025   $    --     $ (3,805)    $437,638
Cost of goods sold......     230,740      106,670        --       (3,804)     333,606
                            --------     --------   --------    --------     --------
  Gross profit..........      56,678       47,355        --           (1)     104,032
Selling, general and
 administrative
 expenses...............      38,502       23,242        --          --        61,744
                            --------     --------   --------    --------     --------
  Operating income......      18,176       24,113        --           (1)      42,288
Other expense, net......      15,733       44,671        275         --        60,679
                            --------     --------   --------    --------     --------
  Income (loss) before
   income taxes.........       2,443      (20,558)      (275)         (1)     (18,391)
Income taxes............         742        1,709      2,765         --         5,216
Equity in earnings
 (loss) of subsidiaries.         --           --     (20,567)     20,567          --
                            --------     --------   --------    --------     --------
Net income (loss).......       1,701      (22,267)   (23,607)     20,566      (23,607)
Redeemable preferred
 stock dividends and
 accretion..............      (4,839)         --      (4,839)      4,839       (4,839)
                            --------     --------   --------    --------     --------
(Loss) applicable to
 common stock...........    $ (3,138)    $(22,267)  $(28,446)   $ 25,405     $(28,446)
                            ========     ========   ========    ========     ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                            COMBINED     COMBINED              RECLASSIFI-
                           GUARANTOR   NON-GUARANTOR   THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   ELIMINATIONS CONSOLIDATED
                          ------------ ------------- --------  ------------ ------------
Net sales...............    $126,310     $ 39,782    $    --     $  (759)     $165,333
Cost of goods sold......     103,167       26,632         --        (728)      129,071
                            --------     --------    --------    -------      --------
  Gross profit..........      23,143       13,150         --         (31)       36,262
Selling, general and
 administrative
 expenses...............      14,946        5,904         --        (151)       20,699
                            --------     --------    --------    -------      --------
  Operating income......       8,197        7,246         --         120        15,563
Other expense, net......       3,746       26,462         286         54        30,548
                            --------     --------    --------    -------      --------
  Income (loss) before
   income taxes and
   extraordinary item...       4,451      (19,216)       (286)        66       (14,985)
Income taxes............       1,128        1,036       1,189        --          3,353
                            --------     --------    --------    -------      --------
  Income before
   extraordinary item...       3,323      (20,252)     (1,475)        66       (18,338)
Extraordinary item......      (1,803)      (2,569)        --         --         (4,372)
Equity in (loss) of
 subsidiaries...........         --           --      (21,235)    21,235           --
                            --------     --------    --------    -------      --------
Net income (loss).......       1,520      (22,821)    (22,710)    21,301       (22,710)
Redeemable preferred
 stock dividends and
 accretion..............      (1,209)         --       (1,209)     1,209        (1,209)
                            --------     --------    --------    -------      --------
Income (loss) applicable
 to common stock........    $    311     $(22,821)   $(23,919)   $22,510      $(23,919)
                            ========     ========    ========    =======      ========

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                         COMBINED
                            COMBINED       NON-              RECLASSIFI-
                           GUARANTOR    GUARANTOR     THE    CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES COMPANY  ELIMINATIONS CONSOLIDATED
                          ------------ ------------ -------  ------------ ------------
Net cash provided by
 operating activities...    $ 31,224     $17,997    $ 3,580    $(16,704)    $ 36,097
Investing activities
  Purchases of property,
   plant and equipment..     (13,029)    (11,569)    (2,141)        --       (26,739)
  Purchases of
   marketable
   securities...........         --          --     (22,879)        --       (22,879)
  Proceeds from sales of
   marketable
   securities...........         --          --      16,713         --        16,713
  Acquisition of
   businesses, net of
   cash acquired........         --          --     (52,466)        --       (52,466)
  Other costs...........        (520)        --        (531)        --        (1,051)
                            --------     -------    -------    --------     --------
Net cash (used in)
 investing activities...     (13,549)    (11,569)   (61,304)        --       (86,422)
Financing activities
  Issuance of common
   stock, net of costs
   incurred.............         --          --     190,838         --       190,838
  Proceeds from debt....     165,900      75,377     67,000         --       308,277
  Payments of debt......    (323,863)       (126)   (52,000)        --      (375,989)
  Issuance of redeemable
   preferred stock......         --          --      10,000         --        10,000
  Redemption of
   preferred stock......         --          --     (57,359)        --       (57,359)
  Intercompany
   transactions, net....     151,691     (71,487)   (96,908)     16,704          --
  Loan acquisition and
   other costs..........      (3,669)     (1,145)    (6,562)        --       (11,376)
                            --------     -------    -------    --------     --------
Net cash provided by
 (used in) financing
 activities.............      (9,941)      2,619     55,009      16,704       64,391
Effect of exchange rate
 changes on cash........         --          --       5,433         --         5,433
                            --------     -------    -------    --------     --------
Net increase in cash and
 equivalents............       7,734       9,047      2,718         --        19,499
Cash and equivalents at
 beginning of year......       8,595       9,207        286         --        18,088
                            --------     -------    -------    --------     --------
Cash and equivalents at
 end of year............    $116,329     $18,254    $ 3,004    $    --      $ 37,587
                            ========     =======    =======    ========     ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                        COMBINED
                           COMBINED       NON-               RECLASSIFI-
                          GUARANTOR    GUARANTOR     THE     CATIONS AND
                         SUBSIDIARIES SUBSIDIARIES COMPANY   ELIMINATIONS CONSOLIDATED
                         ------------ ------------ --------  ------------ ------------
Net cash provided by
 (used by) operating
 activities.............   $ 33,304     $(8,663)   $(34,302)   $21,217      $ 11,556
Investing activities
  Purchases of property,
   plant and equipment..    (17,951)    (29,891)        --         --        (47,842)
  Purchases of
   marketable
   securities...........        --          --      (22,521)       --        (22,521)
  Proceeds from sales of
   marketable
   securities...........        --          --       19,929        --         19,929
  Acquisition of
   businesses, net of
   cash acquired........        --          --     (281,358)       --       (281,358)
  Other costs...........     (1,416)        --         (399)       399        (1,416)
                           --------     -------    --------    -------      --------
Net cash (used in)
 investing activities...    (19,367)    (29,891)   (284,349)       399      (333,208)
Financing activities
  Issuance of common
   stock, net of costs
   incurred.............     30,000         --          --         --         30,000
  Proceeds from debt....    273,654         --          --         --        273,654
  Payments of debt......    (13,638)        --          --         --        (13,638)
  Issuance of redeemable
   preferred stock......     40,000         --          --         --         40,000
  Intercompany
   transactions, net....   (344,207)     44,046     321,777    (21,616)          --
  Loan acquisition and
   other costs..........     (1,263)        --       (1,117)       --         (2,380)
                           --------     -------    --------    -------      --------
Net cash provided by
 (used in) financing
 activities.............    (15,454)     44,046     320,660    (21,616)      327,636
Effect of exchange rate
 changes on cash........        --          --       (1,724)       --         (1,724)
                           --------     -------    --------    -------      --------
Net increase (decrease)
 in cash and
 equivalents............     (1,517)      5,492         285        --          4,260
Cash and equivalents at
 beginning of year......     10,112       3,715           1        --         13,828
                           --------     -------    --------    -------      --------
Cash and equivalents at
 end of year............   $  8,595     $ 9,207    $    286    $   --       $ 18,088
                           ========     =======    ========    =======      ========

                              POLYMER GROUP, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                                         COMBINED
                            COMBINED       NON-              RECLASSIFI-
                           GUARANTOR    GUARANTOR     THE    CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES COMPANY  ELIMINATIONS CONSOLIDATED
                          ------------ ------------ -------  ------------ ------------
Net cash provided by
 (used by) operating
 activities.............    $  9,059     $(5,616)   $(3,373)   $17,316      $ 17,386
Investing activities
  Purchases of property,
   plant and equipment..      (6,401)     (4,940)       --         --        (11,341)
  Purchases of
   marketable
   securities...........         --          --      (4,705)       --         (4,705)
  Proceeds from sales of
   marketable
   securities...........         --          --       2,707        --          2,707
  Acquisition of
   businesses, net of
   cash acquired........         --          --     (48,643)       --        (48,643)
  Other costs...........         --          --         607        --            607
                            --------     -------    -------    -------      --------
Net cash (used in)
 investing activities...      (6,401)     (4,940)   (50,034)       --        (61,375)
Financing activities
  Issuance of common
   stock, net of costs
   incurred.............         --          --          15        --             15
  Proceeds from debt....      39,514         --     150,000        --        189,514
  Payments of debt......    (113,404)        --         --         --       (113,404)
  Redemption of
   preferred stock......         --          --     (13,324)       --        (13,324)
  Affiliate
   transactions, net....      79,957      17,283    (79,924)   (17,316)          --
  Loan acquisition and
   other costs..........      (1,307)     (3,012)       --         --         (4,319)
                            --------     -------    -------    -------      --------
Net cash provided by
 financing activities...       4,760      14,271     56,767    (17,316)       58,482
Effect of exchange rate
 changes on cash........         --          --      (3,359)       --         (3,359)
                            --------     -------    -------    -------      --------
Net increase in cash and
 equivalents............       7,418       3,715          1        --         11,134
Cash and equivalents at
 beginning of year......       2,694         --         --         --          2,694
                            --------     -------    -------    -------      --------
Cash and equivalents at
 end of year............    $ 10,112     $ 3,715    $     1    $   --       $ 13,828
                            ========     =======    =======    =======      ========

                              POLYMER GROUP, INC.

NOTE 10. INCOME TAXES

  Significant components of the provision for income taxes are as follows:

                                                           FISCAL YEAR
                                                      ------------------------
                                                       1996     1995    1994
                                                      -------  ------  -------
                                                          (IN THOUSANDS)
Current:
  Federal and state.................................. $   --   $1,461  $  (812)
  Foreign............................................   2,899   5,130    1,737
Deferred:
  Federal and state..................................   8,324    (826)   2,679
  Foreign............................................    (493)   (549)    (251)
                                                      -------  ------  -------
Income tax before extraordinary item.................  10,730   5,216    3,353
Income tax benefit from:
  Extraordinary item, loss from early extinguishment
   of debt...........................................  (7,492)    --    (1,846)
                                                      -------  ------  -------
Total income tax expense............................. $ 3,238  $5,216  $ 1,507
                                                      =======  ======  =======

  The Company's provision for income taxes in 1996 includes the benefit of utilizing net operating loss carryforwards of approximately $4.9 million. At December 28, 1996, the Company had: (i) operating loss carryforwards of approximately $28.7 million for federal income tax purposes expiring in the years 2007-2011; (ii) capital loss carryforwards of approximately $6.0 million related to its Canadian operation; and (iii) operating loss carryforwards of approximately $15.6 million which begin to expire in 2002 related to its Mexican operation. No accounting recognition has been given to the potential income tax benefit related to the Canadian and Mexican operating loss carryforwards. The Company has not provided U.S. income taxes for undistributed earnings of foreign subsidiaries which are considered to be retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total liability that would be incurred upon such a distribution. However, in 1996, the Company provided approximately $3.5 million for income taxes related to the distribution of earnings from certain of its foreign operations which are not considered to be retained indefinitely for reinvestment. Significant components of the Company's deferred tax assets and liabilities as of December 28, 1996 and December 30, 1995 are as follows:

                                                              1996      1995
                                                            --------  --------
                                                             (IN THOUSANDS)
Deferred tax assets:
  Provision for restructuring.............................. $  2,566  $  3,341
  U.S. net operating loss carryforward.....................   10,057     4,360
  Foreign net operating and capital loss carryforward......    6,821     9,660
  Foreign tax credits......................................    1,356       783
  Other....................................................    9,262     7,248
                                                            --------  --------
    Total deferred tax assets..............................   30,062    25,392
Valuation allowance for deferred tax assets................  (14,149)  (11,792)
                                                            --------  --------
Net deferred tax assets....................................   15,913    13,600
Deferred tax liabilities:
  Depreciation and amortization............................  (22,159)  (16,827)
  Basis difference on fixed assets.........................  (23,561)  (27,795)
  Provision for undistributed foreign earnings not
   considered to be retained indefinitely for reinvestment.   (3,301)      --
  Other, net...............................................   (4,485)   (2,326)
                                                            --------  --------
    Total deferred tax liabilities.........................  (53,506)  (46,948)
                                                            --------  --------
    Net deferred taxes..................................... $(37,593) $(33,348)
                                                            ========  ========

                              POLYMER GROUP, INC.

  Taxes on income are based on earnings (loss) before taxes as follows:

                                                            FISCAL YEAR
                                                     --------------------------
                                                      1996     1995      1994
                                                     ------- --------  --------
                                                          (IN THOUSANDS)
Domestic............................................ $11,018 $  1,611  $  4,056
Foreign.............................................  14,534  (20,002)  (19,041)
                                                     ------- --------  --------
                                                     $25,552 $(18,391) $(14,985)
                                                     ======= ========  ========

  The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the statutory rate as follows:

                                                           FISCAL YEAR
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
Computed tax (benefit) expense at the statutory
 rate............................................... $ 8,943  $(6,437) $(5,095)
Valuation allowance.................................     418    7,521    6,800
Withholding taxes...................................     964    1,244      720
Effect of foreign operations, net...................     347    2,375      239
Other, net..........................................      58      513      689
                                                     -------  -------  -------
Provision for income taxes before extraordinary
 item...............................................  10,730    5,216    3,353
Income tax benefit related to extraordinary item....  (7,492)     --    (1,846)
                                                     -------  -------  -------
Provision for income taxes.......................... $ 3,238  $ 5,216  $ 1,507
                                                     =======  =======  =======

NOTE 11. STOCK OPTION PLAN

  In connection with the Offering, the Company adopted the 1996 Key Employee Stock Option Plan ("1996 Plan"). The 1996 Plan is administered by the Stock Option Committee, which are non-management members of the Company's Board who are appointed by the Board. Any person who is a full-time, salaried employee of the Company (excluding non-management directors) is eligible to participate in the 1996 Plan. The Stock Option Committee selects the participants and determines the terms and conditions of the options. The 1996 Plan provides for the issuance of options covering 1,500,000 shares of common stock, subject to certain adjustments reflecting changes in the Company's capitalization. Options granted under the 1996 Plan may be either incentive stock options ("ISOs") or such other forms of non-qualified stock options ("NQOs") as the Stock Option Committee may determine. The 1996 Plan provides that the option price shall not be less than the fair value of the shares at the date of grant and that such options vest in equal 20% increments over five years. The options expire three years after the date that such portion became vested and exercisable. Option activity under the 1996 Plan is as follows:

                                                             FISCAL YEAR 1996
                                                          ----------------------
                                                          NUMBER OF GRANT/OPTION
                                                           SHARES      PRICE
                                                          --------- ------------
Shares under option at beginning of year.................       --        --
Granted..................................................   130,330    $18.00
Exercised................................................       --        --
Forfeited................................................       --        --
Expired/Canceled.........................................       --        --
                                                          ---------    ------
Shares under option at end of year.......................   130,330    $18.00
                                                          =========    ======
Shares under option exercisable at end of year...........       --        --
                                                          =========    ======
Shares available for future grant........................ 1,369,670       --
                                                          =========    ======

                              POLYMER GROUP, INC.

  As disclosed in Note 1. Description of Business and Significant Accounting Policies, the Company adopted the disclosure-only provisions of FAS 123. Accordingly, no compensation cost has been recognized in the Company's audited financial statements for the 1996 Plan. In accordance with FAS 123, the fair value of each option grant was determined by using the Black-Scholes option-pricing model with the following weighted average assumptions used for 1996: dividend yield of 0.0%; expected volatility of 0.55; risk-free interest rate of 6.1% and expected lives of 5 years. Had compensation cost for the Company's 1996 Plan been determined based on the fair value at the grant date for awards in 1996 consistent with provisions of FAS 123, the Company's net loss available to common shareholders and net loss per common share would not have differed materially from those amounts reported in the consolidated statements of operations; therefore, supplemental pro forma information has not been separately disclosed, as permitted by FAS 123.

NOTE 12. SHAREHOLDER RIGHTS PLAN

  In connection with the IPO, the Company adopted a rights plan ("Rights Plan"). On April 15, 1996, the Company's Board of Directors declared a dividend of one right for each share of common stock outstanding at the close of business on June 3, 1996. The holders of additional common stock issued subsequent to such date and before the occurrence of certain events are entitled to one right for each such additional share. Each right entitles the registered holder under certain circumstances to purchase from the Company one-thousandth of a share of junior preferred stock (series A) at a price of $80 per one-thousandth share of junior preferred stock, subject to adjustment. The Company may redeem the rights at $.01 per right prior to earlier of the stock acquisition date and the expiration date as defined in the Rights Plan. Prior to exercise of a right, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions. In addition, the rights have certain anti-takeover effects. The rights are not issued in separate form and may not be traded other than with the shares to which they attach. If unexercised, the rights expire on June 3, 2006.

NOTE 13. RETIREMENT PLANS

 Defined Contribution Plans

  FiberTech maintains a 401(k) Plan ("FiberTech 401(k) Plan"), a Money Purchase Salary Plan ("FiberTech Money Purchase Salary Plan") and a Money Purchase Hourly Plan ("FiberTech Money Purchase Hourly Plan") (collectively, the "FiberTech Money Purchase Plans") covering all employees who meet certain service requirements. Under the provisions of the FiberTech Money Purchase Plans, the Company has established 401(h) accounts to fund covered medical claims for early retirees up to age 65. Under the FiberTech 401(k) Plan, employer contributions are defined as a matching of employee contributions allowing for a maximum matching contribution of 3% of a participant's earnings. Under the FiberTech Money Purchase Salary Plan, employer contributions are defined as 6.5% of a participant's base salary with 5% contributed to an employee's account and 1.5% allocated to fund the general pool of the 401(h) account. Under the FiberTech Money Purchase Hourly Plan, employer contributions are defined as 2.5% of a participant's base salary with 2% given to an employee's account and .5% allocated to fund the 401(h) account. The 401(h) accounts can be terminated at the Company's discretion at any time without notice. Participant contributions are not permitted under the FiberTech Money Purchase Plans. The cost of the FiberTech plans was approximately $0.7, $0.8 and $0.8 million for 1996, 1995 and 1994, respectively. Chicopee maintains a 401(k) Retirement Savings Plan for non-union employees ("Chicopee Non-Union 401(k) Plan") and a Money Purchase Retirement Plan for non-union employees ("Chicopee Non-Union Money Purchase

                              POLYMER GROUP, INC.

Plan"). Under the Chicopee Non-Union 401(k) Plan, employer contributions are defined as a matching of employee contributions allowing for a maximum match of 3%. Under the Chicopee Non-Union Money Purchase Plan, employer contributions are defined as 3.5% of a participant's base salary. Participant contributions are not permitted under the Chicopee Non-Union Money Purchase Plan. Chicopee also maintains a 401(k) Retirement Savings Plan for union employees whereby employer contributions are based on 25% of the first $.40 per hour deferred by the employee. The cost of the Chicopee plans was approximately $1.0 and $0.8 million in 1996 and 1995, respectively. FNA maintains a 401(k) Plan ("FNA 401(k) Plan") covering all employees who meet certain requirements. Each plan year employer contributions are discretionary and are based on employee pre-tax contributions. The cost of the FNA 401(k) Plan was not material in 1996.

 Defined Benefit Plans

  The Company maintains defined benefit retirement plans covering employees at certain of the Company's subsidiaries. The annual service costs are determined on the basis of an actuarial valuation by using the projected benefit method. Any realizable surpluses are amortized on a straight-line basis over the expected average remaining service lives of the employees in the plan. It is the Company's policy to fund such plans in accordance with applicable laws and regulations. At December 28, 1996, the pension plan assets were primarily invested in separate funds whose values are subject to fluctuation in interest rates and equity/bond securities markets. The data presented in the following tables illustrate components of pension expense, assumptions used in accounting for the defined benefit retirement plans and the funded status for such plans as of the respective periods. Information regarding the Company's defined benefit retirement plan for its Mexican subsidiary is excluded from the following disclosures as such amounts were not material during 1996, 1995 and 1994.

  Pension expense included in the determination of net income for 1996, 1995 and 1994 is included in the following table:

                                                             FISCAL YEAR
                                                        -----------------------
                                                         1996     1995    1994
                                                        -------  -------  -----
                                                           (IN THOUSANDS)
Current service costs.................................. $ 1,523  $ 1,286  $  96
Interest costs on projected benefit obligation.........   1,673    1,160    158
Return on plan assets..................................  (2,158)  (1,400)  (194)
Net amortization of transition obligation..............     (52)       5    (12)
                                                        -------  -------  -----
Pension expense, net................................... $   986  $ 1,051  $  48
                                                        =======  =======  =====

                              POLYMER GROUP, INC.

  Significant assumptions used in accounting for the defined benefit retirement plans are as follows:

                                                             FISCAL YEAR
                                                      -------------------------
                                                         1996      1995    1994
                                                      ---------- --------- ----
                                                           (IN THOUSANDS)
Return on plan assets:
  U.S. Plan..........................................       9.0%      9.0%  --
  Non U.S. Plans..................................... 6.5%-13.0% 6.5%-8.0% 8.0%
Discount rate on projected benefit obligations:
  U.S. Plan..........................................       7.5%      7.5%  --
  Non U.S. Plans.....................................  6.0%-8.5% 6.0%-8.0% 8.0%
Salary and wage escalation rate:
  U.S. Plan..........................................        --        --   --
  Non U.S. Plans.....................................  3.0%-4.0% 3.0%-4.0% 4.0%

  The following table sets forth the funded status and amounts recognized in the consolidated balance sheet as of December 28, 1996 and December 30, 1995:

                                          1996                    1995
                                 ----------------------- -----------------------
                                  (NON U.S.  (U.S. PLAN)  (NON U.S.  (U.S. PLAN)
                                   PLANS)       PLAN       PLANS)       PLAN
                                 PLAN ASSETS LIABILITIES PLAN ASSETS LIABILITIES
                                 EXCEED PLAN EXCEED PLAN EXCEED PLAN EXCEED PLAN
                                 LIABILITIES   ASSETS    LIABILITIES   ASSETS
                                 ----------- ----------- ----------- -----------
                                                 (IN THOUSANDS)
Accumulated benefit obligation:
Vested.........................    $21,368      $ 231      $15,533      $ 153
Non-vested.....................      1,172        181          589        121
                                   -------      -----      -------      -----
                                    22,540        412       16,122        274
Benefits attributable to future
 salaries......................      3,942        --         3,005        --
                                   -------      -----      -------      -----
Projected benefit obligation...     26,482        412       19,127        274
Plan assets at fair value......     34,036        175       23,509         15
                                   -------      -----      -------      -----
Excess (deficit) of plan assets
 over projected benefit
 obligation....................      7,554       (237)       4,382       (259)
Unrecognized transition net
 asset.........................       (360)       --          (412)       --
Unrecognized net (gain) loss...     (1,635)       --           353        --
                                   -------      -----      -------      -----
Prepaid pension cost (pension
 liability)....................    $ 5,559      $(237)     $ 4,323      $(259)
                                   =======      =====      =======      =====

NOTE 14. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  In connection with the Chicopee Acquisition, the Company assumed obligations under a defined benefit health care retirement plan for union employees at Chicopee's North Little Rock, Arkansas manufacturing facility in addition to certain other postretirement benefits for non-union employees. Accordingly, the Company follows provisions of Statement of Financial Accounting Standards No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that the accrual method of accounting for postretirement benefits other than pensions be used and the accrual period be based on the period that employees render the services necessary to earn their postretirement benefits. The Company currently anticipates funding the plans on a "pay-as-you-go" basis. The weighted average discount rate used in the calculation of the accumulated postretirement benefit obligation and the net postretirement benefit cost for the plans was 6.5% and 7.5%. The assumed annual composite rate of increase in the per capita cost of Company provided

                              POLYMER GROUP, INC.

health care benefits begins at 9.0% for 1996, gradually decreases to 6.0% by 1999 and remains at that level thereafter. A 1% increase in these health care cost trend rates would cause the accumulated obligation to increase by $0.7 million. The effect of such increase on the aggregate of the service and interest components of the 1996 net postretirement benefit cost is not significant. Net postretirement benefit cost included in the determination of net income for 1996 and 1995 is included in the following table:

                                                                FISCAL YEAR
                                                            -------------------
                                                             1996    1995
                                                            ------- -------
                                                            (IN THOUSANDS)
      Service cost--benefits earned during period.......... $   169 $   109
      Interest cost on accumulated postretirement benefit
       obligation..........................................     238     174
                                                            ------- -------
      Net postretirement benefit cost...................... $   407 $   283
                                                            ======= =======

  The following table sets forth the funded status of the Company's obligation under FAS 106 as of December 28, 1996 and December 30, 1995:


                                                                   1996   1995
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
Accumulated postretirement benefit obligation:
Retirees......................................................... $  --  $  --
Fully eligible active plan participants..........................    885    --
Other active plan participants...................................  3,016  3,493
                                                                  ------ ------
Accrued postretirement benefit obligation........................ $3,901 $3,493
                                                                  ====== ======

NOTE 15. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                         FIRST     SECOND    THIRD     FOURTH
                                        QUARTER   QUARTER   QUARTER   QUARTER
                                        --------  --------  --------  --------
                                                  (IN THOUSANDS)
FISCAL YEAR ENDED DECEMBER 28, 1996
Net sales.............................. $122,715  $128,593  $135,042  $135,018
Gross profit...........................   29,395    32,265    33,834    36,861
Income (loss) before extraordinary
 item..................................     (483)    2,598     5,531     7,176
Extraordinary item.....................      --    (13,932)      --        --
Net income (loss)......................     (483)  (11,334)    5,531     7,176
Redeemable preferred stock dividends
 and accretion.........................   (2,104)     (916)      --        --
Net income (loss) attributable to
 common stock..........................   (2,587)  (12,250)    5,531     7,176
Net income (loss) attributable to
 common stock per share before
 extraordinary item.................... $   (.13) $    .06  $    .17  $    .22
Extraordinary item per common share....      --       (.53)      --        --
Net income (loss) attributable to
 common stock.......................... $   (.13) $   (.47) $    .17  $    .22
FISCAL YEAR ENDED DECEMBER 30, 1995
Net sales.............................. $ 66,012  $123,041  $122,521  $126,064
Gross profit...........................   15,999    30,856    29,101    28,076
Net income (loss)......................  (11,304)    6,774    (2,860)  (16,217)
Redeemable preferred stock dividends
 and accretion.........................     (200)   (1,398)   (1,454)   (1,787)
Net income (loss) attributable to
 common stock.......................... $(11,504) $  5,376  $ (4,314) $(18,004)
Net income (loss) attributable to
 common stock per share................ $   (.56) $    .26  $   (.21) $   (.88)

                              POLYMER GROUP, INC.

 Extraordinary Item

  As discussed in Note 2. Initial Public Offering and Note 8. Long-Term Debt, the Company entered into the Existing Credit Facility in connection with consummation of the IPO. Accordingly, the Company recorded an extraordinary item ($13.9 million, net of the related income tax benefit of $7.5 million) in the second quarter of 1996 related to the write-off of previously capitalized debt issue costs and prepayment costs associated with the repurchase of $50.0 million principal amount of the Senior Notes.

 Other

  In 1995, the Company incurred net foreign currency transaction losses of approximately $22.8 million related primarily to United States dollar intercompany indebtedness at the Company's Mexican operation ($24.3 million) offset by net foreign currency gains within the Company's Canadian and European operations ($1.6 million). In the fourth quarter of 1994, the Mexican government discontinued monetary support for the nuevo peso allowing it to float to market rates which has resulted in a significant devaluation of the nuevo peso since the end of 1994. As part of the Recapitalization (see Note 2. Initial Public Offering) in 1996, the majority of the Company's United States dollar intercompany indebtedness at its Mexican, Canadian and German operations was effectively converted to equity, thus mitigating the Company's exposure to foreign currency fluctuations. Consequently, the Company's net foreign currency transaction loss in 1996 approximated $3.0 million (primarily related to United States dollar intercompany indebtedness), a decrease of $19.8 million versus 1995. See Note 18. Subsequent Events for a discussion of the Company's change in functional currency for its Mexican subsidiary from the nuevo peso to the United States dollar.

NOTE 16. GEOGRAPHICAL INFORMATION

  Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation. Export sales from the Company's United States operations to unaffiliated customers approximated $43.8, $16.1 and $8.1 million during 1996, 1995 and 1994, respectively.

                                                          FISCAL YEAR
                                                   ---------------------------
                                                     1996     1995      1994
                                                   -------- --------  --------
                                                         (IN THOUSANDS)
Net sales to unaffiliated customers:
  United States................................... $312,000 $255,296  $108,356
  Canada..........................................   57,371   59,417    24,418
  Europe..........................................  108,563   99,180    21,347
  Mexico..........................................   43,434   23,745    11,212
                                                   -------- --------  --------
    Total......................................... $521,368 $437,638  $165,333
                                                   ======== ========  ========
Income from operations:
  United States................................... $ 35,625 $ 16,918  $  7,994
  Canada..........................................    9,045   13,485     5,746
  Europe..........................................    7,350    4,994       181
  Mexico..........................................   10,128    6,891     1,642
                                                   -------- --------  --------
    Total.........................................   62,148   42,288    15,563
Other expense, net:
  Interest expense................................   33,641   37,868    13,216
  Foreign currency transaction losses, net........    2,955   22,811    17,332
                                                   -------- --------  --------
Income (loss) before income taxes and
 extraordinary item............................... $ 25,552 $(18,391) $(14,985)
                                                   ======== ========  ========
Identifiable assets:
  United States................................... $388,240 $324,088  $104,792
  Canada..........................................   92,670   88,100    71,088
  Europe..........................................  171,676  180,978    29,020
  Mexico..........................................   55,529   44,815    36,529
                                                   -------- --------  --------
    Total......................................... $708,115 $637,981  $241,429
                                                   ======== ========  ========

                              POLYMER GROUP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


NOTE 17. CERTAIN MATTERS

  The Company's corporate headquarters are housed in space leased by a shareholder of the Company from an affiliate of the shareholder. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Company. Such amounts approximated $2.1, $2.3 and $1.4 million in 1996, 1995 and 1994, respectively. On September 1, 1993, an affiliated entity of the Company acquired a manufacturing facility in Vineland, New Jersey for the benefit of a wholly-owned subsidiary of the Company and entered into a lease of the facility to the subsidiary at a base rate of $2.50 per square foot, subject to adjustment to account for inflation, which is comparable to similar properties in the area. The lease terminates on August 31, 2003 and is subject to a fair market value purchase option at termination. Annual rental expense relating to this lease approximated $0.2 million in 1996, 1995 and 1994, respectively. On January 11, 1996, the Company issued 10,000 shares of 13% Cumulative Redeemable Preferred Stock, $.01 par value, to an entity affiliated with the Company for $10.0 million. Such shares were redeemed in connection with the IPO (see Note 2. Initial Public Offering).

NOTE 18. SUBSEQUENT EVENTS

 Foreign Currency

  Effective December 29, 1996, the Company changed the functional currency for its Mexican subsidiary from the nuevo peso to the United States dollar due to economic facts and circumstances including: (i) the cumulative inflation index in Mexico has been approximately 100% over a three year period ended December 28,1996; (ii) an increase in the volume of transactions denominated in dollars including dollar-indexed transactions; and (iii) the cash flows of the Company's Mexican subsidiary are directly affected since a substantial portion of transactions are dollar denominated or dollar-indexed. In accordance with FAS 52, the dollar translated amounts of nonmonetary assets, primarily property, plant and equipment and goodwill, at December 28, 1996, became the accounting basis for those assets at December 29, 1996, and for subsequent periods. Additionally, the Mexican-related cumulative translation adjustment at December 28, 1996, accumulated in shareholders' equity prior to this change in functional currency, remains as a separate component of shareholders' equity.

 Employee Stock Purchase Plan

  On January 1, 1997, the Company adopted the Stock Purchase Plan for Employees of Polymer Group, Inc. which allows employee participants to purchase common stock of the Company through payroll deductions. The plan is administered by a third party and all administrative costs of the plan are covered by the Company. In accordance with the plan, share purchases by the administrator are made at the fair value of the Company's common stock on the date of purchase.

                              POLYMER GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                        JUNE 28,   DECEMBER 28,
                        ASSETS                            1997         1996
                        ------                         ----------- ------------
                                                       (UNAUDITED)
Current assets:
  Cash and equivalents................................  $ 31,855     $ 37,587
  Marketable securities...............................    12,677       10,892
  Accounts receivable, net............................    75,331       64,752
  Inventories.........................................    61,322       55,637
  Deferred income taxes and other.....................    17,906       15,559
                                                        --------     --------
    Total current assets..............................   199,091      184,427
Property, plant and equipment, net....................   406,646      406,527
Intangibles, loan acquisition and organization costs,
 net..................................................    92,457       96,932
Deferred income taxes and other.......................    20,300       20,229
                                                        --------     --------
    Total assets......................................  $718,494     $708,115
                                                        ========     ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Current liabilities:
  Accounts payable....................................  $ 32,469     $ 36,059
  Accrued liabilities and other.......................    41,651       35,717
  Current portion of long-term debt...................        86       19,497
                                                        --------     --------
    Total current liabilities.........................    74,206       91,273
                                                        --------     --------
Long-term debt, less current portion..................   390,113      362,745
Deferred income taxes.................................    49,257       52,115
Other noncurrent liabilities..........................     5,347        6,064
Shareholders' equity:
  Series preferred stock--$.01 par value, 10,000,000
   shares authorized,
   0 shares issued and outstanding....................       --           --
  Common stock--$.01 par value, 100,000,000 shares
   authorized, 32,000,000 shares issued and
   outstanding........................................       320          320
  Non-voting common stock--$.01 par value, 3,000,000
   shares authorized, 0 shares issued and outstanding.       --           --
  Additional paid-in capital..........................   243,662      243,662
  (Deficit)...........................................   (43,809)     (54,783)
  Cumulative translation adjustment...................    (1,238)       6,790
  Unrealized holding gain (loss) on marketable
   securities.........................................       636          (71)
                                                        --------     --------
                                                         199,571      195,918
                                                        --------     --------
    Total liabilities and shareholders' equity........  $718,494     $708,115
                                                        ========     ========

                            See accompanying notes.

                              POLYMER GROUP, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                      --------------------  ------------------
                                      JUNE 28,   JUNE 29,   JUNE 28,  JUNE 29,
                                        1997       1996       1997      1996
                                      ---------  ---------  --------  --------
Net sales............................ $ 131,508   $128,593  $260,455  $251,308
Cost of goods sold...................    96,792     96,328   193,154   189,648
                                      ---------  ---------  --------  --------
Gross profit.........................    34,716     32,265    67,301    61,660
Selling, general and administrative
 expenses............................    19,037     16,480    37,693    34,591
                                      ---------  ---------  --------  --------
Operating income.....................    15,679     15,785    29,608    27,069
Other (income) expenses:
  Interest expense, net..............     6,698      9,026    13,532    19,605
  Foreign currency transaction
   (gains) losses, net...............        (5)     2,241      (325)    3,573
                                      ---------  ---------  --------  --------
                                          6,693     11,267    13,207    23,178
                                      ---------  ---------  --------  --------
Income before income taxes and
 extraordinary item..................     8,986      4,518    16,401     3,891
Income taxes.........................     2,974      1,920     5,427     1,776
                                      ---------  ---------  --------  --------
Income before extraordinary item.....     6,012      2,598    10,974     2,115
Extraordinary item, (loss) from
 extinguishment of debt, net of
 income tax benefit of $7,492........       --     (13,932)      --    (13,932)
                                      ---------  ---------  --------  --------
Net income (loss)....................     6,012    (11,334)   10,974   (11,817)
Redeemable preferred stock dividends
 and accretion.......................       --        (916)      --     (3,020)
                                      ---------  ---------  --------  --------
Net income (loss) applicable to
 common stock........................ $   6,012  $ (12,250) $ 10,974  $(14,837)
                                      =========  =========  ========  ========
Net income (loss) per common share:
  Income (loss) before extraordinary
   item.............................. $     .19  $     .06  $    .34  $   (.04)
  Extraordinary item, (loss) from
   extinguishment of debt, net of
   income tax benefit................       --        (.53)      --       (.60)
                                      ---------  ---------  --------  --------
Net income (loss) applicable to
 common stock........................ $     .19  $    (.47) $    .34  $   (.64)
                                      =========  =========  ========  ========
Weighted average number of shares
 outstanding.........................    32,000     26,250    32,000    23,375
                                      =========  =========  ========  ========


                            See accompanying notes.

                              POLYMER GROUP, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                                            ------------------
                                                            JUNE 28,  JUNE 29,
                                                              1997      1996
                                                            --------  --------
Operating activities
  Net income (loss)........................................ $ 10,974  $(11,817)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Extraordinary item, loss from extinguishment of debt,
     net of income tax benefit.............................      --     13,932
    Depreciation and amortization expense..................   20,008    18,266
    Foreign currency transaction (gains) losses, net.......     (325)    3,573
    Provision for losses on accounts receivable and price
     concessions...........................................    3,470     3,856
  Changes in operating assets and liabilities:
    Accounts receivable....................................  (14,049)   (9,095)
    Inventories............................................   (5,685)   (3,501)
    Accounts payable and accrued liabilities...............    1,627     2,399
    Other, net.............................................      254    (1,408)
                                                            --------  --------
      Net cash provided by operating activities............   16,274    16,205
                                                            --------  --------
Investing activities
  Purchases of property, plant and equipment...............  (27,457)  (10,973)
  Purchases of marketable securities.......................  (10,585)  (15,452)
  Proceeds from sales of marketable securities.............    9,591     8,100
  Organization and other costs.............................      (84)      (49)
                                                            --------  --------
      Net cash (used in) investing activities..............  (28,535)  (18,374)
                                                            --------  --------
Financing activities
  Issuance of common stock, net of costs incurred..........      --    190,838
  Proceeds from debt.......................................   27,093   235,400
  Payments of debt.........................................  (14,780) (363,905)
  Redemption of preferred stock............................      --    (57,359)
  Issuance of redeemable preferred stock...................      --     10,000
  Loan acquisition and debt prepayment costs...............     (113)  (11,067)
                                                            --------  --------
      Net cash provided by financing activities............   12,200     3,907
                                                            --------  --------
Effect of exchange rate changes on cash....................   (5,671)     (483)
                                                            --------  --------
      Net increase (decrease) in cash and cash equivalents.   (5,732)    1,255
      Cash and equivalents at beginning of period..........   37,587    18,088
                                                            --------  --------
      Cash and equivalents at end of period................ $ 31,855  $ 19,343
                                                            ========  ========
Noncash financing activities
  Cumulative dividends on redeemable preferred stock....... $    --   $  3,020

                            See accompanying notes.

                              POLYMER GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  Polymer Group, Inc. ("Polymer Group" or the "Company") is a world-wide manufacturer of flexible nonwoven and woven polyolefin fabrics. The Company's principal lines of business include hygiene, medical, wiping and industrial and specialty products. The Company operates thirteen manufacturing facilities located in the United States, Canada, Mexico, Germany and The Netherlands.

  The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of Polymer Group, these unaudited consolidated financial statements contain all adjustments of a normal recurring nature necessary for a fair presentation. Operating results for the three and six months ended June 28, 1997, are not necessarily indicative of the results that may be expected for fiscal 1997. Certain amounts previously presented in the consolidated financial statements for prior periods have been reclassified to conform to current classification. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INVENTORIES

  Inventories are stated at the lower of cost or market using the first-in, first-out method of accounting and consist of the following (in thousands):

                                                        JUNE 28,   DECEMBER 28,
                                                          1997         1996
                                                       ----------- ------------
                                                       (UNAUDITED)
      Inventories:
        Finished goods................................   $32,838     $26,809
        Work in process and stores and maintenance
         parts........................................     3,840       3,328
        Raw materials.................................    24,644      25,500
                                                         -------     -------
          Total.......................................   $61,322     $55,637
                                                         =======     =======

NOTE 3. NET INCOME (LOSS) PER SHARE

  Net income (loss) per common share is determined by dividing net income
(loss) applicable to common stock by the average number of shares outstanding during the period.

NOTE 4. SELECTED FINANCIAL DATA OF GUARANTORS

  Payment of the $100.0 million 12 1/4% Senior Notes, which were refinanced on July 3, 1997 as discussed in "Note 7. Subsequent Event" of Notes to Consolidated Financial Statements, is unconditionally guaranteed, jointly and severally, on a senior basis by certain of the Company's wholly-owned subsidiaries ("Guarantors"). Management has determined that separate complete financial statements of the Guarantors would not be material to users of the financial statements. The following sets forth selected financial data of the Guarantors and Non-Guarantor subsidiaries (in thousands):

                              POLYMER GROUP, INC.

         CONDENSED CONSOLIDATING SELECTED BALANCE SHEET FINANCIAL DATA

                            AS OF JUNE 28, 1997

                            COMBINED     COMBINED              RECLASSIFI-
                           GUARANTOR   NON-GUARANTOR   THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ------------  ------------
Working capital.........   $   52,392    $ 66,127    $  6,244  $       122     $124,885
Total assets............    1,063,847     321,327     498,981   (1,165,661)     718,494
Total debt..............      468,007     157,286     272,858     (507,952)     390,199
Shareholders' equity....      533,129     115,242     207,487     (656,287)     199,571

         CONDENSED CONSOLIDATING SELECTED BALANCE SHEET FINANCIAL DATA
                            AS OF DECEMBER 28, 1996

                            COMBINED     COMBINED              RECLASSIFI-
                           GUARANTOR   NON-GUARANTOR   THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ------------  ------------
Working capital.........   $   38,097    $ 47,034    $  7,904  $       119     $ 93,154
Total assets............    1,032,233     278,676     471,796   (1,074,590)     708,115
Total debt..............      442,447     114,692     260,790     (435,687)     382,242
Shareholders' equity....      527,475     110,238     195,918     (637,713)     195,918

    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS SELECTED FINANCIAL DATA
                     FOR THE SIX MONTHS ENDED JUNE 28, 1997

                            COMBINED     COMBINED              RECLASSIFI-
                           GUARANTOR   NON-GUARANTOR   THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ------------  ------------
Net sales...............   $  165,495    $ 99,174    $    --   $    (4,214)    $260,455
Operating income........       12,120      14,381       3,107          --        29,608
Income (loss) before
 income taxes...........        9,681      12,311      (5,591)         --        16,401
Income taxes (benefit)..          (93)      1,510       4,010          --         5,427
Equity in earnings of
 subsidiaries...........          --          --       20,575      (20,575)         --
Net income..............        9,774      10,801      10,974      (20,575)      10,974

    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS SELECTED FINANCIAL DATA
                     FOR THE SIX MONTHS ENDED JUNE 29, 1996

                            COMBINED     COMBINED              RECLASSIFI-
                           GUARANTOR   NON-GUARANTOR   THE     CATIONS AND
                          SUBSIDIARIES SUBSIDIARIES  COMPANY   ELIMINATIONS  CONSOLIDATED
                          ------------ ------------- --------  ------------  ------------
Net sales...............   $  164,042    $ 87,905    $    --   $      (639)    $251,308
Operating income (loss).       13,372      13,698         (15)          14       27,069
Income (loss) before
 income taxes and
 extraordinary item.....        3,405       2,911      (2,439)          14        3,891
Income taxes (benefit)..        1,514        (558)        820          --         1,776
Income (loss) before
 extraordinary item.....        1,891       3,469      (3,259)          14        2,115
Extraordinary Item......      (10,745)        793      (3,980)         --       (13,932)
Equity in earnings
 (loss) of subsidiaries.          --          --       (4,922)       4,922          --
Net income (loss).......       (8,854)      4,262     (12,161)       4,936      (11,817)

                              POLYMER GROUP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


NOTE 5. FOREIGN CURRENCY

  On December 29, 1996, the Company changed the functional currency for its Mexican subsidiary from the nuevo peso to the United States dollar due to economic facts and circumstances including: (i) the cumulative inflation index in Mexico has approximated 100% over a three year period ended December 28, 1996; (ii) an increase in the volume of transactions denominated in dollars including dollar-indexed transactions; and (iii) the cash flows of the Company's Mexican subsidiary are directly affected since a substantial portion of transactions are dollar denominated or dollar-indexed. In accordance with FAS 52, the dollar translated amounts of nonmonetary assets, primarily property, plant and equipment and goodwill, at December 28, 1996 became the accounting basis for those assets at December 29, 1996 and for subsequent periods. Additionally, the Mexican-related cumulative translation adjustment at December 28, 1996 accumulated in shareholders' equity prior to this change in functional currency remains as a separate component of shareholders' equity.

NOTE 6. NEW ACCOUNTING STANDARD

  In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128"), was issued. FAS 128 is designed to improve the earnings per share information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of earnings per share data on an international basis. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Earlier application is not permitted. The Company will adopt FAS 128 on its effective date. The Company does not currently anticipate that the effect of adoption will have a material impact upon its current earnings per share computation.

NOTE 7. SUBSEQUENT EVENT

  On July 3, 1997, the Company refinanced its outstanding indebtedness by: (i) consummating the private placement and resale of $400.0 million 9% Senior Subordinated Notes due 2007 pursuant to Rule 144A promulgated under the Securities Act of 1933, and the tender offer and related consent solicitation for its Senior Notes; and (ii) amending and restating its existing credit facility (collectively, the "Refinancing"). In the tender offer and consent solicitation, the Company purchased all of its outstanding Senior Notes for an amount in cash equal to $1,103.64 per $1,000 aggregate amount, plus accrued interest. The Company also solicited consents from tendering holders to amend the indenture under which the Senior Notes were issued to eliminate substantially all of the protective covenants contained therein, and paid a separate consent fee to holders who tendered their notes and delivered consents prior to the expiration of the consent solicitation. The Company received consents relating to, and tenders of, all of the outstanding Senior Notes. The amended credit facility provides for secured revolving credit facilities with an aggregate commitment of up to $325.0 million and a term of approximately six years. The Company's current portion of long-term debt that was refinanced in connection with the Refinancing has been classified as long-term debt in the Company's June 28, 1997 condensed consolidated balance sheet in accordance with Statement of Financial Accounting Standards No. 6, "Classification of Short-Term Obligations Expected to be Refinanced."

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

-------------------------------------------------------------------------------

TABLE OF CONTENTS

Summary....................................................................   1
Risk Factors...............................................................  13
The Refinancing............................................................  21
Use of Proceeds............................................................  22
Capitalization.............................................................  22
Selected Consolidated Financial Data.......................................  23
Unaudited Pro Forma Financial Information..................................  25
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  28
Business...................................................................  41
Management.................................................................  56
Certain Relationships and Related Transactions.............................  58
Security Ownership.........................................................  60
Description of Certain Indebtedness........................................  62
Description of the Exchange Notes..........................................  63
Registration Rights........................................................  95
The Exchange Offer.........................................................  96
Certain Federal Income Tax Consequences.................................... 105
Plan of Distribution....................................................... 106
Legal Matters.............................................................. 107
Experts.................................................................... 107
Index to Financial Statements.............................................. F-1

PROSPECTUS

$400,000,000

POLYMER GROUP, INC.

OFFER TO EXCHANGE ITS 9% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B, FOR ANY AND ALL OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2007

                                     LOGO

                            September 3, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 The Company, PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee and Fabrene Corp.

  The Company and each of PGI Polymer, FiberTech, FiberGol, Technetics, Chicopee Holdings, Chicopee and Fabrene Corp. (the "Delaware Corporate Guarantors") are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The respective certificates of incorporation, as amended, of the Company and each Delaware Corporate Guarantor provide that no director of the corporation shall be liable to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders. The certificate of incorporation, as amended, of Fabrene Corp. excludes from such provision liabilities arising (i) from breach of the director's duty of loyalty to Fabrene Corp. or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

  The respective by-laws of the Company and each Delaware Corporate Guarantor provide that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to a be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and each Delaware Corporate Guarantor except Technetics and Fabrene Corp. further provide that any employee or agent of such corporation, or any person serving at the request of the Company or such respective Delaware Corporate Guarantor as an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  The respective by-laws of the Company and each Delaware Corporate Guarantor except Technetics and Fabrene Corp. provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws. Technetics and Fabrene Corp. extend such coverage only to officers or directors of such corporations or serving in such capacities at other entities at the request of such corporations.

  All of the directors and officers of the Company and each Delaware Corporate Guarantor are covered by insurance policies maintained and held in effect by either the Company or such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

 Fabrene L.L.C.

  Fabrene L.L.C. is organized under the Delaware Limited Liability Company Act (the "L.L.C. Act"). Under Section 18-108 of the L.L.C. Act, subject to such standards and restrictions, if any, as are set forth in a limited liability company's agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  The Limited Liability Company Agreement of Fabrene L.L.C. (the "L.L.C. Agreement") provides that, to the fullest extent permitted by law, Fabrene L.L.C. shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of Fabrene L.L.C., by reason of the fact that such person is or was a member, a director of a member, or an officer of Fabrene L.L.C. or a member, or is or was serving at the request of Fabrene L.L.C. as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including but not limited to attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  The L.L.C. Agreement further provides that such persons shall be indemnified in actions by Fabrene L.L.C. so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fabrene L.L.C., except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Fabrene L.L.C. unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

 PNA and FNA

  PNA and FNA are incorporated under the laws of the State of North Carolina.
Section 8.51 of the North Carolina Business Corporation Act (the "NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests, and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.51 provides that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the requisite standard of conduct. Section 8.51 prohibits indemnification of a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, and (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under
Section 8.51 in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

  Section 8.52 of the NCBCA provides that, unless limited by its articles of incorporation, a corporation shall mandatorily indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the NCBCA provides that an officer of the corporation is entitled to mandatory indemnification under Section 8.52 to the same extent as a director, and that the corporation may otherwise indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director. Section 8.57 of the NCBCA provides that, in addition to and separate and apart from the indemnification provided under the NCBCA, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. Section 8.57 also provides that any provision of any articles of incorporation, by-law, contract, or resolution permitted under such section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

  The articles of incorporation, as amended, of PNA provide that a director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts such indemnification. The by-laws of PNA provide that any person who at any time serves as a director or officer of PNA, or in such capacity at the request of PNA for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by PNA to the fullest extent permitted by law against
(a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of PNA, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

  The by-laws of PNA provide that any person who at any time serves or has served as a director or officer of PNA, or in such capacity at the request of PNA for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by PNA to the fullest extent permitted by law against (a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of PNA, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

  The articles of incorporation, as amended, of FNA provide that no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. The by-laws of FNA provide that any person who at any time serves or has served as a director or officer of FNA or of any wholly owned subsidiary of FNA, or in such capacity at the request of FNA for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of FNA or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by FNA to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any proceeding, whether or not brought by or on behalf of FNA, including all appeals therefrom, arising out of such service, provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of FNA.

  The by-laws of FNA provide that any person who at any time serves or has served as a director or officer of FNA, or of any wholly owned subsidiary of FNA or in such capacity at the request of FNA for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of FNA or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by FNA to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of such service, provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of FNA.

 Fabrene Group, Inc.

  Fabrene Group is incorporated under the laws of the province of Prince Edward Island, Canada. Under the Companies Act, every director of a company, and his heirs, executors and administrators, and estate and effects, may, with the consent of the company given at any general meeting, be indemnified and saved harmless out of the funds of the company from and against all costs, charges and expenses which he shall or may sustain or incur in any action or proceeding which is brought or prosecuted against him for or in respect of any act, deed, matter or thing made, done or permitted by him in or about the execution of the duties of his office, and also from and against all other costs, charges and expenses which he shall sustain or incur in or about or in relation to the affairs thereof, except such costs, charges and expenses as are occasioned by his own wilful neglect or default.

  Section 10 of Article III, By-Law No. 1, of Fabrene Group's by-laws provides that no director or officer of Fabrene Group shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipts or other act for conformity, or for any loss or expense happening to Fabrene Group through the insufficiency or deficiency of title to any property acquired by the order of the Board for or on behalf of Fabrene Group, or for the insufficiency or deficiency of any security in or upon which any of the moneys arising from the bankruptcy, insolvency or tortious act of any person with whom any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own dishonesty.

  Section 11 of Article III, By-Law No. 1, of Fabrene Group's by-laws provides that every director or officer of Fabrene Group and his heirs, executors and administrators and estate and effects respectively shall, from time to time, and at all times, be indemnified and saved harmless from and against all costs, charges and expenses whatsoever which such director or officer sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him, for or in respect of any act, deed, matter or thing whatsoever, made, done or permitted by him, in or about the execution of the duties of his office, and all other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof except such costs, charges or expenses as are occasioned by his own willful neglect or default.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

      3.1(i) Form of Amended and Restated Certificate of Incorporation of the Company.(1)
      3.1(ii)  Certificate of Designation of the Company.
      3.2      Amended and Restated By-laws of the Company.(1)
      3.3(i)   Restated Certificate of Incorporation of Polymer Group,
               Inc. (n/k/a PGI Polymer, Inc.)
      3.3(ii) Certificate of Amendment to Certificate of Incorporation of PGI Polymer, Inc.
      3.3(iii) Certificate of Amendment to Certificate of Incorporation
               of PGI Polymer, Inc.
      3.3(iv) Certificate of Amendment to Certificate of Incorporation of PGI Polymer, Inc.
      3.4      Amended and Restated By-laws of PGI Polymer, Inc.
      3.5      Certificate of Incorporation of FiberTech Group, Inc.

      3.6       By-laws of FiberTech Group, Inc.
      3.7       Articles of Incorporation of FiberGol Corporation
      3.8       By-laws of FiberGol Corporation
      3.9       Certificate of Incorporation of Technetics Group, Inc.
      3.10      By-laws of Technetics Group, Inc.
      3.11      Certificate of Incorporation of Chicopee Holdings, Inc.
      3.12      By-laws of Chicopee Holdings, Inc.
      3.13(i)   Restated Certificate of Incorporation of Chicopee, Inc.
      3.13(ii)  Certificate of Amendment to Certificate of Incorporation
                of Chicopee, Inc.
      3.14      By-laws of Chicopee, Inc.
      3.15(i)   Articles of Incorporation of Petropar North America Corp.
                (k/n/a PNA Corp.)
      3.15(ii)  Articles of Amendment to Articles of Incorporation of
                Petropar North America Corp. (k/n/a PNA Corp.)
      3.16      By-laws of Petropar North America Corp. (k/n/a PNA Corp.)
      3.17(i)   Articles of Incorporation of Atlas Corp. (k/n/a FNA
                Polymer Corp.)
      3.17(ii)  Articles of Amendment to Articles of Incorporation of
                Atlas, Corp. (k/n/a FNA Polymer Corp.)
      3.17(iii) Articles of Amendment to Articles of Incorporation of
                Fitesa North America Corp. (k/n/a FNA Polymer Corp.)
      3.18      By-laws of Atlas Corp. (k/n/a FNA Polymer Corp.)
      3.19(i)   Certificate of Incorporation of Fabrene Corp.
      3.19(ii)  Certificate of Renewal of Fabrene Corp.
      3.19(iii) Certificate of Renewal of Fabrene Corp.
      3.20      By-laws of Fabrene Corp.
      3.21      Certificate of Limited Liability Company of Fabrene Group
                L.L.C.
      3.22      Limited Liability Company Agreement of Fabrene Group
                L.L.C.
      3.23      Letters Patent Incorporating of Fabrene Group, Inc.
      3.24      By-laws of Fabrene Group, Inc.
      4.1       Indenture dated as of July 1, 1997 among the Company, the
                Guarantors and Harris Trust and Savings Bank, as trustee.
      4.2       Forms of Series A and Series B 9% Senior Subordinated
                Notes due 2007 (contained in Exhibit 4.1 as Exhibit A and
                B thereto, respectively).
      4.3       Form of Guarantee (contained in Exhibit 4.2).
      4.4       Registration Rights Agreement dated as of July 3, 1997
                among the Company, the Guarantors and Chase Securities
                Inc.
      4.5       Amended and Restated Credit Agreement dated July 3, 1997
                by and among the Company, the Guarantors named therein,
                the lenders named therein and The Chase Manhattan Bank,
                as agent.
                The Registrant will furnish to the Commission, upon
                request, each instrument defining the rights of holders
                of long-term debt of the Registrant and its subsidiaries
                where the amount of such debt does not exceed 10 percent
                of the total assets of the Registrant and its
                subsidiaries on a consolidated basis.

      5.1      Opinion and consent of Kirkland & Ellis.*
     10.1      Management Agreement dated October 21, 1992 by and among
               PGI, FiberTech, GTC Fund III and Jerry Zucker.(2)**
     10.2      Amendment No. 1 to Management Agreement dated June 24,
               1994 by and among PGI, FiberTech, GTC Fund III and Jerry
               Zucker.(2)**
     10.3      Management Agreement dated October 21, 1992 by and among
               PGI, FiberTech, GTC Fund III and James G. Boyd.(2)**
     10.4      Amendment No. 1 to Management Agreement dated June 24,
               1994 by and among PGI, FiberTech, GTC Fund III and James
               G. Boyd.(2)**
     10.5      Agreement dated June 24, 1994 among the Company, Jerry
               Zucker and James G. Boyd.(2)
     10.6 Lease Agreement dated as of September 1, 1993 by and between ConX, Inc. and Technetics Group, Inc.(2)
     10.7      Amendment No. 2 to Management Agreement dated March 15,
               1995 by and among PGI, FiberTech, GTC Fund III and Jerry
               Zucker.(2)**
     10.8      Amendment No. 2 to Management Agreement dated March 15,
               1995 by and among PGI, FiberTech, GTC Fund III and James
               G. Boyd.(2)**
     10.9      Amended and Restated Registration Agreement made as of
               March 15, 1995 by and among the Company, InterTech, GTC
               Fund III, Jerry Zucker, James G. Boyd, FTG, CMIHI, Leeway
               & Co. ("Leeway") and California Public Employees'
               Retirement System ("CalPERS").(2)
     10.10 Management Agreement made as of March 15, 1995 by and among the Company, Chicopee, Inc. and Jerry Zucker.(2)**
     10.11 Management Agreement made as of March 15, 1995 by and among the Company, Chicopee, Inc. and James G. Boyd.(2)**
     10.12 Roll-In Agreement entered into as of November 18, 1994 by and among ZB Holdings, InterTech, FTG, the Company,
               Polypore, CMIHI, Jerry Zucker, James G. Boyd and GTC Fund
               III.(2)
     10.13 Senior Notes Indenture dated as of June 24, 1994 among the Company, PGI, FiberTech and its subsidiaries and the Trustee.(2)
     10.14     Amended and Restated Credit Agreement dated as of June
               24, 1994 by and among FiberTech, the Company, PGI, the Subsidiary Guarantors identified therein, the Banks identified therein and The Chase Manhattan Bank (National
               Association),
               as agent.(2)
     10.15     Amended and Restated Security Agreement dated as of June
               24, 1994 by and among FiberTech, the Subsidiary
               Guarantors identified therein and The Chase Manhattan
               Bank (National Association), as agent.(2)
     10.16 Pledge Agreement dated as of June 24, 1994 by and among the Company, PGI and The Chase Manhattan Bank (National
               Association), as agent.(2)
     10.17 Amendment No. 1 dated as of September 30, 1994 by and among FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase
               Manhattan Bank (National Association), as agent.(2)
     10.18     Amendment No. 2 dated as of March 8, 1995 by and among
               FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan
               Bank (National Association), as agent.(2)
     10.19     Amendment No. 3 dated as of June 27, 1995 by and among
               FiberTech, the Subsidiary Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan
               Bank (National Association), as agent.(2)

     10.20     Amendment No. 4 dated as of December 22, 1995 by and among
               FiberTech, the Subsidiary Guarantors and Parent Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank (National Association), as agent.(1)
     10.21     First Supplemental Indenture dated as of March 15, 1995
               between the Company and the Trustees.(3)
     10.22     Credit Agreement dated as of March 15, 1995 between
               Chicopee, Chicopee Holdings B.V., Chicopee B.V., each of the lenders party thereto, The Chase Manhattan Bank
               (National Association), as administrative agent, and The
               Chase Manhattan Bank (National Association), The Bank of
               Nova Scotia and BHF-Bank, as co-agents.(3)
     10.23     Second Supplemental Indenture dated as of September 14,
               1995 among the Company, the Trustee and Harris Trust and Savings Bank, as successor trustee.(2)
     10.24     Supply Agreement dated as of March 15, 1995 between
               Johnson & Johnson and Chicopee.(1)***
     10.25     Stock Purchase Agreement dated as of January 10, 1996
               between the Company and ConX II.(1)
     10.26     1996 Key Employee Stock Option Plan of the Company.(1)
     10.27     Form of Non-Qualified Stock Option Grant.(1)
     10.28     Amendment No. 5 dated as of December 30, 1995 by and among
               FiberTech, the Subsidiary Guarantors and Parent Guarantors identified therein, the Lenders signatory thereto and the Chase Manhattan Bank (National Association), as agent.(1)
     10.29 Form of Credit Agreement dated as of May 15, 1996 among the Company, its subsidiaries, the financial institutions named therein and the Chase Manhattan Bank as administrative and operations agent.(1)
     10.30 Form of Third Supplemental Indenture between the Company and Harris Trust and Savings Bank, as successor trustee.(1)
     10.31     Recapitalization Agreement, dated May 6, 1996, among GTC
               Fund III, Zucker, Boyd, InterTech, FTG, CMIHI, Leeway and
               CalPERS.
     10.32     Voting Agreement, dated May 15, 1996, among the Company,
               GTC Fund III, Zucker, Boyd, InterTech, FTG, CMIHI and
               Leeway.
     10.33     Amendment No. 1 to Management Agreement, dated May 15,
               1996, by and between the Company, Chicopee and Zucker.**
     10.34     Amendment No. 3 to Management Agreement, dated May 15,
               1996, by and between PGI Polymer, GTC Fund III, FiberTech and Zucker.**
     10.35     Amendment No. 1 to Management Agreement, dated May 15,
               1996, by and between the Company, Chicopee and Boyd.**
     10.36     Amendment No. 3 to Management Agreement, dated May 15,
               1996, between PGI Polymer, GTC Fund III, FiberTech and
               Boyd.**
     10.37 Amendment No. 1 to Roll-In Agreement, dated May 15, 1996, by and among ZB Holdings, InterTech, the Company, Polypore, CMIHI, Zucker, Boyd and GTC Fund III.
     10.38     Indemnification Agreement, dated May 15, 1996, among the
               Company, InterTech, GTC Fund III, GTCR, ConX, ConX II,
               Zucker and Boyd.
     10.39     Fourth Supplemental Indenture between the Company and
               Harris Trust and Savings Bank, as successor trustee, dated
               August 14, 1996.(4)

     10.40     Fifth Supplemental Indenture between the Company and
               Harris Trust and Savings Bank, as successor trustee, dated
               June 19, 1997.
     10.41     Purchase Agreement, dated June 30, 1997, by and among the
               Company, the Guarantors named therein and Chase Securities
               Inc., as Initial Purchaser, with respect to the 9% Senior
               Subordinated Notes due 2007.
     11        Statement of Computation of Per Share Earnings.
     12        Statement Regarding Computation of Ratios of Earnings to
               Fixed Charges.
     13.1      Annual Report on Form 10-K for the fiscal year ended
               December 28, 1996 (incorporated by reference from such
               filing).
     13.2      Quarterly Report on Form 10-Q for the fiscal quarter ended
               March 29, 1997 (incorporated by reference from such
               filing).
     13.3      Quarterly Report on Form 10-Q for the fiscal quarter ended
               June 28, 1997 (incorporated by reference from such
               filing).
     21        Subsidiaries of the Company.
     23.1      Consent of Ernst & Young.
     23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1).*
     24        Powers of Attorney of Directors and Officers of the
               Company and each Subsidiary Guarantor (contained in
               signature pages).*
     25        Statement of Eligibility of Trustee on Form T-1.
     27        Financial Data Schedule.(5)(6)(7)
     99.1      Offer to Purchase and Consent Solicitation Statement dated
               June 5, 1997 to any and all holders of the 12-1/4% Senior
               Notes due 2002, relating to the Tender Offer.(6)
     99.2      Letter of Transmittal relating to the Tender Offer.(6)
     99.3      Notice of Guaranteed Delivery relating to the Tender
               Offer.(6)
     99.4      Form of Letter of Transmittal relating to the Exchange
               Offer.
     99.5      Form of Notice of Guaranteed Delivery relating to the
               Exchange Offer.
     99.6      Form of Tender Instructions relating to the Exchange
               Offer.
     99.7      Press Release dated June 4, 1997 issued by Polymer Group,
               Inc.(8)
     99.8      Press Release dated June 18, 1997 issued by Polymer Group,
               Inc.(8)

--------

*   Previously filed.
**  Management contract or compensatory plan or arrangement.
*** Certain portions of the Agreement have been omitted and filed separately with the Commission pursuant to an Application for Confidential Treatment. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Agreement upon request by the Commission.
(1) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 333-2424).
(2) Incorporated by reference to the respective exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 33-81862).
(3) Incorporated by reference to the respective exhibit to the Company's Current Report on Form 8-K regarding the acquisition of Chicopee Holdings, Inc. and its subsidiaries, filed on March 30, 1995.
(4) Incorporated by reference to the respective exhibit to the Company's Form 8-K dated August 14, 1996.

(5) Incorporated by reference to the respective exhibit to the Company's Form 10-K, dated March 28, 1997, for the fiscal year ended December 28, 1996.

(6) Incorporated by reference to the respective exhibit to the Company's Form 10-Q, dated August 12, 1997, for the fiscal quarter ended June 28, 1997.

(7) Incorporated by reference to the respective exhibit to the Company's Form 10-Q, dated August 13, 1996, for the fiscal quarter ended June 29, 1996.

(8) Incorporated by reference to the respective exhibit to the Company's Form 8-K, dated June 19, 1997.

  (b) FINANCIAL STATEMENT SCHEDULES.

  The information required of the Company by Schedule II--Condensed Valuation and Qualifying Accounts for each of the three years in the period ended December 28, 1996 is incorporated herein by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 28, 1996.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, POLYMER GROUP, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Polymer Group, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                            Chairman, Chief Executive Officer
                                                      and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                     *                      Director
___________________________________________
              Bruce V. Rauner

                     *                      Director
___________________________________________
             David A. Donnini


                     *                      Director
___________________________________________
            Michael J. McGovern

                     *                      Director
___________________________________________
               L. Glenn Orr

                     *                      Director
___________________________________________
              John F. Ruffle

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PGI POLYMER, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          PGI Polymer, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director
                                              (Principal Financial and Accounting
                                              Officer)

                     *                      Director
___________________________________________
              Bruce V. Rauner

                     *                      Director
___________________________________________
             David A. Donnini

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FIBERTECH GROUP, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          FiberTech Group, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                     *                      Director
___________________________________________
              Bruce V. Rauner

                     *                      Director
___________________________________________
             David A. Donnini

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FIBERGOL CORPORATION HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          FiberGol Corporation

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                     *                      Director
___________________________________________
              Bruce V. Rauner

                     *                      Director
___________________________________________
             David A. Donnini

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TECHNETICS GROUP, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Technetics Group, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                     *                      Director
___________________________________________
              Bruce V. Rauner

                     *                      Director
___________________________________________
             David A. Donnini

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHICOPEE HOLDINGS, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Chicopee Holdings, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)
           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CHICOPEE, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Chicopee, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PNA CORP. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          PNA Corp.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FNA POLYMER CORP. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          FNA Polymer Corp.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE CORP. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Fabrene Corp.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief Executive
___________________________________________   Officer, President and Director
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary and
               James G. Boyd                  Director (Principal Financial and
                                              Accounting Officer)

                     *                      Director
___________________________________________
            Peter C. Bourgeois

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE GROUP L.L.C. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Fabrene Group L.L.C.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chief Executive Officer and President
___________________________________________   (Principal Executive Officer)
               Jerry Zucker

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer, Treasurer, Secretary
               James G. Boyd                  (Principal Financial and Accounting
                                              Officer)
Fabrene Corp.                               Member

        /s/ Jerry Zucker
By: _________________________________
            Jerry Zucker
    Chairman, President and Chief
          Executive Officer

PGI Polymer, Inc.                           Member

        /s/ James G. Boyd
By: _________________________________
            James G. Boyd
   Executive Vice President, Chief
  Financial Officer, Treasurer and
              Secretary

           /s/ Jerry Zucker                 Director of Fabrene Corp. and PGI Polymer,
___________________________________________   Inc.
               Jerry Zucker

                     *                      Director of Fabrene Corp.
___________________________________________
            Peter C. Bourgeois


           /s/ James G. Boyd                Director of PGI Polymer, Inc.
___________________________________________
               James G. Boyd

                     *                      Director of PGI Polymer, Inc.
___________________________________________
              Bruce V. Rauner

                     *                      Director of PGI Polymer, Inc.
___________________________________________
             David A. Donnini

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FABRENE GROUP, INC. HAS DULY CAUSED THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CHARLESTON, STATE OF SOUTH CAROLINA, ON SEPTEMBER 3, 1997.

                                          Fabrene Group, Inc.

                                                   /s/ Jerry Zucker
                                          By: _________________________________
                                                       Jerry Zucker
                                             Chairman, Chief Executive Officer
                                                       and President

                                   * * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDED REGISTRATION STATEMENT ON FORM S-4 AND POWER OF ATTORNEY HAVE BEEN SIGNED ON SEPTEMBER 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


           /s/ Jerry Zucker                 Chairman of the Board, Chief
___________________________________________   Executive Officer and President
               Jerry Zucker                   (Principal Executive Officer)

           /s/ James G. Boyd                Executive Vice President, Chief Financial
___________________________________________   Officer and Director
               James G. Boyd                  (Principal Financial and Accounting
                                              Officer, and Authorized U.S.
                                              Representative)

                     *                      Director
___________________________________________
            Peter C. Bourgeois

--------

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

      /s/ Jerry Zucker
-------------------------------------

          Jerry Zucker

        Attorney-in-fact